Exhibit 10.7

Execution Version

4 January 2011

(1)	ALCAN RHENALU as French Seller

(2)	ALCAN AEROSPACE as French Seller

(3)	ALCAN SOFTAL as French Seller

(4)	ALCAN FRANCE EXTRUSIONS as French Seller

(5)	ALCAN AVIATUBE as French Seller

(6)	OMEGA HOLDCO II B.V. as Parent Company

(7)	ENGINEERED PRODUCTS SWITZERLAND A.G. as Sellers’ Agent

(8)	GE FACTOFRANCE as Factor

FACTORING AGREEMENT

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TABLE OF CONTENTS

Clause		Page
1	Definitions and Interpretation	4
2	Purpose	15
3	Scope	16
4	Representations, warranties and undertakings	20
5	Payment and financing of Receivables	26
6	Approval	33
7	Collection Mandate and Cashing Mandate	35
8	Factoring Accounts	43
9	Remuneration of the Factor	47
10	Taxes	49
11	Term and Termination	51
12	Revision of the allocation of the Maximum Financing Amount	55
13	Access to Web Services	56
14	Costs and expenses	57
15	Confidentiality - Utilisation of information collected by the Factor – Substitution	57
16	Applicable law - Jurisdiction	59
17	Miscellaneous provisions	60

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THIS FACTORING AGREEMENT is made on 4 January 2011

BETWEEN:

(i)	ALCAN RHENALU S.A.S., a company incorporated under the laws of France as a société par actions simplifiée with a share capital of EUR 123,547,875.00, whose registered office is located at La Défense, 2-17 Place des Reflets, 92400 Courbevoie, France, registered with the Trade and Companies Registry of Nanterre under number 672 014 081, whose seller codes (codes vendeur) are No. 24862 (for domestic invoices) and No. 24861 (for export invoices) (“Alcan Rhenalu”);

(ii)	ALCAN AEROSPACE S.A.S., a company incorporated under the laws of France as a société par actions simplifiée with a share capital of EUR 26,296.90, whose registered office is located at La Défense, 2-17 Place des Reflets, 92400 Courbevoie, France, registered with the Trade and Companies Registry of Nanterre under number 479 791 931, whose seller codes (codes vendeur) are No. 24876 (for domestic invoices) and No. 24875 (for export invoices) (“Alcan Aerospace”);

(iii)	ALCAN SOFTAL S.A.S., a company incorporated under the laws of France as a société par actions simplifiée with a share capital of EUR 22,265,000.00, whose registered office is located at Route de Tonnerre, Germigny, 89600 Saint-Florentin, France, registered with the Trade and Companies Registry of Auxerre under number 662 032 374, whose seller codes (codes vendeur) are No. 24865 (for domestic invoices) and No. 24864 (for export invoices) (“Alcan Softal”);

(iv)	ALCAN FRANCE EXTRUSIONS S.A.S., a company incorporated under the laws of France as a société par actions simplifiée with a share capital of EUR 15,000,000, whose registered office is located at Route de Tonnerre, Germigny, 89600 Saint-Florentin, France, registered with the Trade and Companies Registry of Auxerre under number 352 610 646, whose seller codes (codes vendeur) are No. 24872 (for domestic invoices) and No. 24871 (for export invoices) (“Alcan France Extrusions”);

(v)	ALCAN AVIATUBE S.A.S., a company incorporated under the laws of France as a société par actions simplifiée with a share capital of EUR 3,284,400, whose registered office is located at Zone Industrielle, 44470 Carquefou, France, registered with the Trade and Companies Registry of Nantes under number 712 032 705, whose seller codes (codes vendeur) are No. 24869 (for domestic invoices) and No. 24867 (for export invoices) (“Alcan Aviatube”)

(Alcan Rhenalu, Alcan Aerospace, Alcan Softal, Alcan France Extrusions and Alcan Aviatube hereinafter collectively referred to as the “French Sellers” and individually, as a “French Seller”);

(vi)	OMEGA HOLDCO II B.V., a company incorporated under the laws of the Netherlands as a besloten vennootschap, whose registered office is located at Amsteldijk 166, 1079LH Amsterdam, The Netherlands, registered with the Trade and Companies Registry of The Netherlands under number 34393946 0000, in its capacity of holding company of the French Sellers as from completion of the Acquisition (the “Parent Company”);

(vii)	ENGINEERED PRODUCTS SWITZERLAND AG, a company incorporated under the laws of Switzerland with a share capital of CHF 600,000.00, whose registered office is located at Max Högger-Strasse 6 8048 Zürich, Switzerland, registered with the Commercial Registry of Zürich under number CH17030058406, acting as agent of the French Sellers pursuant to Clause 1.3 for certain matters relating to the Agreement (the “Sellers’ Agent”);

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AND

(viii)	GE FACTOFRANCE S.N.C., a company incorporated under the laws of France as a société en nom collectif and licensed as a credit institution (établissement de crédit), whose registered office is located at Tour Facto, 18, rue Hoche, 92988 Paris-La Défense Cedex, France, registered with the Trade and Companies Registry of Nanterre under number 063 802 466 (the “Factor”)

(the French Sellers, the Parent Company, the Sellers’ Agent and the Factor hereinafter collectively referred to as the “Parties” and individually, as a “Party”).

WHEREAS:

(A)	Each of the French Sellers have decided to finance their general corporate requirements by entering into Financing Facilities provided by the Factor.

(B)	Subject to the terms and conditions of the Agreement, (i) the French Sellers will assign the Relevant Receivables to the Factor pursuant to the provisions of Article L. 313-23 et seq. of the French Monetary and Financial Code, (ii) the Factor will pay the Transferred Receivables to the French Sellers by way of Payments and will Finance the Financeable Amounts prior to the collection of the Transferred Receivables, it being understood that the Financing Facilities made available by the Factor to the French Sellers shall not exceed the Maximum Financing Amount.

(C)	The Parties have therefore decided to enter into this Agreement in order to set out the terms and conditions applicable to the assignment of the Relevant Receivables to the Factor and the Financing Facilities resulting therefrom.

IT IS HEREBY AGREED AS FOLLOWS:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, the following expressions used with a capital letter shall, except where the context otherwise requires, have the following meanings:

“Acquisition” means the purchase, directly or indirectly, by the Parent Company from Alcan Holdings Switzerland A.G. and others, of inter alia all the shares and other equity interests in the capital of the Sellers pursuant to the terms of a share sale agreement dated 4 August 2010.

“Acquisition Steps Paper” means the steps paper (reasonably satisfactory to the Factor and based on the draft acquisition steps paper provided to the Factor on 4 August 2010) to be delivered by the Parent Company to the Factor pursuant to the Agreement evidencing that the funds raised from the Financing Facilities (i) will be used for general corporate purposes (including the refinancing of any of working capital facilities and, subject to compliance with financial assistance rules, the financing or refinancing of any debt used to finance the Acquisition of any of the German Sellers and Swiss Seller (other than the French Sellers and the shareholders of the French Sellers) or of any of their respective direct or indirect shareholders) and (ii) will not be used for the financing or refinancing of any equity used to capitalize Omega Holdco B.V. (which equity will be used, among other, to acquire the French Sellers).

“Additional Tax Payment” has the meaning ascribed to such term in Clause 10(g).

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“Affected Receivables” has the meaning ascribed to such term in Clause 5.7.

“Affiliate” means as to a specified entity, an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the entity specified.

“Agreement” means the present factoring agreement dated the date hereof, as amended from time to time.

“Apollo” means Apollo Management VII, L.P.; each Affiliate of Apollo Management VII, L.P.; and/or any individual who is a partner or employee of Apollo Management, L.P. or of Apollo Management VII, L.P.

“Apollo/FSI Term Loan” means the USD 135,000,000 term loan made available by AIF VII Euro Holdings L.P and the Fonds Stratégique d’Investissement to the Group on or about the completion of the Acquisition.

“Approval” means the approval given by the Credit Insurer in relation to a particular Debtor whereby the Credit Insurer agrees to insure the Approved Receivables up to the Approval Limit in accordance with the Credit Insurance Policy.

“Approval Limit” has the meaning ascribed to such term in Clause 6.3.

“Approved Jurisdiction” means any of the jurisdictions contemplated in the column “Jurisdiction of incorporation of the Debtor” of the Jurisdiction Matrix (as listed in Annex 13 and amended from time to time); or such other jurisdiction that may be approved by the Factor from time to time upon receiving satisfactory legal advice to that effect.

“Approved Law” means any of the laws referred to in the column “Governing Law of the Transferred Receivable” of the Jurisdiction Matrix (as listed in Annex 13 and amended from time to time); or such other law that may be approved by the Factor from time to time upon receiving satisfactory legal advice to that effect.

“Approved Receivables” has the meaning ascribed to such term in Clause 6.3.

“Arrangement Fee” has the meaning ascribed to such term in Clause 9.3.

“Asset Account” means the account recording the outstanding amounts of Transferred Receivables.

“Authority” has the meaning ascribed to such term in Clause 10(f).

“Assignment” means any assignment of receivables (cession á titre d’escompte) made by any French Seller to the Factor in accordance with article L. 313-23 et seq. of the French Monetary and Financial Code, the Agreement and each Deed of Transfer executed and remitted or electronically transferred, as the case may be, to the Factor in relation thereto; and to “Assign” means the making of an Assignment pursuant to the Agreement.

“Authorized Assignee” means any entity in the GE Group, any special purpose vehicle created pursuant to Articles L. 214-42-1 et seq. of the French Monetary and Financial Code, or any other securitization vehicle, or any regulatory or banking institution, as set out in Clause 17.5.

“Availability Account” means the Sub-Account to which Payments corresponding to Financeable Amounts for which no Funding Request has been made are transferred.

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“Average Dilution Rates” means, in relation to any French Seller, as observed over the last three (3) calendar months, the average rate of the Dilutions calculated by the Factor on a monthly basis as a percentage of the aggregate amount of all Transferred Receivables relating to that French Seller.

“Ban on Assignment” means, for the purposes of any Assignment under this Agreement, any requirement of any prior consent from the relevant Debtor or from any third parties which would validly prevent the legal transfer of the Receivable if such consent would not be obtained.

“Banks” means the credit institutions in the books of which the Collection Accounts are opened, that is, BNP Paribas, HSBC and Deutsche Bank, together with any other credit institution that may be agreed from time to time between the Factor and the relevant French Seller.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are generally open in Paris for normal business.

“Capital Structure” means the features of the capital structure of Omega Holdco B.V. and the Parent Company to be met on completion of the Acquisition, that is, the fact that, on or about the date of completion of the Acquisition, (a) a cash equity contribution of seventy-six million two hundred and fifty thousand United States Dollars (USD 76,250,000) has been made in satisfaction of the purchase price of shares and/or assets from Rio Tinto corresponding to sixty-one per cent (61%) of the equity of Omega Holdco B.V., (b) a final long form credit agreement has been signed between Omega Holdco B.V. and Apollo for the term loan substantially in the form agreed by the Factor on 4 August 2010 and (c) the gross proceeds of at least one hundred and thirty five million United States Dollars (USD 135,000,000) from the Apollo/FSI Term Loan have been funded into the Parent Company.

“Cashing Mandate” has the meaning ascribed to such term in Clause 7.3.

“Change of Control” has the meaning ascribed to such term in Clause 11.2.2(c)(vi).

“Client Guide” means the guide which has been given by the Factor to the French Sellers and which is also accessible through Web Services.

“Closing Date” has the meaning ascribed to such term in Clause 11.1(a).

“Collectability” means the right to demand or claim payment to the Debtor in respect of a Transferred Receivable.

“Collectability List” means the list of countries attached as Annex 12; as amended and updated from time to time by the Factor (acting reasonably).

“Collection Accounts” means, for each French Seller, the bank accounts listed in Annex 11 hereto (as amended from time to time) opened in the name of each of the French Sellers for each relevant currency in the books of the Banks and under which the settlements that each of the French Sellers will receive under the Collection Mandate will be credited or any other bank account opened after the date hereof for the purposes of receiving the settlements under the Transferred Receivables originated by the French Sellers, as agreed from time to time between the relevant French Seller and the Factor.

“Collection Accounts Guarantee Agreements” means the agreements entered into between each of the French Sellers and the Factor and which provide for the assignment for the benefit of the Factor of the receivable arising from the positive balance of the Collection Accounts, in accordance with the provisions of Article L.313-23 to L.313-35 of the French Monetary and Financial Code.

“Collection Accounts Opening Agreements” means the agreements relating to the Collection Accounts entered into between each of the French Sellers, the relevant Bank and the Factor and setting forth, together with the principles detailed in Clause 7.3 below, the main terms and conditions for the operation of the Collection Accounts.

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“Collection Mandate” has the meaning ascribed to such term in Clause 7.2.

“Commitment Period” means a period of sixty (60) months from the Closing Date (unless this Agreement is terminated earlier).

“Computer Relationship Guide” means the procedures and outlines as set out by the Factor, as amended from time to time, that shall be used by the French Sellers for formatting and tele-transmitting information to the Factor in accordance with the Client Guide specifications, as set out in Annex 8 hereto.

“Concentration Limit” means, for all French Sellers, that the maximum (including VAT) of the Financeable Amounts in respect of a Debtor shall not exceed forty percent (40%) of the total amount of the Transferred Receivables in respect of all Debtors.

“Confidential Information” has the meaning ascribed to such term in Clause 15.

“Credit and Collection Procedures” means the French Sellers’ own credit and collection procedures and processes, as amended from time to time, as set out in Annex 7 hereto.

“Credit Insurance Assignment Agreements” means the credit insurance assignment agreements entered into at the latest on 4 January 2011 by and between (i) the Factor, (ii) each of the French Sellers and (iii) the Credit Insurer, by which each of the French Sellers delegates to the Factor its rights to Insurance Indemnification under the Credit Insurance Policy to the Factor.

“Credit Insurance Policy” means the credit insurance policy of the Credit Insurer subscribed by each French Seller with the Credit Insurer in relation to the Transferred Receivables.

“Credit Insurer” means (i) COFACE, a French société anonyme, with registered offices at 12, cours Michelet, La Défense 10, 92800 Puteaux (postal address being Coface, 92065 Paris La Défense Cedex), registered with the Trade and Companies Registry of Nanterre under number 552 069 791; (ii) EULER-HERMES, a French société anonyme, with registered offices at 1, rue Euler, 75008 Paris, registered with the Trade and Companies Registry of Paris under number 552 040 594; or (iii) any other credit insurer whose long term unguaranteed and unsubordinated debt obligations are being rated at least “A-” by Standard & Poor’s or “A3” by Moody’s and capable of making electronic data transfers with the Factor.

“Credit Note” means any credit note issued by a French Seller to a Debtor in respect of an invoice relating to a Transferred Receivable for the same or lower amount than the invoice.

“Cross-Default” means (i) with respect to the GE US ABL, any event of default or termination event that has occurred and is continuing thereunder; and (ii) with respect to the German Agreements and the Swiss Agreement, any event of default or termination event that has occurred and is continuing thereunder which has led the German Purchaser to notify the German Sellers and the Swiss Seller of the termination of all of the German Agreements and the Swiss Agreement.

“Cure Notice” has the meaning ascribed to such term in Clause 11.2.1(a).

“Current Accounts” means the accounts opened in the Factor’s books in the name of each of the French Sellers and recording the amounts paid or payable by the Factor to each French Seller pursuant to the Agreement and those which are due for any reason whatsoever by each of the French Sellers.

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“Debtor” means, with respect to each Transferred Receivable, any legal entity being primarily obliged to pay all or part of the amount due under the corresponding Transferred Receivable, as clearly identified at any time in the records of the relevant French Seller.

“Debtor Outstanding Threshold” means five per cent (5%) of the aggregate outstanding amount of all Transferred Receivables of all French Sellers.

“Decision Process Charts” means the charts, attached as Annex 14, for illustration purposes only, showing the eligibility procedure for the Untested Receivables.

“Deed of Transfer” means any deed of transfer (acte de cession de créances professionnelles) of Relevant Receivables pursuant to the provisions of Article L. 313-23 et seq of the French Monetary and Financial Code, in the form described in Annex 3.

“Default” means any event or circumstance which, with the expiry of a grace period (if any), the giving of notice (if any), the satisfaction of any condition (if any) or combination of the foregoing, would constitute an Event of Default.

“Default Notice” has the meaning ascribed to such term in Clause 11.2.

“Defaulted Receivable” has the meaning ascribed to such term in Clause 5.4.

“Deferred Availability Accounts (or Reserves)” has the meaning ascribed to such term in Clause 8.5.1.

“Definance” means, for each Transferred Receivable to be definanced pursuant to the terms of the Agreement, the fact of debiting, from the relevant Current Account, an amount equal to the amount of that Transferred Receivable and of crediting such amount to the relevant Deferred Availability Account.

“Determination Date” has the meaning ascribed to such term in Clause 3.3(d).

“Dilution” means, with respect to the Transferred Receivables of any specific French Seller, (i) all Reductions or Cancellations Items as well as (ii) all Transfer-Backs of Receivables occurring pursuant to the Agreement. For the avoidance of doubt, the Dilutions shall exclude (i) any Reductions or Cancellations Items due to Insolvency Proceedings or protracted default (carence) of the relevant Debtor and (ii) such amounts accounted for in the Specific Reserve.

“Disputed Receivable” means, with respect to any Transferred Receivable, a refusal to pay by a Debtor of all or part of the net amount of a Transferred Receivable to a French Seller on the Collection Account, for a reason other than (i) its “insolvency” (as such term is defined in the Credit Insurance Policy) or (ii) all amounts already taken into account into the Specific Reserve. Such Transferred Receivable shall be deemed to be a “Disputed Receivable” up to the relevant amount so disputed.

“Embraer Receivable” means any Receivable arising from time to time from any contract between the relevant French Sellers and Embraer and its Affiliates located in Brazil.

“Effective Global Rate” has the meaning ascribed to such term in Clause 9.6.

“EURIBOR” means, in respect of the Special Financing Commission, on any day:

(i)	the applicable percentage rate per annum determined by the Banking Federation of the European Union for Euros on such day and for a three month term, as displayed on the appropriate page of the Reuters screen (being specified that if the relevant page is replaced or the service ceases to be available, the Factor, after consultation with the Parent Company and the relevant French Seller(s), may specify another page or service displaying the appropriate rate); or

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(ii)	(if no such rate is available) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Factor at its request quoted by Société Générale, Natixis and Crédit Industriel et Commercial to leading banks in the European interbank market, at such time as is customary for fixing the rate applicable to such term for the offering of deposits in Euro for a period comparable to that term.

“Event(s) of Default” means an event referred to in Clause 11.2.1(c) (for all French Sellers and the Parent Company) or in Clause 11.2.2(c) (for any French Seller).

“Exceeding Amount” means the amount calculated by the Factor on each date an Assignment is made pursuant to the Agreement and which shall be equal to:

(i)	the positive difference between the Financeable Amounts with respect to a Debtor and the Concentration Limit for such Debtor; and

(ii)	the outstanding amount of all Untested Small Receivables which exceed the Debtor Outstanding Threshold.

“Excluded Receivables” has the meaning ascribed to such term in Clause 3.2.

“Factoring Commission” has the meaning ascribed to such term in Clause 9.1.

“Finance” means the fact, for the Factor, of making the Financing available to the French Sellers pursuant to the terms of Clause 5.2 of the Agreement.

“Financeable Amounts” has the meaning ascribed to such term in Clause 5.2.1.

“Financed Amounts” means such amounts referred to in Clauses 5.2.4(a) and 5.2.4(b).

“Financing” means the financing made available by the Factor to the French Sellers in respect of Financeable Amounts pursuant to the terms of Clause 5.2 of the Agreement.

“Financing Facilities” means the financing facilities made available by the Factor to the French Sellers under the Agreement.

“Financing Facilities Documents” means (i) the Agreement, (ii) the Intercreditor Agreement, (iii) the Parent Performance Guarantee, (iv) the Collection Account Opening Agreements, (v) the Collection Account Guarantee Agreements, (vi) the Credit Insurance Assignment Agreements, (vii) any Deed of Transfer and (viii) the reporting file(s) (including the Transferred Receivables Ledgers, the reports on Tolling and Pseudo Tolling referred to in Clause 4.2(m)(ii)(c) transmitted by any French Seller to the Factor pursuant to the Agreement.

“First Assignment Date” has the meaning ascribed to such term in Clause 5.1.3(b).

“Foreign Eligibility Conditions” means, in relation to any Receivable purported to be Assigned under the Agreement, the following eligibility conditions: (i) it must be governed by an Approved Law, (ii) the Debtor thereof must be incorporated in an Approved Jurisdiction and (iii) no Ban on Assignment shall be preventing its Assignment to the Factor (unless the relevant Debtor has given its consent in accordance with Clause 3.1 (vi) below).

“Funding Request” has the meaning ascribed to such term in Clause 5.2.3.

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“GE Group” means any entity which is an Affiliate of the Factor.

“GE US ABL” means the GE US ABL/Credit Facility made available by General Electric Capital Corporation to the US Seller pursuant to the terms of a credit facility agreement dated at the latest on 4 January 2011 by and between General Electric Capital Corporation and the US Seller.

“German Agreements” means the factoring agreements entered into on 16 December 2010 between GE Capital Bank AG and each of Alcan Singen GmbH and Alcan Aluminium Presswerke GmbH.

“German Purchaser” means GE Capital Bank AG, Heinrich-von-Brentano-Straße 2, 55130 Mainz, Amtsgericht Mainz HRB 0224.

“German Sellers” means Alcan Singen GmbH and Alcan Aluminium Presswerke GmbH.

“Group” means Omega Holdco B.V., the Parent Company (or, as the case may be, any holding company of the French Sellers that may be substituted subsequently to the rights and obligations of the Parent Company), the US Seller, the French Sellers, the German Sellers, the Swiss Seller, together with any entities owned or controlled directly or indirectly by Omega Holdco B.V., the Parent Company or by any such subsequent holding company.

“Holdback Reserve” has the meaning ascribed to such term in Clause 8.4.

“Indemnification Basis” has the meaning ascribed to such term in Clause 6.3.

“Indirect Payment” means any payment by a Debtor in respect of a Transferred Receivable which is not remitted to a Collection Account.

“Indirect Payment and Dilutions Threshold” has the meaning ascribed to such term in Clause 7.7.1.2.

“Insolvency Proceeding” means, in respect of any person, (a) any of the following procedures specified in Livre VI of the French Commercial Code as amended from time to time: (i) a safeguard procedure (procédure de sauvegarde), (ii) a judicial restructuring (redressement judiciaire), or (iii) a liquidation procedure (liquidation judiciaire), or (b) any analogous procedures under the law of the jurisdiction applicable to that person.

“Insurance Indemnification” has the meaning ascribed to such term in Clause 6.3.

“Intercreditor Agreement” means the intercreditor agreement entered into on 4 January 2011 by and among, Omega Holdco B.V., the Parent Company, the French Sellers, the German Sellers, the Swiss Seller, the Factor and the German Purchaser.

“Jurisdiction Matrix” means the document attached in Annex 13 hereto, as amended from time to time by the French Sellers’ external counsel, at the French Sellers’ costs.

“Legal Reservations” means any legal reservations that are inserted in the legal opinions delivered in relation to this Agreement.

“Liquidity Test” means the liquidity to be available at the level of the Group on any Quarter Date, being calculated so that the sum of (i) cash and (ii) any unfunded availability under the Transaction Documents, the GE US ABL, the Apollo/FSI Term Loan and any other financing available to the Group is equal to a minimum of the Euro equivalent of fifty million United States Dollars (USD 50,000,000).

“Mandates” means the Collection Mandate and the Cashing Mandate.

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“Material Adverse Effect” means a material adverse effect on:

(i)	the ability of the Parent Company or the French Sellers to perform their payment or other material obligations (including with respect to their obligations pursuant to the Mandates) under the Financing Facilities Documents; or

(ii)	the Collectability or credit quality of the Transferred Receivables (taken as a whole), on a French Seller by French Seller basis; or

(iii)	the validity or the enforceability of any of the Financing Facilities Documents.

“Maximum Financeable Amount” has the meaning ascribed to such term in Clause 5.2.2(b).

“Maximum Financing Amount” means, on the date of signature of the Agreement, three hundred million Euros (EUR 300,000,000), allocated among the Sellers as follows:

(i)	two hundred million Euros (EUR 200,000,000), collectively available to the French Sellers; and

(ii)	one hundred million Euros (EUR 100,000,000), collectively available to the German Sellers and the Swiss Seller,

as such allocation may be revised pursuant to Clause 12.

“Monthly Cut-off Date” means, in relation to any calendar month, the last day of such month.

“Non-Approved Receivables” has the meaning ascribed to such term in Clause 6.3.

“Non-Cooperative Jurisdiction” means a “non-cooperative state or territory” (Etat ou territoire non coopératif), as set out in the list referred to in Article 238-0 A of the French Tax Code (Code Général des Impóts), as such list may be amended from time to time.

“Non-Financeable Amounts” means the sum of (without double counting):

(i)	the amounts of the Non-Approved Receivables; and

(ii)	the Exceeding Amount.

“Non-Utilization Fee” means, for each given French Seller, one per cent (1%) per annum (excluding VAT) of the monthly average credit balance of the relevant Availability Account.

“Offset and Adjustment Account” or “OAA” is a Sub-Account the characteristics of which are set out in Clause 8.3.

“Outstandings Test” has the meaning ascribed to such term in Clause 3.3(c).

“Overdue Threshold” has the meaning ascribed to such term in Clause 7.7.1.2.

“Parent Performance Guarantee” means the performance guarantee dated the Closing Date, an agreed form copy of which is attached hereto as Annex 5, granted to the Factor by the Parent Company, in order to guarantee the performance of all the obligations of, notably, the French Sellers under the Financing Facilities Documents.

“Pay” means the making of a Payment in respect of the Transferred Receivables.

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“Payment” means the payment of any Transferred Receivables by way of the credit of any amount on the Current Account.

“Pseudo Tolling” means any repurchase by the relevant French Seller of inventory from any Debtor.

“Quarter Date” means 31 March, 30 June, 30 September and 31 December of each calendar year.

“Receivables” means any indebtedness owed to a French Seller by a Debtor as the price for goods or services supplied by such French Seller to such Debtor in the ordinary course of its business (including, without limitation, any applicable value added tax), together with all rights to payment and the proceeds thereof including (i) all records related to such Receivable, (ii) all accessory rights, guarantees and security interests, (iii) the right to demand payment of principal, interest (except late payment interest, as indicated in Clause 3.2(iii)) and any other sum howsoever due in respect of such Receivable and all proceeds at any time howsoever arising out of the resale, redemption or other disposal of (net of collection costs) such Receivable and (iv) to the extent applicable and permitted under French law, the French Seller’s rights to refunds from the relevant tax authorities on account of, if applicable, value added tax in respect of any goods sold or services rendered to a Debtor.

“Reductions or Cancellation Items” means, with respect to the Transferred Receivables, all reductions or cancellations materialized or not by Credit Notes granted by a French Seller resulting inter alia from invoicing error, volume rebates, bonuses, premiums or monthly discounts.

“Relevant Receivables” means the Receivables (i) which are eligible for assignment to the Factor, in accordance with the eligibility criteria and procedures specified in Clause 3.1 and Clause 3.3 (as the case may be); and (ii) which shall not be Excluded Receivables.

“Remaining Indemnification Amount” has the meaning ascribed to such term in Clause 6.3.

“Reserves” means the Deferred Availability Accounts.

“Sellers” means the French Sellers, the German Sellers, the Swiss Seller and the US Seller.

“Sellers Code” means the following seller codes (codes vendeur) to be used by each French Seller to record the invoices relating to the Transferred Receivables:

Alcan Rhenalu	24862
Alcan Aerospace	24876
Alcan Softal	24865
Alcan Aviatube	24869
Alcan France Extrusion	24872

“Special Financing Commission” or “SFC” has the meaning ascribed to such term in Clause 9.2.

“Specific Reserve” has the meaning ascribed to such term in Clause 8.5.2.

“Sub-Account(s)” means any sub-account(s) opened by the Factor under each of the Current Accounts.

“Substitute Sellers’ Agent” has the meaning ascribed to such term in Clause 1.3(f).

“Swiss Agreement” means the factoring agreement entered into on 16 December 2010 between the Swiss Seller and the German Purchaser.

“Swiss Seller” means Alcan Aluminium Valais S.A., a company incorporated under the laws of Switzerland as a société anonyme, whose registered office is located at 3960 Sierre, Switzerland, registered under number CH-626.3.000.048-9.

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“Tax” has the meaning ascribed to such term in Clause 10(a).

“Tax Deduction” has the meaning ascribed to such term in Clause 10(c).

“Tax Saving” has the meaning ascribed to such term in Clause 10(g).

“Tax Saving Risk” has the meaning ascribed to such term in Clause 10(h).

“Termination Notice” has the meaning ascribed to such term in Clause 11.2.1(b).

“Tested Approved Receivables” means any Receivables offered for Assignment by a French Seller pursuant to this Agreement (either as at the First Assignment Date or at any time thereafter) and for which it has been effectively determined by the relevant French Seller (pursuant to their testing under the Jurisdiction Matrix or any legal analysis provided to the Factor (and satisfactory to it)) that all the Foreign Eligibility Conditions have been met in respect thereof.

“Tolling” means any provision of services by the relevant French Seller to any Debtor out of inventory owned by such Debtor.

“Top Five Debtors” means, for all French Sellers, the five Debtors in respect of which the largest outstanding amounts of Receivables are expected to be Assigned to the Factor under the Agreement for the twelve (12) coming months from each anniversary date of the relevant Credit Insurance Policy, as determined by the Sellers’ Agent and communicated to the Factor pursuant to Clause 6.1(b).

“Transaction” means the financing facilities provided by the Factor and the German Purchaser to the French Sellers, the German Sellers and the Swiss Seller pursuant to the Transaction Documents.

“Transaction Document(s)” means (i) the Financing Facilities Documents, (ii) the German Agreements and (iii) the Swiss Agreement.

“Transferred Back” and “Transferring Back” means any retransfer of Transferred Receivables from the Factor to the relevant French Sellers arising as a result of Clauses 2.2. and 5.3. to 5.6. and made pursuant to the procedure set forth in Clause 5.7.

“Transfer-Back File” has the meaning ascribed to such term in Clause 5.7.

“Transfer-Back Price” has the meaning ascribed to such term in Clause 5.7.

“Transferred Receivable Ledgers” means the monthly reportings of the outstanding Transferred Receivables into the French Seller’s account receivable ledger including the month end balance of each Transferred Receivable and to be provided in the manner set forth in Clause 7.4., substantially in the form of Annex 9 hereto.

“Transferred Receivables” means the Relevant Receivables assigned to the Factor pursuant to the Agreement and which have not been Transferred Back.

“Untested Large Receivables” has the meaning ascribed to such term in Clause 3.3(c).

“Untested Receivables” has the meaning ascribed to such term in Clause 3.3(a).

“Untested Small Receivables” has the meaning ascribed to such term in Clause 3.3(b).

“US Seller” means Alcan Rolled Products Ravenswood, LLC.

“Value Dates” has the meaning ascribed to such term in Clause 9.2.3. and Annex 1.

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“VAT” means value added tax.

“Web Services” has the meaning ascribed to such term in Clause 13.

1.2	Interpretation

(a)	The Agreement sets forth all the rights and obligations of the Parties. It replaces and substitutes any and all prior letters, proposals, offers and agreements between the Parties.

(b)	In this Agreement, unless the contrary intention appears, any reference to:

(i)	this Agreement includes a reference to its Recitals and the Annexes;

(ii)	a Clause, a Paragraph or an Annex is a reference to a clause, a paragraph or an annex of this Agreement;

(iii)	the singular shall include the plural and vice-versa; and

(iv)	time in this Agreement are to local time in Paris (France), unless expressly provided to the contrary.

(c)	Words appearing therein in French shall have the meaning ascribed to them under French law and such meaning shall prevail over their translation into English, if any.

(d)	Where an obligation is expressed in a Financing Facility Document to be performed on a date which is not a Business Day, such date shall be postponed to the first following day that is a Business Day unless that day falls in the next month in which case that date will be the first preceding day that is a Business Day.

(e)	Unless expressly provided to the contrary in a Financing Facility Document, any reference in a Financing Facility Document to:

(i)	any agreement or other deed, arrangement or document shall be construed as a reference to the relevant agreement, deed, arrangement or document as the same may have been, or may from time to time be, replaced, extended, amended, varied, supplemented or superseded;

(ii)	any statutory provision or legislative enactment shall be deemed also to refer to any re-enactment, modification or replacement and any statutory instrument, order or regulation made thereunder or under any such re-enactment; and

(iii)	any party to a Financing Facility Document shall include references to its successors, permitted assigns and any person deriving title under or through it; references to the address of any person shall, where relevant, be deemed to be a reference to the location of its then registered office or equivalent as current from time to time.

(f)	Unless expressly provided to the contrary, all references made in this Agreement to a day, are references to a calendar day.

(g)	A Default or an Event of Default is “continuing” if it has not been remedied (within the applicable grace period, if any) or waived.

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1.3	Appointment of Sellers’ Agent

(a)	Each French Seller hereby appoints the Sellers’ Agent as its lawful agent (mandataire) in order to do all such things that may be specifically delegated to it under this Agreement for and on behalf of such French Seller.

(b)	The Sellers’ Agent hereby accepts its appointment to act as lawful agent (mandataire) of each French Seller in respect of the foregoing tasks.

(c)	Subject to sub-paragraph (f) below, the appointment, duties and authority of the Sellers’ Agent shall be valid and effective as from the date of its appointment and remain in full force and effect until the termination of this Agreement.

(d)	The Sellers’ Agent shall have such rights, powers and authorities and discretions as are conferred on it by this Agreement, together with such rights, powers and discretions as are reasonably incidental thereto.

(e)	The performance of its obligations by the Sellers’ Agent shall release and discharge the relevant French Seller with respect to, and to the extent of, the obligations, duties and liabilities so performed by the Sellers’ Agent.

(f)	The Sellers’ Agent may be replaced by another member of the Group (a “Substitute Sellers’ Agent”) upon written request sent by all French Sellers to the Factor subject to 30 days’ prior written notice and provided that such Substitute Sellers’ Agent has accepted in writing to perform all obligations of the Sellers’ Agent hereunder.

(g)	The Sellers’ Agent shall not be liable to any person for any breach by any French Seller of this Agreement (or any other document) or be liable to any French Seller for any breach by any other person of this Agreement or any other document.

(h)	The Sellers’ Agent shall not be remunerated.

2	PURPOSE

2.1	Services provided by the Factor

(a)	The Agreement sets forth the terms and conditions upon and subject to which (i) each French Seller assigns to the Factor, Relevant Receivables pursuant to articles L. 313-23 to L. 313-34 and R. 313-15 et seq. of the French Monetary and Financial Code and (ii) the Factor will purchase Relevant Receivables from the French Sellers. The Agreement shall apply automatically to any Deed of Transfer delivered by each French Seller to the Factor.

(b)	Subject to the terms and conditions of the Agreement, and for all Relevant Receivables assigned to it by the French Sellers pursuant to the Agreement, the Factor shall:

(i)	Pay the Transferred Receivables to the relevant French Seller; and

(ii)	Finance the Financeable Amounts prior to the collection of the Transferred Receivables.

(c)	It is agreed between the Parties that (i) no notice of Assignment shall be sent to Debtors and (ii) the Factor grants Mandates to each of the French Sellers for the collection and cashing of the Transferred Receivables assigned by it to the Factor. However, in case of revocation of the Mandates, the Factor shall be responsible for:

(i)	notifying the Debtors of the Assignment of the Transferred Receivables;

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(ii)	ensuring the collection and cashing of the Transferred Receivables; and

(iii)	managing the Debtors’ positions.

2.2	Exclusive rights

(a)	As consideration for the services provided by the Factor, each of the French Sellers undertakes to transfer title to the Transferred Receivables exclusively to the Factor. Consequently, the French Sellers undertake not to enter into any agreement which would grant rights to third parties over such Transferred Receivables which would negatively affect the rights granted to the Factor hereunder over those Transferred Receivables. For the avoidance of doubt, this Clause 2.2. does not affect the right for a French Seller to grant Reductions or Cancellations Items in respect of a Transferred Receivable.

(b)	In addition, once a Transferred Receivable has been assigned to the Factor in relation to a Debtor, the French Sellers undertake to subsequently offer to transfer to the Factor all the Relevant Receivables related to such Debtor.

(c)	Should Financed Amounts in respect of Transferred Receivables over a given Debtor represent less than seventy per cent (70%) of the total amount of Transferred Receivables over that Debtor, any French Seller may request the Factor in writing to no longer transfer Receivables over such given Debtor. The Factor shall consent to such request within ten (10) Business Days of receipt thereof, it being understood that, upon the Factor agreeing to such request, all Transferred Receivables over that Debtor shall be Transferred Back to the relevant French Seller pursuant to Clause 5.7.

(d)	The Parties agree that, in the event any portfolio of outstanding Receivables over a given Debtor is no longer included in the scope of the Agreement (including as a result of all Transferred Receivables relating to that Debtor having been Transferred-Back), the relevant French Seller may raise financing with third parties (by way of assignment, pledge or transfer) out of the Receivables over such Debtor, provided that, in case such French Seller intends to raise financing out of Receivables which have been previously Assigned pursuant to the Agreement, it shall inform the Factor prior to raising that financing.

3	SCOPE

3.1	Relevant Receivables

Each Relevant Receivable under this Agreement shall meet, on the date on which it is transferred to the Factor, the following eligibility criteria:

(i)	it shall correspond to the firm sale of products (or to the related provision of services) by each of the French Sellers in the ordinary course of its business and in accordance with any document evidencing the origination of the Receivables;

(ii)	it shall have been originated and monitored pursuant to the Credit and Collection Procedures;

(iii)	it shall be denominated in Euros (EUR), Great Britain Pounds (GBP), United States Dollars (USD) or Swiss Francs (CHF) or any other currency approved by the Factor;

(iv)

it shall be a Receivable (1) on a Debtor incorporated in a jurisdiction appearing in the Collectability List and (2) which is either a Tested Approved Receivable or an Untested Receivable which complies with the eligibility procedure set forth in Clause 3.3 below; it

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being understood that the Embraer Receivables, on the basis of the legal analysis carried out as at the date hereof showing that they do not comply with the Foreign Eligibility Conditions, will be treated as Tested Unapproved Receivables and will not be eligible for Assignment to the Factor (i) unless the Factor, at its entire discretion, accept at the request of the relevant French Seller to purchase such Receivables (provided that the Factor may at any time cease to purchase such Receivables) and (ii) provided that the Factor shall have recourse against the relevant French Seller pursuant to Clause 5.5 in case the Assignment of those Embraer Receivables to the Factor proves to be invalid and/or would prove to be unenforceable after notification is made to the relevant Debtor by way of a letter;

(v)	the relevant Debtor shall not be an affiliated company of any of the Sellers (an affiliate being the Parent Company and any other entities that are controlled by the Parent Company);

(vi)	it shall be fully capable of transfer without any Ban on Assignment; and when a consent is required (such as in case of a Ban on Assignment), such consent must have been obtained (a) to the satisfaction of the Factor, in a form and substance substantially similar to the model form of consent letter set out in Annex 10, and (b) from the relevant Debtor (acting on its behalf) or from the relevant Affiliate of that Debtor (acting on behalf of the relevant Debtor), on or prior to the date on which the Receivable is intended to be Assigned (for the avoidance of doubt, failing to receive such consent, the Receivables shall not be eligible for Assignment to the Factor), it being understood that the consent letters received as of the date of signature of the Agreement in respect of the contracts existing with Rexam and Crown shall be deemed to be satisfactory;

(vii)	each Receivable shall exist and constitute legal valid, binding and enforceable payment obligations of the relevant Debtor;

(viii)	it shall be free from any security interest, rights of third parties or adverse claims, and shall not have been previously assigned to third parties or as the case may be, such security interest, rights of third parties or adverse claims will have been waived to the satisfaction of the Factor prior to the transfer of the relevant Transferred Receivable;

(ix)	subject to Clause 5.1.3, the invoice documenting it shall have been issued less than 30 calendar days prior to the contemplated assignment to the Factor;

(x)	its maturity date shall fall after the date of the contemplated assignment to the Factor and its maturity shall not be contrary to applicable law and in no case exceed one hundred and twenty (120) calendar days from the date of the invoice (except as specifically set out in the Credit and Collection Procedures); and

(xi)	except for the Receivables deriving from contractual relationships with Debtors that include Tolling and/or Pseudo Tolling transactions (such Receivables being subject to the application of Clause 8.5.2 below), a Receivable shall not be subject to a right of set-off or counterclaim of the relevant Debtor (except if it is strictly related to such Receivables (such as Reductions or Cancellations Items)). In particular, for so long as a prepayment (or similar arrangement) including from Airbus Operation SAS or Airbus Operation Limited is outstanding, such Receivables held against each entity having granted such outstanding prepayment will not be eligible for assignment to the Factor unless, prior to any proposed transfer, such Debtor has written to the relevant French Seller and the Factor in terms satisfactory to the Factor agreeing that it will not set off any such prepayment (or similar arrangement) due to it from the French Seller against monies payable by it in respect of that Receivable to the Factor.

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3.2	Excluded Receivables

The following Receivables shall be excluded from the scope of application of the Agreement:

(i)	receivables arising from a contract of which the performance has been wholly or partly subcontracted under French law n°75-1334 of 31 December 1975, or any similar applicable law or regulation granting to the subcontractor a direct claim on the relevant Debtor for the payment owed to it by the relevant French Seller under the subcontract (save if, to the reasonable satisfaction of the Factor, bank guarantees (to guarantee payments to the relevant subcontractors) or other relevant arrangements have been implemented in advance in accordance with the above laws and regulations so as to avert the exercise of any such direct claim);

(ii)	receivables the payment of which, even if unconditionally accepted by the Debtor, is on the date on which is transferred to the Factor, is the subject of verifying the performance of an obligation by the relevant French Seller;

(iii)	receivables evidenced by invoices solely corresponding to penalties and late payment interests;

(iv)	receivables evidenced by invoices corresponding to Receivables which are, on the date on which it is transferred to the Factor, Disputed Receivables.

3.3	Eligibility Procedure for the Untested Receivables

(a)	Untested Receivables

(i)	Any Receivable on any Debtor (whether it is a new Debtor or an existing Debtor) that any French Seller wishes to offer for Assignment pursuant to this Agreement (either as at the First Assignment Date or at any time thereafter) and in relation to which no effective determination has been made by such French Seller as to its compliance with the Foreign Eligibility Conditions shall be deemed to be an “Untested Receivable”.

(ii)	For the avoidance of doubt, subject to Clauses 3.1 and 3.2 above, the relevant French Seller shall not be obliged, in relation to such Untested Receivables, to carry out any audit or analysis to assess their compliance with the Foreign Eligibility Conditions for the purposes of their Assignment under the Agreement until such date as they become Untested Large Receivables.

(b)	Untested Small Receivables

All Untested Receivables on any Debtor (whether it is a new Debtor or an existing Debtor and with respect to all French Sellers) the aggregate outstanding amount of which is below five hundred thousand Euros (EUR 500,000) as at any date on which an Assignment is made under this Agreement shall be deemed to be “Untested Small Receivables”.

(c)	Outstandings Test and Untested Large Receivables

(i)	On each Quarter Date, each French Seller (or the Sellers’ Agent) shall carry out a test (the “Outstandings Test”) over each Debtor whose Receivables are currently Assigned to the Factor under the Agreement as Untested Small Receivables.

(ii)	If it appears that, on such Quarter Date, the aggregate outstanding amount of the Receivables Assigned by such French Seller(s) over a given Debtor on such Quarter Date and as at the two (2) immediately preceding Monthly Cut-off Dates exceeds five hundred thousand Euros (EUR 500,000), then, the Receivables to be Assigned to the Factor over that Debtor shall as from such date be treated as “Untested Large Receivables”.

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(iii)	Each French Seller (or the Sellers’ Agent) shall communicate the results of the Outstandings Test to the Factor in the manner and timing set forth in Clause 4.2(m)(iv).

(d)	Eligibility procedure for the Untested Receivables

(i)	Subject to Clause 3.1 and 3.2 above and this Clause 3.3(d), all Untested Receivables shall be eligible for Assignment pursuant to the Agreement, provided that:

(A)	with respect to Untested Small Receivables:

(i)	the Factor shall have recourse against the relevant French Seller (by way of Definancing or Transfer-Back, as the case may be) with respect to Untested Small Receivables, in accordance with the terms and subject to the conditions set out in Clause 5.5 below, in case the Assignment of such Untested Small Receivables to the Factor proves to be invalid and/or would prove to be unenforceable after appropriate notification is made to the relevant Debtor;

(ii)	the portion of the outstanding amount of the Untested Small Receivables exceeding the Debtor Outstanding Threshold shall be considered as Exceeding Amounts (such excess portion to be allocated among the French Sellers by applying, for each French Seller, the pro rata share of such French Seller in the aggregate balance of the Asset Accounts of all French Sellers, unless otherwise notified by the Sellers’ Agent to the Factor);

(B)	with respect to the Untested Large Receivables:

(i)	within 20 Business Days from the Quarter Date on which Untested Receivables are deemed Untested Large Receivables pursuant to Clause 3.3(c) above (the “Determination Date”), the relevant French Seller shall (A) determine on the basis of any appropriate audit (and having regard in particular to the Jurisdiction Matrix and provided that such French Seller may decide to provide the Factor with additional legal analysis for the purpose of updating the Jurisdiction Matrix in case the Jurisdiction Matrix does not contemplate the relevant governing law and/or jurisdiction of incorporation of the relevant Debtor) whether such Untested Large Receivables are (a) eligible for Assignment to the Factor or (b) not eligible for Assignment to the Factor (in particular if any of the Foreign Eligibility Conditions has failed to be met) and (B)communicate to the Factor the results of such determination in the manner and timing set forth in Clause 4.2(m)(iv);

(ii)

subject to Clause 3.1 and 3.2 above, all Untested Large Receivables Assigned or intended to be Assigned over such Debtor under the Agreement shall be eligible for Assignment pursuant to the Agreement only to the extent it has been effectively determined by the relevant French Seller (on the basis of its audit and provided that any additional legal analysis made for the purpose of the updating of the Jurisdiction Matrix that may be requested by such French Seller (if any) shall have been approved by the Factor, acting reasonably) that, as at the relevant Determination Date, such Untested Large Receivables qualify as Tested Approved Receivables (it being understood that Untested Large Receivables (i) for which it has been determined in the manner set out above that at least one of the Foreign Eligibility Conditions has failed to

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be met or is no longer met, shall not be eligible for Assignment to the Factor; or (ii) for which no effective determination has been made on the Foreign Eligibility Conditions, shall not be Financed by the Factor so long as and until the time the determination on the Foreign Eligibility Conditions has not been completed in the manner set out above to the satisfaction of the Factor (acting reasonably).

(ii)	For the avoidance of doubt, any Receivables on a new Debtor the aggregate outstanding amount of which is above five hundred thousand Euros (EUR 500,000) (with respect to all French Sellers) as at any date on which an Assignment is purported to be made for the first time pursuant to Clause 5.1.3 of this Agreement must be a Tested Approved Receivable to be eligible for Assignment pursuant to the Agreement.

(e)	The Parties agree (i) that the Factor shall inform the French Sellers and the Sellers’ Agent (x) promptly, each time the Collectability List is being updated and (y) as soon as practicable upon being aware that the Collectability List will be updated; and (ii) to update the Jurisdiction Matrix from time to time to include the results of any additional legal analysis reasonably satisfactory to it provided by any French Seller.

(f)	The Parties have agreed to attach the Decision Process Charts, as Annex 14, to summarise the provisions of Clause 3.1(iv) and this Clause 3.3. The Parties further agree that the Decision Process Charts are attached herein for illustration purposes only and that, in case of discrepancy between the provisions of Clause 3.1(iv) or this Clause 3.3 and the Decision Process Charts, the provisions of Clause 3.1(iv) and this Clause 3.3, as applicable, shall prevail.

4	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

4.1	Representations and warranties

Each of the French Sellers, the Sellers’ Agent and the Parent Company (each only for itself) represents and warrants to the Factor as follows in Clause 4.1.1 and Clause 4.1.2 These representations and warranties are made by the French Sellers, the Sellers’ Agent and the Parent Company as of the Closing Date, and they shall be repeated in the manner set out in Clause 4.1.3 below.

4.1.1	Representations and warranties relating to the French Sellers

(a)	Status: it is a company validly incorporated and existing under the laws of its place of incorporation, it is in compliance with all of the applicable laws and regulations relating to its incorporation;

(b)	Powers, authorisations and consents: it has full power and authority to enter into the Financing Facilities Documents to which it is a party, and no governmental or regulatory consent is required in order to enter into the Financing Facilities Documents to which it is a party, and it has taken all action necessary to authorise the execution, delivery and performance by it of the Financing Facilities Documents to which it is a party;

(c)	Non-violation: the execution, delivery and performance of the Financing Facilities Documents to which it is a party do not contravene or violate (i) its memorandum and Articles of association, (ii) any law, rule, regulation or orders applicable to it, (iii) any restrictions under any agreement, contract, deed or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgement, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any adverse claim on or with respect to any of its assets or undertakings to the extent that such contravention, violation or result would have a Material Adverse Effect;

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(d)	Legal validity: Subject to the Legal Reservations, its obligations under the Financing Facilities Documents currently in force to which it is a party constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms;

(e)	Accounts: each of the French Sellers’ most recent audited annual accounts, and the Parent Company’s most recent non audited consolidated quarterly accounts and audited consolidated annual accounts, copies of which have been furnished to the Factor pursuant to the Agreement, respectively (i) present a true and fair view of each of the French Sellers’ and the Parent Company’s financial condition (for the audited accounts) or (ii) have been prepared in good faith by the Parent Company pursuant to the Group’s accounting policy and practice (for the unaudited accounts), as applicable, as at that date and of the results of their operations for the period then ended, all in accordance with applicable accounting standards consistently applied;

(f)	No litigation: there are to its knowledge no current material actions, suits or proceedings pending against or affecting it, in or before any judicial or administrative court, arbitrator or regulatory authority, which, based on information provided by it as well as any public information relating to such actions, suits or proceedings, which has a Material Adverse Effect;

(g)	No default: it is not in default with respect to any order of any court, arbitrator or governmental body, or under any contractual or other obligation, which is material to its business or operations and which has a Material Adverse Effect;

(h)	Accuracy of information: to its best knowledge, all information furnished in writing by it to the Factor (excluding the accounts mentioned in Clause 4.1.1(e)), and including the information provided in connection with each Assignment) for the purposes of or in connection with the Financing Facilities Documents, is true and accurate in every material respect on the date such information is stated or certified and does not contain any material misstatement of fact;

(i)	Principal place of business: in relation to the French Sellers only, its principal place of business and main executive office and the offices where it keeps all its books, records and documents evidencing the Transferred Receivables and the related contracts are located at the addresses stated in Annex 15;

(j)	Capacity to identify and individualise: in relation to the French Sellers only, it has operating systems capable of identifying and individualising in a clear and precise manner each Transferred Receivable and all collections received in respect thereof;

(k)	Records: in relation to the French Sellers only, all IT and accounting records are accurate in all material respects and all back-up systems are accessible to the Factor and are regularly updated in light of the Group’s current business practices;

(l)	No VAT: in relation to the French Sellers only, no VAT or equivalent tax is applicable in respect of any sale of Transferred Receivables by it to the Factor.

4.1.2 Representations and warranties relating to the Receivables

(a)	No fraud, etc: (i) each of the Relevant Receivables has not been offered for Assignment to the Factor as a result of fraud, gross negligence or wilful misconduct (dol) from the relevant French Seller and (ii) subject to the Untested Receivables which have been Assigned to the Factor pursuant to the Agreement, the relevant French Seller has not knowingly offered Receivables for Assignment that do not comply, at the time of the relevant offer and assignment date, with the criteria set out in Clause 3.1 or are Excluded Receivables and to the extent only that such offer affect a material portion of the outstanding amount of Transferred Receivables in respect of such French Seller (for the avoidance of doubt, it is specified that the Factor shall not be responsible for verifying such compliance);

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(b)	No Violation: upon any Assignment of Relevant Receivables, such Transferred Receivables will not be available any longer to the creditors of the relevant French Seller in the context of an Insolvency Proceeding or any other procedure under Livre VI of the French Commercial Code, as amended from time to time; and

(c)	Transfer of title: subject to the Legal Reservations, upon the assignment of any Transferred Receivables, the Factor will have all the rights, interests and title of the relevant French Seller in respect thereof as well as the related and accessory security then existing in respect thereof.

4.1.3 Repetition

The representations and warranties in this Clause 4.1 are made by the French Sellers, the Sellers’ Agent and the Parent Company as of the Closing Date, and they shall be repeated in the frequency set out below, in each case, by reference to the facts and circumstances existing on that date, as long as any amount or any obligation is outstanding towards the Factor under the Agreement:

(a)	the representations and warranties set out in Clauses 4.1.1(e) and 4.1.1(l) shall not be repeated after the Closing Date;

(b)	the representation and warranty set out in Clause 4.1.1(e) shall be repeated on each date of remittance to the Factor of the relevant annual or quarterly or accounts;

(c)	the representations and warranties set out in Clauses 4.1.1(f), 4.1.1(g), 4.1.1(h), 4.1.1(k) shall be repeated on the first Business Day of each calendar month; and

(d)	the representations and warranties set out in Clauses 4.1.1(a), 4.1.1(b), 4.1.1(c), 4.1.1(d), 4.1.1(j) and 4.1.2(a) to 4.1.2(c) shall be repeated on each date of Assignment of Relevant Receivables.

4.2	Undertakings

Each of the French Sellers, the Sellers’ Agent and the Parent Company (each only for itself) undertakes to the Factor as follows. These undertakings are to be complied by each of the French Sellers, the Sellers’ Agent and the Parent Company as long as any amount or any obligation is outstanding towards the Factor under the Agreement.

(a)	Obligation of transfer: following any assignment of a Transferred Receivable regarding a specific Debtor, it shall be obliged to offer to transfer to the Factor all Relevant Receivables arising from time to time in respect of the said Debtor, except if all Transferred Receivables relating to that Debtor have been Transferred Back, in particular, pursuant to Clause 2.2;

(b)

Delivery of documents, obligation of information and access: (i) it shall supply to the Factor (or to any person appointed by the Factor) such documents and information with respect to itself and to the Transferred Receivables and the related security as the Factor may reasonably request, notably, in order to verify each of the French Sellers’ compliance with its obligations under the Agreement; (ii) it shall, as soon as possible upon becoming aware of such facts or events, notify the Factor of any facts or events concerning the Transferred Receivables or the Parent Performance Guarantee which has a Material Adverse Effect; and (iii) it shall permit the Factor and its agents or representatives, upon reasonable notice, to visit its operational offices at least twice a year for field audits during normal office hours, to carry out a financial review with respect to it and the relevant Transferred Receivables (such review

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being on field or not, as the case may be) and to examine, make and take away copies of the records that are in its possession or under its control including, without limitation, any contracts related to the transactions under the Agreement, and to discuss matters relating to the Transferred Receivables or its performance under the Financing Facilities Documents, with any of the officers or employees designated by it as having knowledge of such matters (provided that if the delivery of any document is not possible or may, in such French Seller’s reasonable opinion, affect the best commercial interests of the relevant French Seller, then the French Sellers undertake to make available any such document for inspection by the Factor or its agents in every instance (provided that each French Seller is entitled not to disclose the parts of the documents that it in good faith considers as (a) commercially sensitive information and (b) not necessary for the purpose of the Factor preserving or exercising its rights under the Transferred Receivables))

(c)	Collection and cashing: as far as each French Seller is concerned, it shall maintain and implement the Credit and Collection Procedures, and procure that they are maintained and implemented (including, without limitation, an ability to recreate records in the event of their destruction), and it shall keep and maintain, all documents, computer discs, books, records and other information necessary for the collection of all Transferred Receivables, and procure that they be kept and maintained (including, without limitation, records adequate to permit the daily identification of all collections);

(d)	Payment of taxes (Transferred Receivables): it shall pay punctually all amounts of VAT, if any, and other taxes in connection with any Transferred Receivables or any related contract and shall comply with all obligations with respect thereto;

(e)	No assignment: it shall not (otherwise than in accordance with the Agreement) (a) sell, assign or otherwise dispose of, or create or suffer to exist any adverse claim upon or in respect to any Transferred Receivable or any contracts relating thereto, nor (b) assign any right to receive payment in respect thereof and it shall defend the title and interest of the Factor in, to and under any of the foregoing property relating to any Transferred Receivable, against all claims of third parties as if it were the owner of such Transferred Receivable;

(f)	No change in business: it shall not make any change in its business which might materially and adversely impair (a) the Collectability of any of the Transferred Receivables or (b) the enforcement of any related contracts against the underlying Debtors or (c) the operation of the Agreement or which might materially and adversely decrease the credit quality of the Transferred Receivables (taken as a whole) or otherwise materially and adversely affect the interests or remedies of the Factor;

(g)	Preservation of corporate existence: it shall preserve and maintain its corporate existence and shall maintain all licences, authorizations and certifications necessary to the performance of its business, where failure to maintain or preserve would have a Material Adverse Effect;

(h)	Safe-keeping of documents: it shall hold in a reasonably secure and safe from damage location all documents relating to Transferred Receivables;

(i)	No amendment to the contracts: it shall not modify the terms and conditions of any contract relating to any Relevant Receivable to be offered for assignment or, any Transferred Receivable, which adversely affect or could adversely affect the eligibility or the Collectability thereof, unless it has received the prior written approval of the Factor (not to be unreasonably withheld);

(j)	No change in place of storage: it will not change any office or location mentioned in Annex 15 where books, records and documents evidencing the Transferred Receivables are kept without prior notifying the Factor at the latest thirty (30) calendar days before making such change of the new location of such books, record and documents;

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(k)	Notification: it will notify the Factor within ninety (90) calendar days prior to changing its name, identity or corporate structure or relocating its registered office;

(l)	No merger: it shall not, if it would have a Material Adverse Effect, operate a legal reorganization, merge or consolidate with or into, or contribute, transfer or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any person, it being understood that should a voluntary reorganization or restructuration of companies of the Group (including by a way of amalgamation, merger, demerger, spin-off or voluntary liquidation) involving one or more French Sellers is intended to take place, the relevant French Sellers shall notify the Factor of any such event as soon as possible after all internal corporate approvals have been obtained and being legally entitled to do so;

(m)	Provision of financial information:

(i)	each of the French Sellers and the Parent Company, as applicable, will deliver to the Factor:

(a)	if applicable, as from the Closing Date and until the First Assignment Date, monthly, and no more than 30 days after its month end (and forty-five (45) days for the first six (6) monthly statements to be remitted as from the Closing Date), an interim unaudited monthly income statement and balance sheet for each French Seller (on a reporting unit basis);

(b)	the Transferred Receivable Ledgers, in the manner set out in Clause 7.4 below;

(ii)	each of the French Sellers and the Parent Company, as applicable, will deliver to the Factor:

(a)	annually, as soon as reasonably practicable and no more than one hundred and fifty (150) days from its year end (and one hundred and eighty (180) days from year end in respect of the 2010 financial year), copies of (A) the audited consolidated annual financial statements (balance sheet, related income statement and cash flow statement) of the Parent Company (including its consolidated subsidiaries and the French Sellers), and (B) the audited statutory annual financial statements prepared under French GAAP (balance sheet and related income statement) of each of the French Sellers and each of their respective subsidiaries (to the extent that filing of the same is required under applicable law), in each case together with the relevant auditors’ reports;

(b)	as from 30 June 2011, quarterly, and no more than forty-five (45) days after each Quarter Date (seventy-five (75) days for the Quarter Date occurring on 30 June 2011 and sixty (60) days for the Quarter Dates occurring on 30 September 2011 and 31 December 2011), copies of (A) the Parent Company’s unaudited and unreviewed consolidated quarterly balance sheet and related income statement (including its consolidated subsidiaries and the French Sellers) (together with a quarterly cash flow statement), (B) each of the French Seller’s (to the extent that filing of the same is required under applicable law) unaudited and unreviewed quarterly balance sheet and related income statement (on a reporting unit basis) and (C) a certificate from the Parent Company in an agreed form justifying compliance of the Group with (i) the Liquidity Test as at the preceding Quarter Date and (ii) the covenants set out in Clause 8.2(b) of the Intercreditor Agreement;

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(c)	monthly, and no more than thirty (30) days after its month end, copies of the monthly account payable ledger and monthly Tolling, Pseudo Tolling and scrap report of each of the French Sellers;

(d)	monthly, and no more than thirty (30) days after its month end (and forty-five (45) days for the first six (6) monthly statements to be remitted as from the Closing Date), copies of each of the French Seller’s (to the extent that filing of the same is required under applicable law) unaudited and unreviewed monthly balance sheet and related income statement (on a reporting unit basis); and

(e)	such other financial information as the Factor may reasonably request in writing;

It being understood that the Parties agree to reconsider the terms of this sub-paragraph (ii) within one (1) year after the date of signature of the Agreement in order to amend, in light of the Group’s current practices and as required for the performance of the Agreement, the relevant reporting obligations of the French Sellers and the Parent Company;

(iii)	it undertakes to the Factor, in relation to any financial projection or forecast transmitted or to be transmitted to the Factor, if any, to prepare such financial projection or forecast on the basis of recent historical information and on the basis of reasonable assumptions;

(iv)	each French Seller (or the Sellers’ Agent) shall, no later than each Determination Date occurring after each Quarter Date, communicate to the Factor (A) the results of the Outstandings Test and (B) the results of the appropriate audits made by it pursuant to Clause 3.3(d)(i)(B) to determine whether the relevant Untested Large Receivables are eligible for Assignment to the Factor or not and, on that basis, it shall indicate to the Factor the names of the Debtors in relation to which Untested Large Receivables have been determined as non-eligible for Assignment or eligible for Assignment pursuant to
Clause 3.3(d) above.

(n)	Authorisations: it will promptly obtain, maintain and comply with the terms of, any authorisation required under any law or regulation (i) to enable it to perform its obligations under, or (ii) for the validity or enforceability of, the relevant Financing Facility Documents;

(o)	No security interest: it will not create or allow to exist any pledge, lien, charge, assignment or security interest, or any other agreement or arrangement having a similar effect, on the Transferred Receivables or on the Collection Account (except as contemplated in the Financing Facility Documents);

(p)	Financial records: it will record the Assignment of a Transferred Receivable pursuant to the Agreement in its financial records;

(q)	Rebates: it shall supply to the Factor, (i) prior to the First Assignment Date (if applicable) and (ii) thereafter on a monthly basis, no more than thirty (30) days after the relevant month end, reports listing the accrued rebates or rebate payments remaining due to the Debtors;

(r)	Information on Insolvency Proceedings: subject to applicable law, and as soon as becoming aware of such event, it undertakes to inform the Factor of the commencement or taking of any step relating to it that would constitute or already constitutes an Insolvency Proceeding (or any other procedure under Livre VI of the French Commercial Code, as amended from time to time, or any equivalent proceeding under any applicable law);

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(s)	Liquidity Test: the Liquidity Test, as determined by the Parent Company, will be complied with on each Quarter Date, it being understood that only the Parent Company is making this undertaking under Clause 4.2(s);

(t)	Apollo/FSI Term Loan: no termination, cancellation, material amendment or repayment of the whole or any part of the Apollo/FSI Term Loan shall be made without the prior consent of the Factor, such consent not to be unreasonably withheld if the Factor is satisfied that, notwithstanding any such termination, cancellation, amendment or repayment, Omega Holdco B.V. (as parent company of the Parent Company) continues to comply with the Liquidity Test;

(u)	Information on the Acquisition: if applicable, as from the Closing Date until the First Assignment Date, any of the French Sellers or the Parent Company undertake to notify the Factor, as soon as reasonably practicable, of any change to the Capital Structure that would cause (i) the draft Acquisition Steps Paper provided to the Factor on 4 August 2010 to cease to be accurate and up-to-date in any material respect (for the purpose of assessing compliance with financial assistance rules) or (ii) applicable financial assistance rules to be breached;

(v)	Use of proceeds: each of the French Sellers and the Parent Company undertakes to use the proceeds arising from the Financing Facilities in a manner compliant with applicable laws by using such proceeds in particular, for the avoidance of doubt, for the refinancing of working capital facilities and, subject to compliance with financial assistance rules, for the financing or refinancing of any debt used to finance the purchase price of the Acquisition of any of the German Sellers or Swiss Seller (to the exclusion of the French Sellers and the shareholders of the French Sellers) or of any of their respective direct or indirect shareholders, but in any case not for the financing or refinancing of any equity used to capitalize Omega Holdco B.V. (which equity will be used, among other, to acquire the French Sellers);

(w)	Change in Credit and Collection Procedures: each of the French Sellers will promptly inform the Factor of any change made or to be made in the Credit and Collection Procedures which is likely to have a Material Adverse Effect; and

(x)	Ban on Assignment: upon renegotiating the terms of its commercial contracts with Can Pack, Crown, Rexam and Ball Packaging in 2010 and onwards, it undertakes to use its best efforts so that any “Ban on Assignment” clause be deleted from such contracts.

5	PAYMENT AND FINANCING OF RECEIVABLES

5.1	Payment and Assignment of Transferred Receivables

5.1.1	Submission of invoices by the French Sellers

On the terms and subject to the conditions of this Agreement, each French Seller may offer to assign (and the Factor undertakes to accept to purchase) all Relevant Receivables arising from time to time, provided that each French Seller shall, subject to the terms hereof, either provide the Factor with, or make available to the Factor, the invoices evidencing such Relevant Receivables.

5.1.1.1	Frequency of submissions

Each French Seller (or the Factor, in the event of the revocation of the Mandates) shall be responsible for sending originals of the invoices to the Debtors. Submissions of the relevant lists of invoices by each of the French Sellers to the Factor shall be made once or twice a week.

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5.1.1.2	Justifying documents

(a)	Each of the French Sellers undertakes to promptly upon request provide the Factor with relevant invoices at first demand together with any other documents evidencing the Relevant Receivables.

(b)	In relation to each assignment of a Transferred Receivable, each of the French Sellers shall:

(i)	transmit by tele-transmission to the Factor a file complying with the Computer Relationship Guide (together with the relevant Sellers Codes); and

(ii)	keep the following documents at its premises, to be remitted to the Factor promptly upon request:

•	any document evidencing the origination of the Receivables (apart from invoices);

•	purchase order (bon de commande);

•	certificate of transport (bon du transporteur) or expedition certificate (bon d’expédition);

•	delivery certificate (bon de livraison);

or any equivalent documents issued by the Debtor (fax, e-mail, etc.), and, more generally, any documents evidencing the existence and validity of the Transferred Receivables.

5.1.1.3	Other specific requirements

Prior to any invoicing in connection with a contract entered into by a French Seller with the French public entity being the signatory of the public sector contract (marché public), each of the French Sellers agrees to assign to the Factor, pursuant to Articles L. 313-23 to L. 313-35 of the French Monetary and Financial Code and in the manner set out in the Agreement, the public sector contract (marché public) in connection with which the invoice has been issued and to deliver to the Factor the sole original (exemplaire unique) of the public sector contract or, if applicable, the certificate of assignability (certificat de cessibilité).

5.1.2	Assignments - Payment by the Factor

(a)	Each Assignment made pursuant to the Agreement shall be made by each French Seller to the Factor by remittance or electronic transmission of a duly completed and signed Deed of Transfer to the Factor on the frequency set out in Clause 5.1.1.1.

(b)

Each Deed of Transfer shall be prepared in compliance with the model form set out in Annex 3 and shall (i) clearly identify the relevant Transferred Receivables (together with the relevant Sellers Codes) and incorporate all specific requirements of Article L. 313-23 et seq of the French Monetary and Financial Code and all regulations in force relating thereto, (ii) be signed by an authorised representative of the relevant French Seller and (iii) set out the Factor as assignee. The Parties agree that, should a French Seller fail to provide, on or before the expiry of the powers of attorney (or other appropriate corporate authorisation) entitling any authorised representative(s) thereof to sign the relevant Deeds of Transfer on its behalf, the Factor with certified copies of the relevant corporate documents evidencing that such powers of attorney (or other appropriate corporate authorisation) have been renewed or extended in an appropriate manner (or that new powers of attorney or other appropriate corporate authorisation have been granted), the Factor shall be entitled to stop accepting, as from that

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date, the purchase of Relevant Receivables from that French Seller so long as and until it has received the justification that such powers of attorney have been renewed or extended in an appropriate manner (or that new powers of attorney or other appropriate corporate authorisation have been granted).

(c)	Each Deed of Transfer shall be delivered (or electronically transmitted) by the relevant French Seller to the Factor and the Factor shall date the Deed of Transfer forthwith upon delivery by the relevant French Seller and shall hold such Deed of Transfer.

(d)	Each of the French Sellers guarantees to the Factor:

(i)	the legal validity of each Deed of Transfer, and in particular the existence of the Transferred Receivables (subject to any Credit Notes appearing on the file relating to the Transferred Receivables attached to the Deed of Transfer and sent by the French Sellers to the Factor); and

(ii)	the fact that the Transferred Receivables and the Assignment of such Transferred Receivables would be, as from the date on which the relevant formalities described in the Jurisdiction Matrix are complied with, enforceable against the Debtors and (from a French law perspective) any and all other third parties (subject to Untested Receivables which have been Assigned to the Factor pursuant to the terms of the Agreement).

(e)	The Assignments carried out in accordance with the Agreement shall constitute outright assignments (cessions à titre d’escompte) under Article L. 313-23 et seq. of the French Monetary and Financial Code of the Transferred Receivables in favour of the Factor.

(f)	With respect to each Relevant Receivable, the transfer of ownership shall operate at the date of delivery of the Deed of Transfer in which such Transferred Receivable is identified.

(g)	In accordance with Article L. 313-23 et seq. of the French Monetary and Financial Code, the delivery or transmission of any Deed of Transfer pursuant to the terms and conditions of this Agreement shall transfer absolute title and full ownership to the Factor of:

(i)	the principal amount of the Transferred Receivables transferred by way of such Deed of Transfer, the interest and all other accessory rights (accessoires) relating thereto; and

(ii)	all accessory rights, guarantees and security interests existing with respect to these Transferred Receivables, and as from that date, the Factor shall have absolute title to, and shall remain the sole owner of any Transferred Receivable so assigned, even in the event that the relevant Current Account is debited and until the Transferred Receivable shall have been actually Transferred Back pursuant to the terms of the Agreement and the Transfer-Back Price has been fully paid to the Factor.

(h)	Without prejudice to the provisions of the Financing Facilities Documents and in accordance with Article L. 313-24 of the French Monetary and Financial Code, none of the French Sellers shall be jointly and severally liable for the payment of the Transferred Receivables.

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(i)	The Factor shall:

(i)	if the relevant Deed of Transfer is received not later than 12.00 noon Paris time on any Business Day, on the Business Day immediately following such receipt;

(ii)	if the relevant Deed of Transfer is received after 12.00 noon Paris time on any Business Day, on the second Business Day following such receipt,

send the relevant French Seller with the details of the Financeable Amount and, as the case may be, the Maximum Financeable Amount and Pay the Transferred Receivables by crediting the relevant Current Account of the relevant French Seller with an amount equal to the face value of such Transferred Receivables. Such payment will constitute a Payment as a consideration of which each of the French Sellers have assigned those Transferred Receivables to the Factor under the Agreement.

5.1.3	Takeover of existing Relevant Receivables

(a)	At any time Receivables on new Debtors are purported to be offered for Assignment by a French Seller pursuant to this Agreement (either as at the First Assignment Date or at any time thereafter, for the takeover of all Relevant Receivables over new Debtors), the relevant French Seller shall offer to Assign all Relevant Receivables already existing and outstanding on that Debtor as at that relevant date, provided that (i) such Relevant Receivables have not been discounted (escomptées), pledged or assigned previously to a third party, (ii) no Relevant Receivables dating more than 365 days as from the date the Agreement enters into force shall be Assigned to the Factor and (iii) the Factor shall not Finance Relevant Receivables so Assigned which are more than 30 days overdue.

(b)	Subject to such conditions and in accordance with the terms of the Agreement, the Factor will proceed to a Payment in respect of all Relevant Receivables over new Debtors that may be assigned to the Factor at any time after the First Assignment Date, provided the Factor has received a duly completed Deed of Transfer together with the related IT files and the Transferred Receivables Ledgers at the latest five (5) Business Days prior to making such Payment. For the purposes of the Payment relating to the first Assignment of Relevant Receivables to be made pursuant to this Agreement on any Business Day falling on or after the Closing Date (the “First Assignment Date”), the relevant Deed of Transfer shall be delivered by no later than 12.00 noon Paris time to the Factor on 3 January 2011 (in case the First Assignment occurs on 4 January 2011) or, otherwise, on the Business Day before the intended First Assignment Date, together with the related IT files and Transferred Receivables Ledgers and provided that a copy of such IT files and Transferred Receivables Ledgers shall have been transferred to the Factor by no later than 10.00 am Paris time on 30 December 2010 (in case the First Assignment occurs on 4 January 2011) or, otherwise, three (3) Business Days before the intended First Assignment Date.

5.2	Financing of Financeable Amounts

Following the receipt of each Deed of Transfer, the Factor shall communicate to the French Sellers and the Sellers’ Agent, within the timeframe specified in Clause 5.1.2(h) above:

(a)	the Financeable Amounts; and

(b)	as the case may be, the Maximum Financeable Amount.

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5.2.1	Financeable Amounts

The amounts which may be Financeable (the “Financeable Amounts”) shall correspond to the sum of (without double counting):

(a)	the amounts of the Approved Receivables, less the amounts of the Holdback Reserve and the Specific Reserve; and

(b)	the Non-Financeable Amounts that the Factor has elected, in its absolute discretion, to convert into Financeable Amounts.

5.2.2	Maximum Financeable Amount

(a)	The Parties agree that (i) the relevant Financeable Amounts, for all French Sellers, cannot exceed in aggregate the Maximum Financing Amount less the aggregate Financed Amounts and (ii) that, for the avoidance of doubt, the total amount of the Financed Amounts shall never exceed the Maximum Financing Amount.

(b)	Should the aggregate Financeable Amounts for all French Sellers potentially exceed the Maximum Financing Amount less the aggregate Financed Amounts, the maximum Financeable Amount in respect of which such French Sellers may request Financing from the Factor shall be reduced pro tanto up to the Maximum Financing Amount less the aggregate Financed Amounts (the “Maximum Financeable Amount”).

(c)	The Factor shall allocate the Maximum Financeable Amount among the French Sellers by applying, for each French Seller, the pro rata share of such French Seller in the aggregate balance of the Asset Accounts of all French Sellers, unless otherwise notified by the Sellers’ Agent to the Factor at the latest at the time the relevant Funding Request is sent to the Factor.

5.2.3	Funding Requests

(a)	Following receipt by the French Sellers of the determinations made by the Factor pursuant to Clauses 5.2.1 and 5.2.2 above, each French Seller (or the Seller’s Agent, acting on behalf of the relevant French Sellers) shall promptly send to the Factor an e-mail specifying the relevant Financeable Amount in respect of which each such French Seller is authorized to request Financing from the Factor (a “Funding Request”). Funding Requests shall be sent to the following addressees:
gefacto-dge2@ge.com; and francois.moriniere@ge.com.

(b)	If a Funding Request is sent by the relevant French Seller (or the Seller’s Agent) to the Factor (i) before 10 a.m. on a given Business Day, Financing will be made available by the Factor to such French Seller on the same Business Day, or (ii) after 10 a.m. on a given Business Day, Financing will be made available by the Factor to such French Seller on the following Business Day.

5.2.4	Financing, transfer to the Availability Account, or transfer to a Deferred Availability Account

(a)	For each French Seller, in respect of the Financeable Amounts for which a Funding Request has been sent to the Factor, the Factor shall promptly make the Financing available to the relevant French Seller by debiting such amounts from the available balance of the applicable Current Account and paying them to the relevant French Seller by issuing a wire transfer (virement) to the account of the Seller’s Agent (acting on behalf of all French Sellers) or to such account as such French Seller may from time to time specify. The Financeable Amounts referred to in this sub-paragraph (a) shall become Financed Amounts.

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(b)	In respect of the Financeable Amounts for which no Funding Request has been made to the Factor, the Factor shall promptly debit such amounts from the available balance of the Current Account applicable to the relevant French Seller and credit them to the relevant Availability Account. The Financeable Amounts referred to in this sub-paragraph (b) shall also become Financed Amounts.

(c)	In case of a Funding Request concerning an amount credited to the Availability Account, the Factor will promptly debit such amount from the Availability Account applicable to the relevant French Seller, credit it to the applicable Current Account, and then make the Financing available to such French Seller by debiting such amount from the available balance of the applicable Current Account and paying it to the relevant French Seller by issuing a wire transfer (virement) to the account of the Seller’s Agent (acting on behalf of all French Sellers) or to such account as such French Seller may from time to time specify.

(d)	The Factor shall debit the relevant Non-Financeable Amounts (to the extent not converted into Financeable Amounts in accordance with Clause 5.2.1(b)) from the Current Account applicable to the relevant French Seller and credit them to the applicable Deferred Availability Account.

5.2.5	Request for transfer of amounts collected with respect to Financed Amounts for which no Funding Request has been made and with respect to Non-Financeable Amounts

(a)	For each French Seller, amounts collected with respect to (i) Transferred Receivables corresponding to Financeable Amounts for which no Funding Request has been made and (ii) Non-Financeable Amounts will be credited by the Factor to the available balance of the relevant Current Account of the relevant French Seller. Such French Seller may request to the Factor, once per calendar week only (except if the available balance of the applicable Current Account is above five million Euros (EUR 5,000,000), or the Euro equivalent thereof for any applicable foreign currency, in which case such amount may be requested at any time, once per Business Day and before 10.00 am on that Business Day), the payment of such amounts by sending an e-mail to the addressees specified in Clause 5.2.3. For the avoidance of doubt, the amounts so collected shall not be credited to the relevant Availability Account.

(b)	Any payment made under this Clause shall be made available by the Factor to the relevant French Seller by debiting such amounts from the available balance of the relevant Current Account and paying them to such relevant French Seller by issuing a wire transfer (virement) to the account of the Seller’s Agent (acting on behalf of all French Sellers) or to such account as such French Seller may from time to time specify. Cut-off times and value date terms shall be the same as those specified in Clause 5.2.3.

5.3	Definancing or Transfer-Back of Disputed Receivables

(a)	Each French Seller undertakes to promptly inform the Factor upon becoming aware that a Transferred Receivable has become a Disputed Receivable.

(b)	From the issuance of a notice of dispute by the French Seller to the Factor, the relevant French Seller shall have a maximum term of thirty (30) calendar days to obtain a commitment to pay from the Debtor of the relevant non matured Disputed Receivable. If the relevant Disputed Receivable is overdue, such period shall not exceed thirty (30) calendar days after its due date. At the end of such period and in case of non payment, a Disputed Receivable shall be deemed a Non-Approved Receivable. Disputed Receivable becoming Non-Approved Receivables may be Definanced.

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(c)	In any case, at the sole discretion of the Factor, any Disputed Receivable remaining unpaid in whole or in part by a Debtor for over one hundred and twenty (120) days after its due date may be Transferred Back pursuant to the procedure set forth in Clause 5.7 below. Without prejudice to the foregoing, the relevant French Seller shall be entitled, at any time, to request that a Disputed Receivable be Transferred Back pursuant to the procedure set forth in Clause 5.7 below.

(d)	If the claim concerns the existence of the Transferred Receivable (absence of an order or delivery, etc.) or if the Transferred Receivable is disputed in the context of a legal action, the relevant French Seller may not benefit from the period mentioned in paragraph (b) above and the Transferred Receivable may be immediately Transferred Back pursuant to the procedure set forth in Clause 5.7 below.

5.4	Definancing of Defaulted Receivables

(a)	Any Transferred Receivable remaining unpaid in whole or in part by a Debtor for over thirty (30) calendar days after its due date (a “Defaulted Receivable”) will be Definanced by way of debit from the relevant Current Account of an amount equal to the amount of the Defaulted Receivable and of credit of such amount to the relevant Deferred Availability Account.

(b)	So long as the relevant French Seller is not in breach of its obligations under the Financing Facilities Documents, the procedure detailed in paragraph (a) above shall not apply if the relevant French Seller has requested the Credit Insurer to handle the collection of such Defaulted Receivables, in which case the relevant French Seller shall (a) notify the Factor of its intention to do so no later than five (5) Business Days before the end of the 30-calendar day past due period for the Defaulted Receivables and (b) provide the Factor with satisfactory evidence in relation to the taking of proceedings and/or recovery under the Credit Insurance Policy so as to demonstrate that the relevant French Seller has duly informed the Credit Insurer (including by making the required declarations to the Credit Insurer in a timely manner), it being understood that if such Defaulted Receivable remains unpaid for a period of ninety (90) calendar days following its due date, the Factor will have the right to Definance the Defaulted Receivable.

(e)	In any case, at the sole discretion of the Factor, any Defaulted Receivable remaining unpaid in whole or in part by a Debtor for over one hundred and twenty (120) days after its due date may be Transferred Back pursuant to the procedure set forth in Clause 5.7 below. Without prejudice to the foregoing, the relevant French Seller shall be entitled, at any time, to request that a Defaulted Receivable be Transferred Back pursuant to the procedure set forth in Clause 5.7 below.

5.5	Definancing or Transfer-Back of Untested Small Receivables or Embraer Receivables

The Factor may, at its entire discretion (subject to prior notice to the relevant French Seller and to the Seller’s Agent), Definance or, at the request of the relevant French Seller, Transfer Back, any Untested Small Receivable or Embraer Receivable (i) that proves to be invalid and/or would prove to be unenforceable after appropriate notification is made to the relevant Debtor; or (ii) representing Exceeding Amounts (as the case may be).

5.6	Transfer-Backs of certain Transferred Receivables

(a)	Any Transferred Receivable (i) which did not comply with the eligibility criteria set forth in Clause 3.1 above at the time of its Assignment or (ii) was an Excluded Receivable at the time of its Assignment to the Factor may be Transferred Back either at any time by the Factor or at the request of the relevant French Seller (subject to the approval of the Factor, acting reasonably).

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(b)	Any Transferred Receivable in respect of which a Default under Clause 11.2.2(c)(iii) has occurred may be Transferred Back at the request of the relevant French Seller, unless the relevant Transfer-Back relates to a Default under Clause 11.2.2(c)(iii) which has occurred in respect of Clause 4.1.2(a), in which case the Transfer-Back shall be subject to the prior approval of the Factor (not to be unreasonably withheld).

5.7	Procedure for the Transfer-Back of Transferred Receivables

(a)	The Parties agree that any Transfer-Back of all relevant Transferred Receivables to be made pursuant to this Agreement shall take place through an automatic rescission (résolution de plein droit) of the Assignment having taken place over such Transferred Receivables, in accordance with the following procedure:

(i)	if the Transfer-Back is requested by a Party pursuant to the Agreement, by no later than 10.00 a.m. on each relevant Business Day, that Party shall deliver to the other Party a Transfer-Back File containing the list of all outstanding Transferred Receivables originated by such French Seller which have been assigned to the Factor and that are to be Transferred Back to it (the “Affected Receivables”),

(ii)	by no later than 10.00 a.m. on the immediately following Business Day, the Factor shall notify to the relevant French Seller the details of the calculations of the rescission price of the Affected Receivables which shall be, unless otherwise agreed by the Parties, equal to the amount of the Payment made by the Factor with respect to such Affected Receivables less the collections, the Reductions or Cancellations Items and any Insurance Indemnification relating thereto (the “Transfer-Back Price”);

(iii)	by no later than 10.00 a.m. on the immediately following Business Day, the relevant French Seller shall instruct the Factor to make the payment of the relevant Transfer-Back Price by way of debit of such relevant Transfer-Back Price from the relevant Current Account and credit of such amount to the Asset Account, provided that the payment of such Transfer-Back Price shall only be deemed to occur once the rule set forth in Clause 8.1.5 has been complied with.

(b)	Upon full payment of the agreed Transfer-Back Price, the Assignment of the Transferred Receivables shall be automatically rescinded (résolu de plein droit) without any further formality.

6	APPROVAL

Each of the French Sellers’ rights to Insurance Indemnification under the Credit Insurance Policies shall be delegated to the Factor pursuant to the Credit Insurance Assignment Agreements.

6.1	Management of the Credit Insurance Policies

(a)	Each of the French Sellers shall remain responsible for managing the Credit Insurance Policy being applicable to it and the obligations attaching thereto, and in particular, each of the French Sellers will seek the Approval of the Credit Insurer by providing the Credit Insurer with a list of Debtors.

(b)	The Parties agree that the Credit Insurance Policy for each French Seller shall be structured such that in each year, the annual Credit Insurer maximum liability (limite maximum de décaissement, as defined in the Credit Insurance Policy) under the relevant Credit Insurance Policy is sufficient to cover the applicable Top Five Debtors, it being understood that the list of the Top Five Debtors shall be determined by the Sellers’ Agent and provided by the French Sellers (or by the Sellers’Agent) to the Factor at the latest 45 days before the anniversary date of each relevant Credit Insurance Policy.

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(c)	Each of the French Sellers undertakes to provide the Factor, promptly at its first request, with a copy of its turnover statements, as well as evidence of payment of premiums and evidence of filings of insurance claims (déclarations de sinistre) by the relevant French Sellers to the Credit Insurer.

(d)	It is agreed between the Parties that the Factor may, in order to protect its rights, after a period of 5 days following a written notice to the relevant French Seller, step in and act in the name and on behalf of any French Seller as may be required with respect to:

•	production and management of statements of factored turnover;

•	payment of due premiums out of the available amount in the Current Account;

•	notifications relating to litigation and extensions of payment due dates;

•	notification of non-payments pursuant to the terms of the relevant Credit Insurance Policy.

(e)	Each of the French Sellers expressly authorises the Factor and the Credit Insurer to exchange all information relating to a French Seller, its business, clientèle and all payment defaults likely to arise in connection with the Transferred Receivables.

6.2	Changes to the Credit Insurance Policy

(a)	Each of the French Sellers shall seek the prior approval of the Factor for any change relating to the terms of any Credit Insurance Policy, the Credit Insurer (to the extent such credit insurer does not meet the criteria set out in the definition of Credit Insurer) or the terms of the Credit Insurance Assignment Agreements, unless any such change shall not affect the level of protection or management of the Credit Insurance Policy from which the Factor benefits pursuant to the terms of the Financing Facilities Documents.

(b)	Any non-renewal or termination of a Credit Insurance Policy or any other circumstance that may result in the Factor no longer benefitting from the delegation of rights to Insurance Indemnification under the Credit Insurance Assignment Agreements, must be promptly notified to the Factor, and if the Factor is not informed in due time by the French Sellers, the Factor shall be entitled to terminate the Agreement without notice, without prejudice to any other rights it may have.

(c)	The Factor shall be entitled to terminate the Agreement with respect to one or more French Sellers in case:

(i)	the Credit Insurer’s rating falls below “investment grade” (that is, below BBB-for Standard & Poor’s and below Baa3 for Moody’s) and, within thirty (30) calendar days of the Factor notifying the relevant French Seller of the downgrading, (A) the relevant French Seller does not find a successor credit insurer capable of making electronic data transfers with the Factor and whose rating is at least “investment grade” and (B) the Factor does not benefit from satisfactory replacement Credit Insurance Assignment Agreements from the new credit insurer, it being understood that, during that 30-day period, the Factor may Finance new Receivables from the relevant French Sellers at its entire discretion;

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(ii)	it cannot benefit, in full or in part, of the delegation of rights to Insurance Indemnification under the Credit Insurance Assignment Agreements.

(d)	The Factor shall be entitled to terminate the Agreement in case of termination or non-renewal of a Credit Insurance Policy, with effect as of such termination date or non-renewal date and such terminated Credit Insurance Policy has not been replaced, as of such termination date, by another Credit Insurance Policy approved by the Factor.

6.3	No recourse up to the Insurance Indemnification

(a)	Any Transferred Receivable, taken individually, (i) being within the Approval Limit and (ii) subject to sub-paragraphs (b) and (c) below, remaining within the limit of the Credit Insurer’s maximum liability (limite maximum de décaissement) shall be deemed to be an “Approved Receivable” and the Transferred Receivables which are not Approved Receivables shall be deemed to be “Non-Approved Receivables”.

(b)	For the avoidance of doubt, upon any claim (sinistre) arising in respect of a Transferred Receivable and any Insurance Indemnification being paid by the Credit Insurer in that respect, the Credit Insurer’s maximum liability (limite maximum de décaissement) shall be adjusted to an amount equal to (i) the Credit Insurer’s maximum liability (limite maximum de décaissement) prior to that indemnification event less (ii) the amount of such Insurance Indemnification (the “Remaining Indemnification Amount”).

(c)	It is further understood that, following the application of sub-paragraph (b) above, the determination of whether or not a Transferred Receivable is an Approved Receivable shall be made pursuant to (i) the relevant Approval Limit and (ii) the applicable Remaining Indemnification Amount.

(d)	The amount up to which the Credit Insurer has given its Approval in relation to the Approved Receivables shall constitute the “Approval Limit”.

(e)	The “Indemnification Basis” will be determined by the Credit Insurer after the conduct of all customary checks of any potential disputes and exclusions under the Credit Insurance Policy.

(f)	The “Insurance Indemnification” actually paid by the Credit Insurer will be calculated as the Indemnification Basis multiplied by the applicable indemnification rate as specified in the Credit Insurance Policy.

(g)	The Factor shall have no recourse against the French Sellers up to the Insurance Indemnification according to the terms and conditions of the relevant Credit Insurance Policy as amended from time to time (including, for the avoidance of doubt, as from the date of this Agreement, Insolvency Proceeding (or any equivalent proceedings under any applicable law) or protracted default (carence).

7	COLLECTION MANDATE AND CASHING MANDATE

Each of the French Sellers has well-proven administrative structures and methods for the management of its Receivables and the Parties agree that each French Seller should retain control of collection and cashing in respect of its Debtors. Consequently, the Factor accepts to grant each of the French Sellers mandates (mandats) under the terms specified below and subject to compliance by each of the French Sellers with the Credit and Collection Procedures, which form an integral part of the Agreement.

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7.1	Common interest

The Mandates are stipulated in the joint interest of both Parties. Consequently, the Parties agree that the Mandates are not without consideration, since each of the French Sellers has an essential commercial interest in keeping control of collection and cashing from its Debtors and the terms and conditions of the Mandates have been considered by the Parties in the context of the global economy of the Agreement. In particular, the remuneration to be paid by the French Sellers to the Factor takes into account the fact that there is no collection fee to be paid by the Factor to the French Sellers in consideration for the collection of the Transferred Receivables.

7.2	Collection Mandate

Each of the French Sellers is appointed by the Factor as its agent (mandataire) to carry out collection (recouvrement) of Transferred Receivables (the “Collection Mandate”).

7.3	Cashing Mandate

(a)	Each of the French Sellers is appointed by the Factor as its agent (mandataire) to receive the collections of the Transferred Receivables onto the Collection Accounts in accordance with the Collection Accounts Opening Agreements (encaissement and lettrage, the “Cashing Mandate”).

(b)	Each of the French Sellers shall expressly indicate the domiciliation and details of the relevant Collection Account in any of the invoices sent to the Debtors. The settlements and payments that each of the French Sellers will receive under the Collection Mandate and Cashing Mandate will be credited to the Collection Account, the operating methods of which are established in the relevant Collection Account Opening Agreement.

(c)	The Collection Account Opening Agreement shall expressly provide in this respect that:

(i)	the exclusive purpose of the Collection Account is to receive funds corresponding to Transferred Receivables in order for those funds to be swept on a daily basis onto the Factor’s account in accordance with the terms and conditions set forth in the Collection Accounts Opening Agreements;

(ii)	each of the French Sellers shall refrain from debiting funds from the Collection Account, the Factor being the only Party authorised to withdraw funds by debiting the Collection Account; and

(iii)	the Bank shall refrain from operating any set-off between the balance of the Collection Account and that of any other accounts opened with the Bank in the name of each of the French Sellers.

(d)	(i) Should:

(A)	the Factor (in its reasonable opinion) require a French Seller to open a new Collection Account with a new Bank as a result of either (i) the inability of the intended parties to a Collection Account Opening Agreement to agree on terms of a Collection Account Opening Agreement which are satisfactory to the Factor or the termination of the relevant Collection Account Opening Agreement; or (ii) the occurrence or continuation of any issue in the performance of the relevant Collection Account Opening Agreement resulting from the non compliance by the Bank of its obligations under the relevant Collection Account Opening Agreements; or (iii) the long term unguaranteed and unsubordinated debt obligations of the Bank falling under “A” (for Standard & Poor’s) and “A2” (Moody’s), or

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(B)	the relevant French Seller be required to open a new Collection Account (and consequently the relevant French Seller and the Factor be required to enter into a new Collection Account Opening Agreement and a new Collection Account Guarantee Agreement) with a new Bank as a result of the existing Bank having sent a notice in order to terminate the relevant Collection Account Opening Agreement pursuant to the terms thereof (and the applicable termination period), then, in each case, the relevant French Seller(s) shall use its best efforts (obligation de moyens) (by the sending of written notices instructing the Debtors to pay on such new Collection Account with the new Bank) to ensure that such Debtors effectively pay the Transferred Receivables to the credit of the relevant new Collection Account.

(ii)	If a Debtor continues to settle the invoices sent to it be the relevant French Seller on to an erroneous bank account for more than four (4) months from the receipt by the relevant Debtor of the initial written notice from the relevant French Seller instructing such Debtor to pay on such new Collection Account pursuant to sub-paragraph (i) above, the relevant French Seller may be required by the Factor to send to the relevant Debtors monthly reminders of such new payment instructions and the Factor shall have the right to:

(A)	exclude the relevant Debtor from the Financing Facilities until such time as such Debtor effectively pays the Transferred Receivables into the relevant and adequate Collection Account; or

(B)	with the prior consent of the French Seller, disclose the purchase and assignment of the Transferred Receivables to the relevant Debtor by sending a notification letter to the relevant Debtor.

(iii)	Should any Debtor not comply with the instruction received by it from the relevant French Seller to pay the Transferred Receivables into the new Collection Account, such non-compliance shall not be deemed to adversely affect the rights and obligations of the French Sellers under the Financing Facilities so as to give rise to a Default hereunder.

(e)	Any amount (including any Insurance Indemnification) relating to (i) Receivables that have been Definanced or Transferred Back by the Factor pursuant to the Agreement or (ii) Receivables which have not been assigned to the Factor or (iii) any amounts unrelated to the Transaction will be turned over to the relevant French Seller following reconciliation of the relevant French Seller’s debtor files with the Factor’s debtor files, such reconciliation to be initiated by the relevant French Seller. Such amounts shall be paid by the Factor to such account as the relevant French Seller may designate, at the latest on the day falling five (5) Business Days following the sending by such French Seller of a written and justified request.

7.4	Diligence and general obligations of the agent

(a)	Each of the French Sellers undertakes to identify and individualise the Transferred Receivables, both in its computer systems and accounting ledgers, as from the entry into force of the Agreement. In order to prove its diligence, each of the French Sellers will forward the Transferred Receivable Ledgers (made substantially in the form of Annex 9 hereto) to the Factor at the latest five (5) Business Days after the end of each month, or at any time upon the request of the Factor (acting reasonably), for the purposes of the reconciliation of the relevant Asset Accounts with the Transferred Receivables Ledgers.

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(b)	Each of the French Sellers undertakes to exercise its duties under the Mandates in a wise and prudent manner as if it were managing its own Receivables and if it were handling the collection and cashing of its own Transferred Receivables, the preservation of its rights related thereof and, more generally, to perform its obligations under the Mandates in the manner of a careful, diligent and informed agent (mandataire). Furthermore, each of the French Sellers undertakes to comply with its Credit and Collection Procedures.

7.5	Report on the performance of the Mandates

Each of the French Sellers undertakes to:

(a)	report on the performance of the Mandates on a weekly basis to the Factor in accordance with the Credit and Collection Procedures, by providing all information relating to the management of the Transferred Receivables and in particular, any related breakdown of cashing and related charges (it being understood that this report shall take the form of the A/R ledger (grand livre clients non soldés));

(b)	promptly notify the Factor, by any written means or any other support approved by the Parties, of it becoming aware of the occurrence of any demand for extension, litigation relating to the Transferred Receivables or Insolvency Proceeding in relation to any Debtor to the extent an outstanding Transferred Receivable owed by such Debtor is in an amount in excess of one hundred and fifty thousand Euros (EUR 150,000); and

(c)	inform the Factor of any change affecting the terms and conditions governing its contractual relations with its Debtors, to the extent such change may have a Material Adverse Effect.

7.6	Factor’s controls and audits

(a)	The Factor shall be entitled at all times to carry audits or financial reviews on each of the French Sellers, by itself or through a third party, in accordance with Clause 4.2(b). The cost of each such audit (except the financial review, which shall be free of charge) is established at three thousand Euros (EUR 3,000), excluding VAT and disbursements. Such costs shall be borne by each relevant French Seller up to an aggregate maximum amount per year of six thousand Euros (EUR 6,000) and in any case to an aggregate amount of thirty thousand Euros (EUR 30,000) for all the French Sellers and, in any amount beyond this limit by the Factor.

(b)	Each of the French Sellers undertakes to provide its full cooperation to the Factor for the implementation of these audits and controls, as well as for all procedures of issuing circulars to the Debtors on the relevant French Seller’s letterhead, with a view to obtain confirmation from that Debtor on the outstanding amount of their receivables toward such French Seller. In order to preserve the confidentiality of the transactions during the term of the Mandates, these circulars will be addressed on the relevant French Seller’s letterhead.

(c)	For compliance purposes, subject to Clause 4.2(b) above, the Factor (or its designee) will also be entitled to review, on a random basis, during the two yearly field audits referred to in Clause 4.2(b) above, any and all documents evidencing the existence and validity of the Transferred Receivables including, notably, the related invoices (factures), purchase orders (bans de commande), certificates of transport (bons du transporteur), or expedition certificate (bon d’expédition), or delivery certificate (bon de livraison).

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7.7	Revocation of Mandates

7.7.1	Global revocation

7.7.1.1	Revocation of Mandates as a result of the termination of the Agreement

The termination of the Agreement may, at the sole discretion of the Factor, entail the simultaneous revocation of the Mandates.

7.7.1.2	Revocation on specific grounds

The global revocation of the Mandates for any French Seller, notified in accordance with Clause 17.1, may occur in the following cases:

(a)	Revocation of the Mandates with ten 10 (ten) Business Days’ prior notice

(i)	irrespective of whether a Default Notice has been sent to the Factor in that respect, in case of the occurrence of (A) a material change in a French Seller’s legal situation; or (B) a significant deterioration of a French Seller’s financial position; or (C) severe deficiencies in a French Seller’s accounting management; or (D) significant delays or any aggravation of delays for payment in respect of suppliers and unsecured or secured creditors (such as inter alia the French Trésor Public, Urssaf, caisses de retraite etc.) of a French Seller (other than resulting from the normal course of such French Seller’s business) which, individually or collectively, would have a Material Adverse Effect;

(ii)	for a period of forty-five (45) days, the occurrence of at least three (3) seizures or attachments from several creditors of a French Seller (or other equivalent proceedings under relevant laws, such as inter alia under French law avis à tiers détenteurs and saisies of all types) for an aggregate amount in excess of (A) three hundred thousand Euros (EUR 300,000), for any of the French Sellers (other than Alcan Rhenalu); and (B) six hundred thousand Euros (EUR 600,000), for Alcan Rhenalu, unless such seizures or attachments are finally dismissed within forty-five (45) days from the sending of a notice to that effect to the relevant French Seller;

(iii)	in case of the occurrence of any Event of Default with respect to a French Seller which is continuing (other than resulting from Clause 11.2.2(c)(iv)), for which the Factor has decided not to terminate the Agreement, and in particular, a failure by a French Seller to comply with its Credit and Collection Procedures or a failure to domicile payments of Transferred Receivables in the relevant Collection Account;

then the Factor may, by sending a ten (10) Business Days prior notice to the relevant French Seller (with a copy to the Parent Company) terminate the Mandates in relation to such relevant French Seller;

(b)	Revocation of the Mandates with a twenty (20) Business Days’ prior notice in case of the Factoring Accounts, the ledgers or any documents of a French Seller in relation to the Transferred Receivables evidence any of the following events:

(i)	for a continuous period of three (3) consecutive months, the percentage of invoices overdue by more than thirty (30) calendar days is in excess of ten per cent (10%) of the outstanding amount of Transferred Receivables assigned to the Factor as calculated on a monthly basis (the “Overdue Threshold”), provided that:

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(A)	if, upon the Overdue Threshold being exceeded, it appears that the invoices overdue by more than thirty (30) calendar days for one Debtor account for more than seven per cent (7%) of the outstanding amount of Transferred Receivables, the Factor may terminate the Mandates of such relevant French Seller in relation to that Debtor only and the Factor shall be entitled to stop being assigned Receivables over that Debtor, and, then

(B)	if the Overdue Threshold is still in excess of ten per cent (10%) of the outstanding amount of Transferred Receivables after having excluded the amount of invoices overdue relating to the Debtor referred in sub-paragraph (A) above from the calculation thereof, the Factor may terminate the Mandates of such relevant French Seller in relation to all Debtors of that French Seller;

(ii)	for a continuous period of three (3) consecutive months, the existence of Indirect Payments and Dilutions, in excess of ten per cent (10%) of the outstanding amount of Transferred Receivables assigned to the Factor, without prejudice of the application of Clause 8.4, (the “Indirect Payments and Dilutions Threshold”), provided that:

(A)	if, upon the Indirect Payments and Dilutions Threshold being exceeded, it appears that the Indirect Payments and Dilutions for one Debtor account for more than seven per cent (7%) of the outstanding amount of Transferred Receivables, the Factor may terminate the Mandates of such relevant French Seller in relation to that Debtor only and the Factor shall be entitled to stop being assigned Receivables over that Debtor; and, then

(B)	if the Indirect Payments and Dilutions Threshold is still in excess of ten per cent (10%) of the outstanding amount of Transferred Receivables after having excluded the amount of Indirect Payments and Dilutions relating to the Debtor referred in sub-paragraph (A) above from the calculation thereof, the Factor may terminate the Mandates of such relevant French Seller in relation to all Debtors of that French Seller;

(iii)	for a continuous period of three (3) consecutive months, a negative difference of ten per cent (10%) or more between (i) the amount of settlements actually cashed, as recorded to the credit of the OAA and (ii) cash application details (lettrage), as recorded to the debit balance of the OAA;

(iv)	any absence of credit movements noted in the relevant Collection Account for five (5) consecutive Business Days (or ten (10) consecutive Business Days during each month of August);

(v)	breach of any of a French Seller’s undertakings under Clause 4.2 to the extent that such breach has a Material Adverse Effect;

(vi)	any change in the Credit and Collection Procedures (to the extent that such change has a Material Adverse Effect) and has not been approved by the Factor,

then the Factor may, by sending a twenty (20) Business Days prior notice to the relevant French Seller (with a copy to the Parent Company), terminate the Mandates in relation to such relevant French Seller.

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7.7.2	Specific revocation

The Mandates cease to be applicable when a Transferred Receivable is Transferred Back to a French Seller or when a legal action is filed by the Factor under Clause 5.4. For the avoidance of doubt, in case of a Transfer-Back of a Transferred Receivable, Clause 7.8 shall not be applicable.

7.8	Consequences of the revocation of the Mandates

7.8.1	Information of the Debtors, collection and cashing by the Factor

(a)	Upon revocation of the Mandates, the Factor may in relation to the relevant French Seller:

(i)	notify the Debtors, and any other third parties as the case may be, of the existence of this Agreement and the Assignment of the Transferred Receivables, and it shall restrain them from paying the French Sellers. Such notification shall be made under the form set out in Annex 4;

(ii)	address to the Debtors the originals of invoices obtained from such French Seller;

(iii)	ensure the collection of all Transferred Receivables, including Transferred Receivables assigned prior to the date of revocation of the Mandates;

(iv)	set the Holdback Reserve for all new Receivables to be Assigned as from the relevant revocation date, at the higher of (i) ten per cent (10%) of all Transferred Receivables outstanding, including VAT, less (A) the Specific Reserve and (B) the sums credited to the relevant Deferred Availability Accounts; (ii) the sum of ten per cent (10%) and the Average Dilution Rate of all Transferred Receivables outstanding, including VAT, less (A) the Specific Reserve and (B) the sums credited to the relevant Deferred Availability Accounts; and (iii) the minimum amount set out in Clause 8.4.2(b) below;

(v)	charge five Euros (EUR 5) of fixed servicing and notification costs per outstanding Transferred Receivable or Receivable to be Assigned as from the relevant revocation date (if any) by immediate debit of the Current Account.

(b)	As soon as the revocation of the Mandates becomes effective and in relation to any new Transferred Receivable (if any), the relevant French Seller shall include the following wording in its invoices: “La créance relative à la présente facture a été cédée à GE FACTOFRANCE SNC dans le cadre des articles L. 313-23 à L. 313-34 du Code monélaire et financier. Pour étre libératoire, votre réglement doit étre effectué directement à I’ordre de GE FACTOFRANCE Tour FACTO - 18 rue Hoche - Cedex 88 - 92988 LA DEFENSE CEDEX TEL: 01.46.35.70.00 – GE FACTOFRANCE (RIB: [—]) qui devra être avisé de toute réclamation relative à cette créance”.

7.8.2	Management of the Debtors positions

7.8.2.1	Ordinary Collection

(a)	As from the revocation of the Mandates and as long as it remains the owner of the Transferred Receivables, the Factor (or its agent, as the case may be) shall have the exclusive right to manage the collection and recovery thereof. It shall manage the relevant accounts, grant or refuse any postponements, extensions or arrangements, with or without discounts, as may be requested by the Debtors. Subject to actual collection, the Factor (or its agent, as the case may be) shall credit payments to the Asset Account.

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(b)	Each of the French Sellers agrees to provide its assistance to the Factor and to provide in particular any and all documents, correspondence and special powers of attorney that may be reasonably requested in writing by the Factor for the purpose of collecting the Transferred Receivables (subject to confidentiality undertaking). For the Non-Approved Receivables which are also Disputed Receivables, the Factor shall not bear the duly justified collection fees and expenses which may be incurred after their maturity date for a contested collection. In the event that the Factor prepays such duly justified fees and expenses, the Factor shall be entitled to debit the relevant amounts from the Current Account.

7.8.2.2	Power of Attorney

In order to enable the Factor to cash without delay any instruments of payment relating to a Transferred Receivable received by it from the Debtors, each of the French Sellers grants the Factor a power of attorney in order to affix any indication or signature necessary onto the said instruments of payment. In the event that it appears that payments made in favour of the Factor are not related to Transferred Receivables, the Factor shall be deemed to have cashed the same in its capacity as an agent, even after the termination of this Agreement. Amounts so cashed shall be credited to the Current Account and the provisions of Clause 7.3(e) shall apply. The powers of attorney mentioned in this Clause are stipulated in the joint interest of both Parties.

7.8.2.3	Retention of title

(a)	For sales made subject to retention of title, the Factor shall not be required to exercise the French Sellers’ rights of revendication in its stead, unless requested in writing by the relevant French Seller and accepted by the Factor.

(b)	Any such exercise of the relevant French Seller’ rights of revendication shall be carried out at the French Seller’s expense. In the event that the relevant French Seller’s rights of revendication are exercised by the Factor, the French Seller agrees to provide any assistance necessary to the Factor, in particular for the identification and recovery of the assets and to repurchase the recovered assets for a price which may not be less than two thirds of the amount initially invoiced to the Debtor. In any event, the French Seller shall not be entitled to require the Factor to bear the risks of loss or destruction of the goods sold.

7.8.2.4	Penalties and late payment interest

Each of the French Sellers shall remain entitled to waive its rights to any penalties and late payment interests payable by the Debtors in relation to the Transferred Receivables and to make corresponding adjustments to its books. For this purpose, each of the French Sellers shall verify the Asset Account by all means at its disposal. As specified in Clause 3.2, invoices corresponding to penalties and late payment interests are Excluded Receivables.

7.8.3	Direct payments, Credit Notes

7.8.3.1	Payment to the French Sellers

When Indirect Payments are made directly to the French Sellers for the payment of Transferred Receivables, the French Sellers may only receive them as an agent of the Factor, and an equivalent amount shall be paid once a week by such French Seller to the Collection Account or to such other account as the Factor may designate in writing. Failing such repayment being made within five (5) Business Days after receipt of such Indirect Payment, the Factor may debit the corresponding amount from the Current Account, without prejudice to any other recourse.

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7.8.3.2	Compliant Credit Notes

Each of the French Sellers agrees not to change the scope of the rights attached to a Transferred Receivable in a manner which would negatively affect the rights granted to the Factor hereunder over those Transferred Receivables, subject to the Factor’s approval. Notwithstanding the foregoing, the Factor shall be deemed to have accepted (i) Credit Notes and adjusted invoices issued in the normal course of business and in accordance with normal trade practices or (ii) any extension on payment terms, within the limit set forth in the relevant Credit Insurance Policy or subject to the Factor’s approval. In any event, the French Sellers agree to deliver to the Factor all information on Credit Notes or extensions on payment terms related to the Transferred Receivables no later than five (5) Business Days after their issuance or granting. For the avoidance of doubt, such Credit Notes will be included in the file transmitted by the French Sellers to the Factor pursuant to Clause 5.1.1.2(b)(i).

7.8.3.3	Non-compliant Credit Notes

Credit notes that are not in accordance with usual business practices or issued in fraud of the Factor’s rights shall be deemed unenforceable against the Factor even where they have been credited to the Asset Account. Without prejudice to any and all recourse existing against the French Sellers, this rule shall apply in particular to all unsubstantiated or non-compliant Credit Notes, Credit Notes for which a written justification has not yet been provided by the relevant French Seller to the Factor five (5) Business Days following a request to that effect.

8	FACTORING ACCOUNTS

The Factor shall open and manage the Current Accounts (as well as all related sub-accounts detailed below) in order to record the amounts paid or payable by the Factor to each French Seller pursuant to the Agreement and those which are due for any reason whatsoever by each of the French Sellers to the Factor.

8.1	Current Accounts

8.1.1	Single Accounts

(a)	Transferred Receivables and liabilities of each French Seller towards the Factor (and vice-versa) which are reciprocal, connected and indivisible, shall be reflected as respective credit and debit items under the Current Accounts and shall therefore be subject to set-off when due for payment. The same rule shall apply in the event of the opening of Sub-Accounts in order to enhance the monitoring of the transactions made under the Agreement.

(b)	There shall be one Current Account between each of the French Sellers and the Factor for each currency in which Transferred Receivables are denominated in accordance with the Agreement.

(c)	Each of the Current Accounts and the Sub-Accounts shall form an indivisible whole and single account between each of the French Sellers and the Factor and the overall balance thereof after set-off of credits and debits shall be considered at all times - and in particular after the termination of the factoring transactions arising hereunder - as the balance of each of the Current Accounts.

(d)	At the request of either a French Seller or the Factor, if such Parties agree to do so, the Factor may set-off the credit and debit balances of Current Accounts denominated in different currencies.

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8.1.2	Overdraft

The existence of a Current Account shall not give rise to any overdraft rights. Any debit balance shall be immediately due without any need for a formal notice and shall be immediately reconstituted with amounts resulting from the Assignments of new Transferred Receivables or, failing such Assignments, with cash transferred by the relevant French Sellers upon request from the Factor, it being understood that the relevant French Seller shall make the requested cash payment within five (5) Business Days from such request. In any case, any debit balance of a Current Account shall bear interest, even after the relevant Current Account shall have been closed, at the rate of the Special Financing Commission, until full reimbursement.

8.1.3	Transactions

Each Current Account shall in particular be credited with the amount of the relevant Transferred Receivables, as well as all with debits from the Sub-Accounts.

The Current Account shall be debited by the amounts made available by the Factor to the relevant French Seller, as well as the amounts transferred to the credit of the Sub-Accounts and any and all amounts due by any French Seller to the Factor, in particular under this Agreement.

8.1.4	Statements

Monthly statements issued by the Factor shall be deemed to have been irrevocably accepted by the French Sellers, except if a written and valid claim is raised within the applicable statute of limitations for commercial matters, that is, five (5) years from the closing date of the said statements.

Any French Seller (or the Parent Company) shall be entitled to request in writing from the Factor any information or justification relating to any credit or debit entry.

8.1.5	Payments

Any payment made with respect to a Transferred Receivable by way of debit from the relevant Current Account shall be deemed to have effectively occurred only up to, and to the extent of, the amount of the credit balance (if any) of the Current Account as at the relevant date the Current Account is so debited.

8.1.6	Closing

After the termination of the Agreement and the complete settlement of transactions with respect to the relevant French Sellers, the Current Accounts with respect to such relevant French Sellers shall be closed and the remaining balances (if they are positive) shall be refunded to such relevant French Sellers.

8.2	Asset Account

Outstanding amounts of Transferred Receivables are recorded as debit items under the Asset Account. Any payments related to Transferred Receivables are recorded as credit items under the Asset Account. For the avoidance of doubt, the Asset Account is not a Sub-Account.

8.3	Offset and Adjustment Account

In order to enable an accounting follow-up of the performance of the Mandates, it is agreed to record, in a Sub-Account named Offset and Adjustment Account, the following operations:

(i)	on the credit side, cashing of Transferred Receivables,

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(ii)	on the debit side, information on transfers, cheques for cashing and bills due as itemised in the “settlements situation” files forwarded by each of the French Sellers, in accordance with the technical methods approved by the Parties, as well as pursuant to Clause 5.1.1.2(b)(i).

In principle, the balance of the Offset and Adjustment Account should be zero. In practice, this will not be the case due to the time difference of operations. If there are credit balances relating to payments of amounts which are not related to Transferred Receivables, such balances will thus be charged to the Current Account, after evidence from the relevant French Seller substantiating them as indicated in Clause 7.3(e). In case of a debit balance of the Offset and Adjustment Account, such balance may be applied to a Deferred Availability Account.

8.4	Holdback Reserve

8.4.1	Purpose

The Holdback Reserve is a Sub-Account the purpose of which is to guarantee that the Factor may exercise all contractual remedies.

8.4.2	Constitution

(a)	For each French Seller, the Holdback Reserve shall be set at the higher of (i) ten per cent (10%) of all Transferred Receivables outstanding, including VAT, less (A) the Specific Reserve and (B) the sums credited to the relevant Deferred Availability Accounts, (ii) the sum of five per cent (5%) and the Average Dilution Rate of all Transferred Receivables outstanding, including VAT, less (A) the Specific Reserve and (B) the sums credited to the relevant Deferred Availability Accounts and (iii) the minimum amount set out in paragraph (b) below, and shall be funded by way of direct debit on Payments. Downward or upward adjustments shall be calculated by the Factor and shall apply to new Receivables to be Assigned and made by it by crediting the relevant Current Account at the relevant Assignment date. Any event taken into account in the Holdback Reserve shall be taken into account only once, and only with respect to such reserve (to the exclusion of the Specific Reserve).

(b)	The minimum amount of the Holdback Reserve is fixed for each French Seller as follows:

(i)	for Alcan Rhenalu, at EUR 12,350,000;

(ii)	for Alcan Aerospace, at EUR 1,150,000;

(iii)	for Alcan Softal, at EUR 370,000;

(iv)	for Alcan France Extrusions, at EUR 940,000; and

(v)	for Alcan Aviatube, at EUR 160,000.

In any case, the amount of the Holdback Reserve for all French Sellers shall never be higher than the total outstanding amount of the Transferred Receivables.

(c)	In the event that a French Seller is placed under an Insolvency Proceeding or that the termination of the Agreement occurs, the applicable Holdback Reserve for all new Receivables to be Assigned as from the relevant date shall be increased by another ten per cent (10%) of all Transferred Receivables outstanding, including VAT, less (A) the Specific Reserve and (B) the sums credited to the relevant Deferred Availability Accounts.

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8.4.3	Utilisation

The Factor may draw from the Holdback Reserve the sums necessary to cover a debit position of the relevant Current Account. In such case, the contractual percentage and/or threshold shall be immediately reconstituted with amounts resulting from the Assignments of new Transferred Receivables or, failing such Assignments, with cash transferred by the relevant French Sellers upon request from the Factor, it being understood that the relevant French Seller shall make the requested cash payment within five (5) Business Days from such request. Upon termination of the relationship between the Parties or at any other time as agreed between the Factor and the relevant French Seller, the remaining balance (if it is positive) of the Holdback Reserve, as calculated on the basis of the amounts of all Transferred Receivables outstanding (including VAT) and the Specific Reserve fifteen (15) Business Days prior to the agreed restitution date, may be restituted to the relevant French Seller, in which case it shall be transferred to the credit of the relevant Current Account on the agreed restitution date.

8.5	Deferred Availability Accounts or Reserves

8.5.1	Purpose

Deferred Availability Accounts (or Reserves) will be opened for each French Seller (in relation to each applicable currency) to facilitate the monitoring of (i) Non-Financeable Amounts, (ii) Disputed Receivables which have been Definanced, (iii) Defaulted Receivables which have been Definanced and (iv) the debit balance of the Offset and Adjustment Accounts, as well as amounts which are subject to seizure or opposition. These amounts are transferred to the credit of the Current Account upon the regularization of the relevant transaction.

8.5.2	Constitution of a Specific Reserve

(a)	The Specific Reserve refers to Tolling and Pseudo Tolling reserve which is respectively set up for each French Seller in order to cover compensation risks arising from Transferred Receivables deriving from contractual relationships with Debtors that include Tolling and/or Pseudo Tolling transactions, unless non set-off agreements satisfactory to the Factor are entered into between the French Sellers and their relevant Debtors. For the avoidance of doubt, such agreements shall be fully enforceable by the Factor against the relevant Debtors. Any event taken into account in the Specific Reserve shall be taken into account only once, and only with respect to such reserve (to the exclusion of the Holdback Reserve).

(b)	The Specific Reserve shall be determined by the Factor on the Closing Date on the basis of the Tolling report for the month of November 2010, as transmitted to the Factor on or prior to the Closing Date and shall be adjusted on a monthly basis by the Factor according to the representation and data received from the relevant French Sellers and based on and in respect of the account payable ledger and the Tolling report provided by the French Sellers in accordance with the provisions of Clause 4.2(m)(ii)(c).

8.6	Availability Account

The Availability Account is a Sub-Account to be opened for each French Seller (in relation to each applicable currency), the purpose of which is to record the amount of Financeable Amounts (as determined by the Factor pursuant to Clause 5.2 which are available to the French Sellers and for which the relevant French Sellers have not sent a Funding Request to the Factor in relation thereto.

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9	REMUNERATION OF THE FACTOR

9.1	Factoring Commission

9.1.1	Purpose

The Factor shall receive a Factoring Commission in consideration of the non-financial services it provides to the French Sellers, as specified in Clause 2.1.

9.1.2	Establishment

(a)	The rate of the Factoring Commission is set at zero point fifteen per cent (0.15%) (excluding VAT) of the amount (including VAT) of each Transferred Receivable. The aggregate minimum annual amount of the Factoring Commission for all French Sellers shall be one million two hundred thousand Euros (EUR 1,200,000) excluding VAT.

(b)	The aggregate amount of Factoring Commission collected during a calendar year shall not, in any case, be less than the minimum annual amount referred to in sub-paragraph (a) above (such amount to be calculated, upon termination of the Agreement, on a pro rata basis from the beginning of the calendar year until the termination date).

(c)	In case of termination of the Agreement by reason of the Factor’s decision, the minimum annual amount referred to in sub-paragraph (a) above shall only be paid with respect to the then current six-month period at the termination of the notice period. In case of termination of the Agreement resulting from the French Sellers’ decision, the minimum annual amount referred to in sub-paragraph (a) above shall be immediately payable as soon as the termination of the Agreement is notified.

(d)	Should the Agreement be terminated after the Commitment Period, the minimum annual amount referred to in sub-paragraph (a) above shall be calculated, upon termination of the Agreement, on a pro rata temporis basis from the beginning of the calendar year until the termination date.

9.2	Special Financing Commission (SFC)

9.2.1	Principle

(a)	The Factor shall be entitled to a Special Financing Commission in respect of the amounts it Finances.

(b)	The Special Financing Commission shall be equal to:

(i)	with respect to the Receivables denominated in Euro, the arithmetic average of the daily EURIBOR 3month rates of the preceding month plus two point twenty five per cent (2.25%) per annum (excluding VAT); and

(ii)	with respect to the Receivables denominated in currencies other than Euro (Great Britain Pounds (GBP), United States Dollars (USD) or Swiss Francs (CHF) and, in respect of any other currency, such applicable rate as the Parties may agree), the arithmetic average of the daily LIBOR 3month rates of the preceding month applicable to that currency plus two point twenty five per cent (2.25%) per annum (excluding VAT).

(c)	It shall be calculated at the end of each month on the outstanding amounts Financed and actually paid by the Factor from the sending of Funding Requests (including VAT) and it shall be paid monthly.

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(d)	At the end of each month, after taking into account the Value Date applied to the cash receipts and outlays, an SFC statement shall be prepared and the debit balance shall be debited from the relevant Current Account.

9.2.2	Reduction of the Special Financing Commission

As soon as the Holdback Reserve will be at least equal to the minimum threshold amount specified in Clause 8.4.2, and as long as it will remain at least the same, the Holdback Reserve will be remunerated by an amount equal to one hundred per cent (100%) of the Special Financing Commission rate. Once calculated, such amount will be deducted from the Special Financing Commission to be paid by the relevant French Seller in accordance with Clause 9.2 for the relevant month.

9.2.3	Value Dates

Any payment made from the Current Account, or to the Asset Account, shall be made for value in accordance with the provisions of Annex 1 (Value Dates).

9.3	Arrangement Fee

An Arrangement Fee equal to two point twenty five per cent (2.25%) of the Maximum Financing Amount (excluding VAT) shall be paid by the French Sellers and the Parent Company, acting jointly and severally, to the Factor, which fee shall come into existence as at the date of signature of the Agreement and shall become due and payable at completion of the Acquisition.

9.4	Non-Utilization Fee

So long as the Commitment Period is outstanding, each of the French Sellers shall pay monthly the Non-Utilization Fee to the Factor.

9.5	Specific pricing and collection or transfer charges

(a)	All additional services of the Factor other than those described in Clause 2.1 shall be subject to a specific price determination detailed in the Client Guide or, otherwise, in a quotation submitted to the French Sellers for their approval.

(b)	The Current Account shall be debited by the amount of collection or transfer charges all of which shall be entirely borne by the French Sellers.

9.6	Effective Global Rate

(a)	For the application of the provisions of Clause R.313-1-1 of the French Monetary and Financial Code, each Party acknowledges that, taking into account the specificity of this Agreement (in particular the variable nature of the SFC rate), the Effective Global Rate cannot be calculated on the signing date of the Agreement but an indicative calculation of such rate shall be provided in this Clause 9.6.

(b)	In application of Clause R.313-1-1 of the French Monetary and Financial Code, the indicative calculation, as of 9 December 2010, on the basis of a EURIBOR 3 month at 1.04% as of 9 December 2010, of the Effective Global Rate applicable to the Agreement is 3.35% per year.

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(c)	This rate is calculated, as an indication only, on the basis of a 365 day year (366 days for leap years) during the term of the Agreement, pursuant to the terms and conditions that normally apply, namely the following assumptions:

(i)	an average delay in payments by the Debtors of sixty (60) calendar days;

(ii)	a Special Financing Commission as specified in Clause 9.2; and

(iii)	a Non-Utilization Fee as specified in Clause 9.4; and

(iv)	the Holdback Reserve as specified in Clause 8.4.

(d)	Even if the reference rate of the Special Financing Commission does not vary, the Effective Global Rate may increase or decrease during the term of the Agreement depending on changes to the various assumptions set out above and/or contractual parameters.

10	TAXES

(a)	Each of the French Sellers shall pay all duties, taxes (including withholding tax) and levies (a “Tax”) which are due in connection with the Assignment of the Transferred Receivables and the perfection of such Assignments, as of the date of their performance (except corporate income Taxes or branch profit Taxes derived from profit recorded at the level of the Factor).

(b)	The Factor declares that it will act for the purposes of this Agreement from its head office in France. The Factor shall inform the French Sellers if it intends to act through another office outside of France and undertakes not to act from an establishment or office situated in a Non-Cooperative Jurisdiction. Should the establishment or office through which the Factor acts under this Agreement become situated in a Non-Cooperative Jurisdiction, the Factor undertakes to take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming not deductible from that French Seller’s taxable income for French tax purposes by reason of that amount being paid or accrued to the Factor being established or acting through an establishment or office situated in a Non-Cooperative Jurisdiction, including (but not limited to) by transferring its rights and obligations under the Factoring Agreement to another establishment or office.

(c)	Each French Seller and the Parent Company shall make all payments to be made by it hereunder without any tax deduction or withholding (a “Tax Deduction”), unless a Tax Deduction is required by law.

(d)	Each of the French Sellers shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Factor accordingly. During the thirty (30) days following the giving of the notice to the Factor of the Tax Deduction, the relevant Parties shall negotiate in good faith in order to mitigate the application of that Tax Deduction, it being understood that, during that thirty (30) day period, the relevant French Seller shall be entitled, by sending another four (4) Business Days prior notice to the Factor, to suspend temporally the offer of the affected Receivables. The Parties further agree to negotiate in good faith the consequences of any change in the laws or regulations on the VAT rate being applicable to assignment of receivables.

(e)	If a Tax Deduction is required by law to be made by a French Seller and that no agreement is found by the Parties at the end of the thirty (30) day period referred in sub-paragraph (d) above, the amount of the payment due from the French Seller (including the payment of fees) pursuant to the terms of the Agreement shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

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(f)	A payment shall not be increased under sub-paragraph (e) above by reason of a Tax Deduction on account of Tax imposed by France on a payment made to the Factor if such Tax Deduction is imposed solely because this payment is made to an account opened in the name of or for the benefit of that Factor in a financial institution situated in a Non-Cooperative Jurisdiction.

(e)	To this effect, the Factor is hereby authorised to debit the relevant Current Account by the full amounts due by the French Seller to the Factor under this Agreement assuming that there is no Tax Deduction required or, if required, by the effect of the application of sub-paragraph (e) above.

(f)	If a French Seller makes any payment in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority (an “Authority”) within the time allowed for such payment under Applicable Law and shall deliver the Factor within thirty (30) days after receipt thereof an original receipt issued by such Authority evidencing the payment to such Authority.

(g)	In the event that any French Seller pays any additional amount or amounts pursuant to sub-paragraph (e) above (an “Additional Tax Payment”), and in the event the recipient thereof determines in good faith, that, as a result of such Additional Tax Payment, it (or the tax group to which it belongs) is effectively entitled to obtain and retain a refund of any taxes or a tax credit in respect of taxes which reduces the tax liability of such recipient (or the tax group to which it belongs) (a “Tax Saving”), then such recipient shall, after effective receipt of such Tax Saving, under the terms and conditions under sub-paragraphs (h) and (i), reimburse to such French Seller such amount as such recipient shall reasonably determine in good faith to be the proportion of the Tax Savings as will leave such recipient (after such reimbursement) in no better or worse position than it would have been in had the payment by such French Seller in respect of which the foregoing additional tax payment was made not been subject to any withholding or deduction on account of Taxes.

(h)	No provision of this Agreement shall interfere with the right of the Factor to arrange its Tax or any other affairs in whatever manner it thinks fits. Therefore, if the Factor determines that a claim of any Tax Saving entails an identified tax risk for it or requires the Factor to disclose information relating to its Tax or other affairs in a manner which is identified as being possibly harmful to the Factor (the “Tax Saving Risk”), then upon reasonable justification of such Tax Saving Risk to the French Seller, the Parties agree to discuss the tax issue of the Tax Saving to which the French Seller is entitled to under the terms and conditions of sub-paragraph (g) and negotiate in good faith to try to avoid or mitigate any damageable consequences of such Tax Saving. The Parties agree that this negotiation will take place no later than ninety (90) days following the end of the financial year to which the Tax Saving relates.

(i)	If the Factor makes any payment to a French Seller pursuant to sub-paragraph (g) and the Factor subsequently determines, subject to reasonable justification to the French Seller, that the Tax Saving in respect of which the reimbursement was made was not available or has been withdrawn or that it was unable to use such Tax Saving in full, the Seller shall reimburse the Factor such amount equal to the Tax Saving previously reimbursed to the Seller that became unavailable, withdrawn or that the Factor was not able to use.

(j)	The rights of the Factor under this Clause 10 shall not benefit to any Authorised Assignee (or more generally to any assignee of the Transferred Receivables other than the Factor).

(k)	If a Tax Deduction is required by law to be made by a French Seller (or that there is any increase in the rate or the basis of a Tax Deduction), or if any amount payable to the Factor is not, or will not be (when the relevant corporate income tax is calculated) treated as a deductible charge or expense for French tax purposes for that French Seller by reason of that amount being paid or accrued to the Factor being incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction, and as a result such French Seller decides to withdraw from this Agreement, then no early termination premium will be due by such French Seller or the Parent Company.

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11	TERM AND TERMINATION

11.1	Term

(a)	This Agreement is entered into on the date hereof, that is, 4 January 2011, and shall not come into effect, and no Assignment of Receivables shall be made pursuant to the Agreement, until the Acquisition has been completed and all of the conditions precedent set forth in Annex 2 have been satisfied in full (the “Closing Date”).

(b)	During the Commitment Period, and subject to the application of Clauses 11.2 and 11.3, the Factor and each of the French Sellers agree not to terminate the Agreement.

(c)	As from the end of the Commitment Period, this Agreement will be deemed to be of indeterminate duration, with each of the Factor and the French Sellers having the right to terminate the Agreement at any time, subject to a three (3) month prior notice, by sending a registered mail, return receipt requested.

11.2	Termination by the Factor

To the best of its knowledge, upon the relevant French Seller or the Parent Company becoming aware of the occurrence of an event occurring under this Clause 11.2 and constituting a Default, it shall promptly notify the Factor of the occurrence of such Default by sending a default notice to the Factor (the “Default Notice”).

11.2.1	Termination by the Factor for all French Sellers and the Parent Company

(a)	Upon receiving a Default Notice from the relevant French Seller or the Parent Company in respect of a Default referred to in this Clause 11.2.1, or upon becoming aware of a Default referred to in this Clause 11.2.1, the Factor may send a cure notice to the French Sellers and the Parent Company (a “Cure Notice”) setting forth the relevant Default(s) and the applicable grace period(s) (if any).

(b)	If the relevant Default(s) referred to in the Cure Notice is(are) not cured or waived within applicable grace period (if any), the Factor may, after due consideration of the impact of such termination on the situation of the French Sellers (taken as a whole), terminate the Agreement with respect to all the French Sellers and the Parent Company, upon three (3) Business Day notice (a “Termination Notice”) sent to the French Sellers and the Parent Company to that effect.

(c)	Each of the following events constitutes an Event of Default in respect of the French Sellers and the Parent Company, whether or not the occurrence of the relevant event is outside the control of any entity of the Group or any other person:

(i)	a French Seller or the Parent Company (i) is in a state of cessation des paiements (or becomes insolvent for the purposes of any insolvency law); or (ii) by reason of its actual or anticipated financial difficulties, suspends making payments on all or a substantial part of its debts;

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(ii)	steps have been taken by the Parent Company or a French Seller or, so far as the Parent Company any French Seller is aware, by any other person, that would constitute, or already constitutes, an Insolvency Proceeding in respect of such French Seller or the Parent Company (or any other equivalent proceeding under any applicable law) unless, in relation to such steps or procedures effectively taken or started, such steps or procedures are (i) promptly contested by the relevant French Seller or the Parent Company and (ii) are finally dismissed within twenty (20) days from the sending of the Cure Notice;

(iii)	the occurrence of a Cross-Default;

(iv)	the occurrence of an Event of Default as specified in Clause 11.2.2(c) below with respect to all French Sellers;

(v)	(A) any party to the Factoring Agreement, the Parent Performance Guarantee or the Intercreditor Agreement (other than the Factor or the German Purchaser) challenges the validity or enforceability (opposabilité) of any material right or obligation thereunder (subject to Untested Receivables which have been Assigned to the Factor pursuant to the Agreement); or (B) subject to the Legal Reservations, any of the Factoring Agreement, the Parent Performance Guarantee or the Intercreditor Agreement ceases to be legal, valid, binding and enforceable (opposable) in its entirety unless, with respect to the Parent Performance Guarantee, it is replaced by equivalent security (satisfactory to the Factor) within ten (10) Business Days from the sending of the Cure Notice; or

(vi)	a change of control occurs with respect to any French Seller or the Parent Company, pursuant to which:

(a)	Apollo ceases to own (whether directly or indirectly through any natural person or legal entity) (i) at least thirty five per cent (35%) of the issued share capital of the Parent Company or of any French Seller; (ii) the issued share capital having the right to cast at least thirty five per cent (35%) of the votes capable of being cast in general meetings of the Parent Company or of any French Seller; or (iii) the right to determine the composition of the majority of the board of directors or equivalent body of the Parent Company or to designate the Président of any French Seller (as the case may be); or

(b)	any person (other than an intermediate holding company or a person, in either case, controlled directly or indirectly by Apollo) shall own a greater proportion of the voting rights of any French Seller or the Parent Company than Apollo

(in either case, a “Change of Control”);

Provided that if, prior to the occurrence of a Change of Control, (a) the Factor is informed by the Parent Company or any of the French Sellers that any shareholder (or group of shareholders acting in concert) other than Apollo, the FSI or Rio Tinto is purporting to own (whether directly or indirectly through any natural person or legal entity) such portion of the issued share capital and/or voting rights of the relevant entity as would give rise to a Change of Control in respect of the Parent Company or of the relevant French Seller(s) and (b) such new shareholder (or group of shareholders) is approved by the Factor (such approval not to be unreasonably withheld), then the relevant Change of Control shall not constitute an Event of Default pursuant to this Agreement.

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11.2.2 Termination by the Factor for any French Seller

(a)	Upon receiving a Default Notice from the relevant French Seller in respect of a Default referred to in this Clause 11.2.2, or upon becoming aware of a Default referred to in this Clause 11.2.2, the Factor may send a Cure Notice to the relevant French Seller setting forth the relevant Default(s) and the applicable grace period(s) (if any).

(b)	If the relevant Default(s) referred to in the Cure Notice is (are) not cured or waived within applicable grace period (if any), the Factor may, after due consideration of the impact of such termination on the situation of the French Sellers (taken as a whole), terminate the Agreement with respect to the relevant French Seller, upon three (3) Business Day Termination Notice sent to the relevant French Seller to that effect.

(c)	Each of the following events constitutes an Event of Default in respect of the relevant French Seller, whether or not the occurrence of the relevant event is outside the control of any entity of the Group or any other person:

(i)	steps have been taken by a French Seller or, so far as any French Seller is aware, by any other person, that would constitute, or already constitutes any in respect of such French Seller, any proceeding (other than an Insolvency Proceeding) under Livre VI of the French Commercial Code, as amended from time to time (or equivalent proceeding under any applicable law) unless, in relation to such steps or procedures effectively taken or started, such steps or procedures are (i) promptly contested by the relevant French Seller and (ii) are finally dismissed within twenty (20) days from the sending of the Cure Notice to the relevant French Seller;

(ii)	a French Seller fails to comply with its obligations under the Financing Facilities Documents (other than resulting from Clause 4) to the extent such failure has a Material Adverse Effect and, if capable of remedy, continues unremedied for a period of five (5) Business Days from the sending of the Cure Notice to the relevant French Seller;

(iii)	a French Seller is in breach of any of the representations, warranties and undertakings given in Clause 4 to the extent such failure has a Material Adverse Effect, and, if capable of remedy, continues unremedied for a period of:

(A)	five (5) Business Days, for the events referred to in Clauses 4.1.1(e), 4.1.2(b), 4.1.2(c), 4.2(b) to 4.2(d), 4.2(f), 4.2(h) to 4.2(n) and 4.2(p) to 4.2(x); or

(B)	seven (7) Business Days, for the events referred to in Clauses 4.1.1(a) and 4.1.1(d); or

(C)	ten (10) Business Days, for the events referred to in Clauses 4.1.1(b), 4.1.1(c) 4.1.1(f) to 4.1.1(i), 4.1.1(k), 4.1.1(1), 4.2(e), 4.2(g) and 4.2(o); or

(D)	fifteen (15) Business Days, for the event referred to in Clause 4.1.1(j); or

(E)	up to the next Assignment date, for the event referred to in Clause 4.2(a);

from the sending of the Cure Notice to the relevant French Seller;

(iv)

the occurrence of (A) a material change in a French Seller’s legal situation; or (B) a significant deterioration of a French Seller’s financial position; or (C) severe deficiencies in a French Seller’s accounting management; or (D) significant delays or any aggravation of delays for payment in respect of suppliers and unsecured or

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secured creditors (such as inter alia the French Trésor Public, Urssaf, caisses de retraite etc.) of a French Seller (other than resulting from the normal course of such French Seller’s business) which, individually or collectively, would have a Material Adverse Effect;

(v)	(A) any party to any of the Financing Facilities Documents (other than the Factoring Agreement, the Parent Performance Guarantee or the Intercreditor Agreement) (other than the Factor) challenges the validity or enforceability (opposabilité) of any material right or obligation thereunder, subject to Untested Receivables which have been Assigned to the Factor pursuant to the Agreement; or (B) subject to the Legal Reservations and Clause 7.3(d), any of the Financing Facilities Documents (other than the Factoring Agreement, the Parent Performance Guarantee or the Intercreditor Agreement) ceases to be legal, valid, binding and enforceable (opposable) in its entirety (or, with respect to the Deeds of Transfer, would prove to be unenforceable after appropriate notification is made to the Debtor) unless, with respect to the Collection Account Assignment Agreements or the Credit Insurance Assignment Agreements, it is replaced by equivalent security (satisfactory to the Factor) within ten (10) Business Days from the sending of the Cure Notice;

(vi)	a French Seller has knowingly omitted or concealed material information or has knowingly made false statements to the Factor regarding any material information to be provided by a French Seller upon the signature of any of the Financing Facilities Documents or during the course of the performance thereof; or

(vii)	the occurrence of one of the events specified in Clause 6.2(b) to (d) above with respect to a French Seller.

11.3	Voluntary Withdrawal

(a)	Any or all French Sellers shall be entitled to withdraw from the Agreement at any time, subject to:

(i)	thirty (30) days’ prior notice; and

(ii)	in case voluntary termination of the Agreement is requested for all French Sellers, the payment by the French Sellers and the Parent Company, acting jointly and severally, on the date of termination of an early termination premium equal to one million two hundred thousand Euros (EUR 1,200,000); and

(iii)	in case voluntary termination of the Agreement is requested for a given French Seller, the payment by such French Seller and the Parent Company, acting jointly and severally, on the date of termination of an early termination premium equal to its pro rata share of one million two hundred thousand Euros (EUR 1,200,000), it being understood that such pro rata share shall be calculated according to the respective outstanding amount of Transferred Receivables assigned by such French Seller compared to the total aggregate amount of all Transferred Receivables assigned by all French Sellers.

(b)	The relevant French Seller(s) shall, to the extent possible, specify in their termination notice whether the Financing Facilities should be terminated by way of buy-back in full of the outstanding Transferred Receivables or by way of amortization of the Transferred Receivables.

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(c)	For the avoidance of doubt, upon termination of the Agreement (such termination to occur at the end of the notice period specified in paragraph (a) above) and subject to the payment of the early termination premium specified in paragraph (b) above: (a) the relevant French Seller(s) shall no longer make offers to the Factor for the purchase of Receivables, (b) the Factor shall not be committed any longer to purchase Relevant Receivables, (c) Non-Utilization Fee and Factoring Commission shall no longer be payable by the relevant French Seller(s) to the Factor and (d) the relevant French Seller(s) will cease to be subject to any obligations under the Agreement other than to obligations outstanding on the date of termination.

(d)	If the relevant French Seller(s) elect to buy-back the Transferred Receivables, the Parties shall then agree in good faith during the notice period referred to in paragraph (a) above on the terms of the buy-back documentation and the buy-back will be implemented as soon as reasonably practicable following termination of the Agreement.

(e)	The buy-back will be completed on the date on which the outstanding Transferred Receivables are transferred back to the relevant French Seller(s) having originated such Transferred Receivables and an amount equal to the outstanding amount paid by the Factor to acquire such outstanding Transferred Receivables less all amounts and collections received by the Factor in relation to such Receivables plus any funding costs related to the Financing not yet charged by the Factor that are due by the relevant French Seller(s) on the date of payment shall be paid to the Factor.

11.4	Consequence of termination

As a consequence of the termination of the Agreement, the Factor shall no longer be obliged to purchase any new Receivables. The Transferred Receivables already recorded in the Asset Accounts will wind down according to their amortization.

11.5	Preservation of parameters

Upon termination of the Agreement with respect to a French Seller arising under Clause 11.2.2 or the withdrawal of a French Seller arising under Clause 11.3, the Parties agree to negotiate in good faith on any amendment to the Agreement or the Financing Facilities Documents which would be required or desirable to ensure the economic and financial parameters of the Transaction, as originally set out on the date of signature of the Agreement, are preserved.

12	REVISION OF THE ALLOCATION OF THE MAXIMUM FINANCING AMOUNT

(a)	Subject to the conditions set forth in sub-paragraph (b) below, the Parent Company shall be entitled to send a notice in the form described in Annex 6 to the Factor and the German Purchaser with a view to revise the allocation of the Maximum Financing Amount among the Sellers.

(b)	The allocation of the Maximum Financing Amount may only be revised within the following parameters:

(i)	such revision shall only be requested by the Parent Company once a quarter, at the latest sixty (60) days before each Quarter Date;

(ii)	upon written agreement of the Factor and the German Purchaser to the proposed revision of the allocation of the Maximum Financing Amount, such revised allocation shall take effect on the following the request mentioned in paragraph (i) above.

(c)	The French Sellers and the Parent Company undertake to provide all information necessary to the Factor enabling the Factor to submit the contemplated revision of allocation to its credit committee for approval and the German Sellers, the Swiss Seller and the Parent Company shall do the same vis-à-vis the German Purchaser.

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13	ACCESS TO WEB SERVICES

13.1	General

(a)	In order to enable the French Sellers to access all management information in connection with this Agreement, the Factor has created Web Services (FACTONET) the content and mode of operation whereof are described in the Client Guide. Web Services provide detailed online information regarding each of the French Sellers’ factoring accounts and those of its Debtors, which the French Sellers may download onto its micro-computer. The French Sellers shall bear all related costs, including the costs of telecommunications. Access to the Web Services is only possible through confidential codes, an identification code and a password, which shall be communicated to the French Sellers upon the signature of this Agreement.

(b)	Web Services as a whole will be free of charge for the French Sellers. Any additional information services, namely documentation in paper form, will be subject to the specific pricing outlined in the Client Guide or, failing this, in a quotation submitted to the French Sellers’ approval. Such remuneration will be drawn on the Current Account.

13.2	Intellectual property rights – Granting of a license

(a)	All intellectual property rights and copyright concerning the Web Services, their presentation, contents (software, visual, sound functionalities, Clauses and generally all information contained in relation to such services) are works protected by the French Intellectual Property Code and international agreements concerning copyright, that exclusively belong to the Factor, in their former, current and future versions. Any complete or partial reproduction or broadcast by whatever means, is strictly forbidden without the prior written agreement of the Factor.

(b)	The Factor grants to the French Sellers a non exclusive license to use the specific software referred to in Clause 13.1 above, exclusively for its own use and for the sole purpose of carrying out, in connection with the performance of this Agreement, the transactions which are described in the Client Guide. The French Sellers shall comply with the conditions of the license contract which shall be given to it with the software. It agrees to return the said software to the Factor upon the expiration of the Agreement and to destroy all copies thereof which it may have made.

13.3	Factor’s liability

The Factor shall not be liable for the malfunction of the telephone lines and equipment necessary for using the Web Services, for the use which is made thereof or for the results obtained. Moreover, it may interrupt or modify at any time the operation of the Web Services, in particular in order to maintain the quality, reliability, safety and/or performance thereof. In no event shall it be liable for the consequences, in particular, loss of data, operational losses or any other financial loss which may result from any of the events above.

13.4	Confidentiality – Liability

The Factor has taken all necessary measures in order to protect the confidentiality of access to information. The French Sellers agree that the access codes shall remain secret. It shall be solely responsible for the said codes, including their conservation, confidentiality and use. The Factor shall in no event be liable in the event of abusive or fraudulent use thereof, due to a voluntary or involuntary

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disclosure of the confidential codes by the French Sellers to any person whatsoever. The French Sellers guarantee that it will at all times comply with all laws and regulations applicable to the use of Web Services. The French Sellers undertake that its employees shall comply with the provisions of this Clause.

14	COSTS AND EXPENSES

(a)	Subject to paragraph (b) below, the French Sellers and the Parent Company shall bear all external costs and expenses reasonably incurred and duly documented by the Factor, if any (including external counsel and other third party costs) in connection with (i) due diligences carried out in relation to the Financing Facilities Documents, (ii) the preparation, negotiation, execution and completion of the Financing Facilities Documents, (iii) legal opinions or confirmations required by the Factor under the Financing Facilities Documents, including, without limitation, in relation to the Parent Performance Guarantee or for conflicts of law purposes and (iv) all costs and expenses (including legal fees) incurred by the Factor in connection with the formalities required to be carried out for the enforceability of the transfers of Receivables being made pursuant to the transaction.

(b)	Provided the Acquisition is consummated, but regardless of whether the Transaction Documents are executed, the Parties agree that the total amount of external legal fees, costs and expenses of the Factor and the German Purchaser (including their external counsel and selected Swiss counsel and other third party costs) shall be limited to a maximum cap of three hundred and ten thousand Euros (EUR 310,000), subject to the conditions set out in the fee cap provided by the legal counsel to the Factor. In the event that the fees of counsel shall exceed the cap as a result of services rendered falling outside the defined scope of work that is subject to the cap, then prior to such additional work being carried-out, a new cap for that additional work must be agreed between such counsel, the Parent Company and the Sellers as a condition to the Sellers and the Parent Company assuming any increased fees arising from that additional work.

(c)	The French Sellers and the Parent Company shall bear all costs and expenses reasonably incurred and duly documented by the Factor in connection with the protection or enforcement of any guarantee, pledge or any other security interest constituted pursuant to, or in relation with, the Financing Facilities Documents.

15	CONFIDENTIALITY – UTILISATION OF INFORMATION COLLECTED BY THE FACTOR – SUBSTITUTION

15.1	Confidentiality

(a)	Each Party agrees that both prior to the end of the Commitment Period and thereafter until the expiry of a (24) twenty four month period therefrom it will (i) keep confidential and not divulge or disclose to any individual, person or entity whatsoever, in whole or in part, neither orally nor in writing nor in whatever other form, any information of whatever nature obtained in the context of the Transaction relating to the French Sellers, the Debtors, the Receivables and the Factor or any other matters communicated by a Party to another in the context of the Transaction or of which it may otherwise have come in possession in the context of the Transaction (including the Financing Facilities Documents and any information concerning the identity of any Debtors) (the “Confidential Information”) and (ii) take all the steps necessary to avoid any such disclosure or use so as to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information and not use, in whole or in part, any Confidential Information for any purpose other than the purpose for which it is disclosed.

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(b)	Upon request of a Party, the recipient shall promptly return to such Party, or confirm in writing to such Party, the intervened destruction of any documents containing Confidential Information, with the exception such copies (i) as have become a part of the recipient’s corporate records and which shall be required for audit, legal, regulatory or internal compliance purposes as set out below or (ii) that the relevant Party reasonably needs for the protection or enforcement of any of its rights under this Agreement, insofar as such disclosure is expressly permitted by the provisions of the Financing Facilities Documents or strictly necessary for the purpose of discharging its obligations under or in connection with the Financing Facilities Documents. Such return, or confirmation of destruction, shall be not only of all such documents, but also of any copies thereof made by the recipient and any other documents in the possession of the recipient incorporating Confidential Information.

(c)	The relevant recipient will be responsible for making its own evaluation of, and enquiries with respect to, the Confidential Information. A Party does not make any representation as to the accuracy or completeness of the Confidential Information and shall have no liability as a result or use of, or reliance on, any information delivered to the recipient in accordance with this Agreement.

(d)	Without prejudice to any other provision of this Clause 15.1, the following information may be disclosed by the Factor, GE Capital Bank AG, General Electric Capital Corporation, Apollo, the Parent Company, the French Sellers or their respective advisers for the conduct of their commercial communication without the other Parties’ prior written consent: the amount of the Transaction, the countries involved, the number of the Sellers, the names of the Sellers, the main features of the structure utilised, the identity of the legal advisors involved in the Transaction and the signing date of the Transaction.

(e)	The provisions of this Clause 15.1 shall not apply to the divulgation or disclosure of Confidential Information by any of the parties to the Financing Facilities Documents:

(i)	to its employees, officers or agents;

(ii)	in connection with any proceedings arising out of or in connection with the Financing Facilities Documents or the preservation or maintenance of its rights thereunder;

(iii)	if required to disclose Confidential Information by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise;

(iv)	pursuant to any law or regulation or requirement of any governmental agency in accordance with which that party is required or accustomed to act;

(v)	to any governmental, regulatory, banking or taxation authority having jurisdiction over that party; and

(vi)	to its auditors or legal or other professional advisers on a “need-to-know basis” only (provided that such third party owe a duty of confidentiality to that party).

15.2	Utilisation of information collected by the Factor

(a)	For the purpose of internal control, the Factor is expressly authorised by the French Sellers to provide the information referred to in Article L.511-34 al. 1 of the French Monetary and Financial Code, to its shareholder.

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(b)	Any information to which the Factor may have access to in the context of the performance of this Agreement may be provided (i) to any majority-owned entity of the GE Group, for statistical, commercial or risk purposes, subject to a confidentiality undertaking; or (ii) to any entity outside of the GE Group for statistical purposes only; or (iii) for the performance of the Agreement, to agents (mandataires) of the Factor, subject (for items (ii) and (iii)) to a confidentiality undertaking (satisfactory to the Sellers’ Agent) and provided that no commercially sensitive information shall be disclosed to any such parties without the relevant French Sellers’ prior consent (not to be unreasonably withheld).

(c)	The French Sellers may, unless they express a contrary desire, receive commercial proposals from companies of the GE Group, including through the intermediation of the Factor. The French Sellers will inform their banks of the existence of the Agreement and of its scope and provide evidence of such information to the Factor.

(d)	In case it happens that, pursuant to the Agreement, the Factor has access or has knowledge of any Confidential Information relating to a Debtor or the business of such Debtor, the Factor undertakes to promptly execute a confidentiality undertaking (in a form and substance satisfactory to the Factor) as may be requested from time to time by such Debtor (acting reasonably and in relation to Confidential Information relating to it or its business only).

15.3	Substitution

Unless agreed in writing by the Factor, the French Sellers shall not in any form whatsoever be substituted by another party for the performance of its rights and obligations under this Agreement.

15.4	Collection of personal data

(a)	In compliance with the provisions of French Data Protection Law No. 78-17 of 6 January 1978, as amended by the Law of 6 August 2004, the Factor automatically processes personal information relating to the corporate officers of the French Sellers and some of its employees, in particular, the Factor’s contact persons or the representatives that sign the Deeds of Transfer and related documents.

(b)	Personal data is processed and kept strictly to provide the services hereunder. However, the Factor may need to provide such data to other companies of the group to which it belongs, in particular, in the USA, in accordance with applicable law or regulations. In this regard, the French Sellers acknowledge and agree that its corporate officers and employees agree that the information referred to in this clause may be transferred.

(c)	The individuals in question may have access to their personal data and request that any errors relating to them be rectified or deleted by contacting the Factor’s sales department at the address mentioned in Clause 17.1.

16	APPLICABLE LAW – JURISDICTION

(a)	The provisions of the Agreement shall be governed by French law. For the performance of the Agreement, the Parties elect domicile at their respective head offices.

(b)	The Parties agree that any and all disputes arising in connection with the Agreement and in particular with its validity, interpretation, performance or non-performance, shall be exclusively referred to the competent courts of the Paris Court of Appeals.

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17	MISCELLANEOUS PROVISIONS

17.1	Notices between the Parties

(a)	Notices shall be deemed to have been given on the date of the first presentation of a registered letter, or on the date of the document attesting the receipt of a fax or an e-mail by the duly authorised representative of the other Party. In the event that contractual provisions provide for notification without specifying the form thereof, the said notification may be made by e-mail, fax, normal letter mailed or hand delivered, registered letter or registered letter return receipt requested.

(b)	The address and fax number (and the department or officer, if any, to whom attention the communication is addressed) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is, in the case of each Party that identified with its name below, or any substitute address, fax number or department or officer as the Party may notify to the other Party by not less than five (5) Business Days’ notice:

Alcan Rhenalu

Address: Alcan CRV - Le Signac - 1 Av du General de Gaulle - 92230 Gennevilliers

Attention: Mr. Jean-Paul Moreau

e-mail: jean-paul.moreau@riotinto.com

Fax: + 33 (0)1 49 68 38 93

Alcan Aerospace

Address: Alcan Rhenalu, Site d’Issoire, ZI des Listes - 63502 Issoire

Attention: Ms. Ariane Frossard

e-mail: ariane.frossard@alcan.com

Fax: + 33 (0)4 73 55 78 19

Alcan Softal

Address: Alcan France Extrusion, Route de Tonnerre - 89600 Germigny

Attention: Mr. Matthieu Tardi

e-mail: Matthieu.Tardi@alcan.com

Fax: + 33 (0)3 86 43 57 36

Alcan France Extrusions

Address: Alcan France Extrusions, Route de Tonnerre - 89600 Germigny

Attention: Mr. Matthieu Tardi

e-mail: Matthieu.Tardi@alcan.com

Fax : +33.(0)3.86 43 57 36

Alcan Aviatube

Address: 6, rue Pierre et Marie Curie - 49245 Montreuil-Juigne

Attention: Mr. Laurent Chaigneau

e-mail: Laurent.chaigneau@alcan.com

Fax: + 33 (0)2.41.37.44.07

each time with a copy to the Sellers’ Agent and to Mr. Jeremy Leach, VP and General

Counsel AEP - Tour Reflets - 17 place des Reflets - 92097 Paris La Défense Cedex, France -

Fax : + 33 (0) 1 57 00 33 07 - jeremy.leach@alcan.com

The Sellers’ Agent

Address: Engineered Products Switzerland AG, Max-Högger-Strasse 6 - 8048 Zurich

Attention: Mr. Patrick Mortier, Director Treasury & Enterprise Risk Management

e-mail: Patrick.Mortier@alcan.com

Fax: + 41 43 49 74 014

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Omega Holdco II B.V.

Amsteldijk 166

1079LH Amsterdam

Fax: +31 (0) 20 6442735

Attention: Ms Karlien Jehee

With a copy to:

Alcan Engineered Products

Tour Reflets, 17, place des Reflets

92097 Paris La Défense, France

Fax: +33-15700-3397

Attention: Chief Legal Officer

The Factor

Address:   GE Factofrance SNC

                  Tour Facto, 18, rue Hoche, 92988 Paris La Défense

Attention: Mr. François Morinière

e-mail:      francois.moriniere@ge.com

Fax:           +33 (0)1 46.35.68.52 (fax : 17.04)

17.2	Rights of the Parties

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

17.3	Amendments

Any amendment of the terms of the Agreement shall be made in writing by the Parties.

17.4	Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

17.5	Assignment

(a)	The French Sellers are not authorized to assign all or part of its rights and obligations under the terms of the Financing Facilities Documents.

(b)	The Factor may, for the purposes of its refinancing, (a) assign, sell, transfer or pledge as security to any Authorized Assignees, in full or in part, its rights and/or obligations under the Financing Facilities Documents and (b) enter into any sub-participation or syndication agreement relating thereto, subject, however, to informing the Parent Company in advance and to ensuring that no assignee or pledgee is entitled to notify any Debtor or to inform any of them of any Assignment if and to the extent the Mandates have not been revoked pursuant to the terms of this Agreement.

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(c)	If the assignee referred to in sub-paragraph (b) above is not an Authorized Assignee, the Factor shall obtain the prior consent of the Parent Company, such consent not to be unreasonably withheld.

17.6	Signatories

The signatories of the Agreement are the legal representatives of the Parties or their duly authorized representatives. They procure that the Parties they represent will comply with the contractual obligations mentioned herein.

Executed in Paris, in eight (8) originals, on 4 January 2011

ALCAN RHENALU	ALCAN AEROSPACE

ALCAN SOFTAL	ALCAN FRANCE EXTRUSIONS

ALCAN AVIATUBE	GE FACTOFRANCE SNC

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OMEGA HOLDCO II B.V.

ENGINEERED PRODUCTS SWITZERLAND AG

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ANNEX 1

VALUE DATES

ANNEX 1.1

PAYMENTS FROM THE CURRENT ACCOUNT

Payment type	Value date

Check to the French Sellers	Issue date

Wire transfer to the French Sellers	Issue date

ANNEX 1.2

PAYMENTS TO THE ASSET ACCOUNT

Payment type	Value date

Check payable by a bank located in Paris	Date on which the payment is recorded by the Factor plus one (1) Business Day

Check payable by a bank in France out of Paris	Date on which the payment is recorded by the Factor plus one (1) Business Day

Fixed maturity negotiable instrument (effet de commerce payable à échéance)	Instrument’s maturity date

Bearer negotiable instrument (effet de commerce payable à vue)	Paying date of the instrument plus one (1) Business Day

Bank or postal wire transfer	Transferee’s bank value date

Foreign wire transfer	Date on which the payment is recorded by the Factor

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ANNEX 2

CONDITIONS PRECEDENT

CP	Items
1.	Constitutional documents and authorizations/KYC

1.1.

Certified copies of the constitutional documents (Statuts or equivalent document) of:

1.      Omega Holdco;

2.      the Parent Company;

3.      Alcan Rhenalu;

4.      Alcan Aerospace;

5.      Alcan Aviatube;

6.      Alcan France Extrusions;

7.      Alcan Softal;

8.      Sellers’ Agent.

1.2.

An original copy or certified copy of the certificate of incorporation (K-bis extract or equivalent document) dated no later than one month prior the signing date of the Agreement and to the first assignment of Receivables under the Agreement of:

1.      Omega Holdco;

2.      the Parent Company;

3.      Alcan Rhenalu;

4.      Alcan Aerospace;

5.      Alcan Aviatube;

6.      Alcan France Extrusions;

7.      Alcan Softal; and

8.      Sellers’ Agent.

1.3.

Original copies of a solvency certificate (certificat de non faillite or equivalent in the relevant jurisdiction) issued by the relevant Trade and Companies Registry in relation dated no later than two weeks prior to the signing date of the Agreement and to the first assignment of Receivables under the Agreement of:

1.      Omega Holdco;

2.      the Parent Company;

3.      Alcan Rhenalu;

4.      Alcan Aerospace;

5.      Alcan Aviatube;

6.      Alcan France Extrusions; and

7.      Alcan Softal;

8.      Sellers’ Agent.

1.4.

Copies of the resolutions of the board of directors (or any competent body) approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the Financing Facilities Documents to which they are parties of:

1.      Omega Holdco;

2.      the Parent Company;

3.      Alcan Rhenalu;

4.      Alcan Aerospace;

5.      Alcan Aviatube;

6.      Alcan France Extrusions;

7.      Alcan Softal; and

8.      Sellers’Agent

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CP	Items
1.5.

Powers of attorney of the persons signing the Financing Facilities Documents on the date of signing, as well as the powers of attorney for all persons signing the Bordereau Dailly on an ongoing basis during the life of the transaction, for:

1.      Omega Holdco (as applicable);

2.      the Parent Company;

3.      Alcan Rhenalu;

4.      Alcan Aerospace;

5.      Alcan Aviatube;

6.      Alcan France Extrusions;

7.      Alcan Softal; and

8.      Sellers’ Agent.

1.6.

A certificate of an authorized signatory certifying that each copy/document specified in this Section 1 is correct and complete and that the original of each of those documents is in full force and effect and has not been amended or superseded as at a date no earlier than the Signing Date of the French Factoring Agreement and/or the first assignment of Receivables under the French Factoring Agreement, as the case may be, of:

1.      Omega Holdco;

2.      the Parent Company;

3.      Alcan Rhenalu;

4.      Alcan Aerospace;

5.      Alcan Aviatube;

6.      Alcan France Extrusions;

7.      Alcan Softal; and

8.      Sellers’ Agent.

1.7.

Specimens of the signature of each person authorized to execute the Financing Facilities Documents or to sign any document or notice in connection with the Financing Facilities Documents to which they are parties on behalf of:

1.      Alcan Rhenalu;

2.      Alcan Aerospace;

3.      Alcan Aviatube;

4.      Alcan France Extrusions; and

5.      Alcan Softal.

1.8.

Certified copies of the identification papers of the directors and all authorised signatories of:

1.      the Parent Company;

2.      Alcan Rhenalu;

3.      Alcan Aerospace;

4.      Alcan Aviatube;

5.      Alcan France Extrusions; and

6.      Alcan Softal;

7.      Sellers’ Agent.

1.9.	Copy of the power of attorney granted by Mr. Patrice Coulon (Directeur Général Adjoint of the Factor) to Mr. Francois Terrade or Mrs. Hélène Dubly.

2.	Transaction Documents

2.1.	Collection Account Opening Agreements

2.1.1.

Each of the Collection Account Opening Agreements entered into with BNPP in respect of the Collection Accounts relating to:

1.      Alcan Rhenalu;

2.      Alcan Aerospace;

3.      Alcan Aviatube;

4.      Alcan France Extrusions; and

5.      Alcan Softal

2.1.2.

Each of the Collection Account Opening Agreements entered into with Deutsche Bank in respect of the Collection Accounts relating to:

1.      Alcan Rhenalu;

2.      Alcan Aerospace;

3.      Alcan Aviatube;

4.      Alcan France Extrusions; and

5.      Alcan Softal.

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CP	Items
2.1.3.

Each of the Collection Account Opening Agreements entered into with HSBC in respect of the Collection Accounts relating to:

1.      Alcan Rhenalu;

2.      Alcan Aerospace;

3.      Alcan Aviatube:

4.      Alcan France Extrusions; and

5.      Alcan Softal.

22.	Collection Account Guarantee Agreements (Bordereaux Dailly)

2.2.1.

Each of the Collection Account Guarantee Agreements (Bordereaux Dailly) entered into with BNPP relating to:

•   Alcan Rhenalu;

•   Alcan Aerospace;

•   Alcan Aviatube;

•   Alcan France Extrusions; and

•   Alcan Softal.

2.2.2.

Each of the Collection Account Guarantee Agreements (Bordereaux Dailly) entered into with Deutsche Bank relating to:

•   Alcan Rhenalu;

•   Alcan Aerospace;

•   Alcan Aviatube;

•   Alcan France Extrusions; and

•   Alcan Softal.

2.2.3.

Each of the Collection Account Guarantee Agreements (Bordereaux Dailly) entered into with HSBC relating to:

•   Alcan Rhenalu;

•   Alcan Aerospace;

•   Alcan Aviatube;

•   Alcan France Extrusions; and

•   Alcan Softal.

2.3.	Copy of the existing Credit Insurance Policies.

2.4.

Each of the Credit Insurance Delegation Agreements and all standard credit insurance information relating to:

1.      Alcan Rhenalu;

2.      Alcan Aerospace;

3.      Alcan Aviatube;

4.      Alcan France Extrusions; and

5.      Alcan Softal.

2.5.	A list of the Debtors with the Approval Limits delivered, a letter from the Credit Insurer stating the amount of the Insurance Indemnification paid or to be paid for the outstanding insurance period.

2.6.	Execution of the Intercreditor Agreement.

2.7.	The Parent Guarantee (France).

2.8.	Certified copy of the executed Share Purchase Agreement between inter alia AIF VII Euro Holdings, L.P. and Rio Tinto in the form agreed by the Factor, together with evidence reasonably satisfactory to the Factor and the German Purchaser that completion of the Acquisition has occurred.

3.	Other documents and factual matters

3.1.	Legal opinion delivered by law firm appointed by the Parent Company and satisfactory to the Factor in respect of the capacity and authority of the Parent Company in connection with the execution and performance of the relevant Financing Facilities Documents to which it is a party (including the Agreement) and all other relevant Transaction Documents.

3.2.	Legal opinions delivered by law firm appointed by the Parent Company and satisfactory to the Factor in respect of the capacity (including vis-â-vis any prohibition or restriction of assignment) and authority of the French Sellers in connection with the execution and performance of the Financing Facilities Documents and all other relevant Transaction Documents.

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CP	Items
3.3.	Legal opinions delivered by counsel to the Factor relating to the validity of the Financing Facilities Documents governed by French law and all other relevant Transaction Documents governed by French law.

3.4.	Transferred Receivables Ledgers

3.5.	Certified copy confirming the account number(s) of the bank account(s) on which Financings shall be made to the French Sellers.

3.6.	Implementation of IT and electronic systems in a form satisfactory to the Factor in order to exchange debtor data and other technical data, required for the operation of the Financing Facilities by the French Sellers.

3.7.	Approval by the Factor of the Credit and Collection Procedures of each of the French, German and Swiss Sellers, such approval which will not be unreasonably withheld.

3.8.	Confirmation by legal opinions delivered by a law firm appointed by Apollo that the AR Financing Facilities are not in conflict with the Seller’s existing financing facilities.

3.9.	Confirmation from Omega Holdco BV, satisfactory to the Factor, evidencing that the funds raised from the Financing Facilities (i) will be used for general corporate purposes (including the refinancing of any of their relevant working capital facilities and, subject to compliance with financial assistance rules, the financing or refinancing of any debt used to finance the Acquisition of any of the German Sellers and Swiss Seller (other than the French Sellers and the shareholders of the French Sellers) or of any of their respective direct or indirect shareholders) and (ii) will not be used for the financing or refinancing of any equity used to capitalize the Omega Holdco (which equity will be used, among other, to acquire the French Sellers); the confirmation from Omega Holdco of the compliance with financial assistance rules will be evidenced by the delivery to the Factor of the Acquisition Steps Paper (reasonably satisfactory to the Factor and the German Purchaser and based on the draft acquisition steps paper provided to the Factor and the German Purchaser on 4 August 2010) and a legal memorandum (reasonably satisfactory to the Factor) from Apollo’s counsel and addressed to the Factor and confirming, on the basis of the information contained in the Acquisition Steps Paper, compliance of the Capital Structure with financial assistance rules (if any) in France, Germany and Switzerland.

3.10.	A certificate of an authorized signatory of the Parent Company confirming that, since the delivery to the Factor of the draft Acquisition Steps Paper on 4 August 2010, there has been no change to the Capital Structure that would cause financial assistance rules to be breached.

3.11.	Certificates by the French Sellers stating that there are no security interests over or in respect of all Transferred Receivables or the Collection Accounts.

3.12.	Delivery to the Factor of sufficient customary information reasonably satisfactory to the Factor on the existing Relevant Receivables to be purchased on the first assignment date.

3.13.	Evidence that, where applicable, each Debtor has been advised of the applicable details (and Collection Account) to pay by means of electronic transmission (to the extent new Collection Accounts need to be established).

3.14.	Evidence that the $275,000,000 AIF VII Euro Holdings, L.P. and the Fonds Stratégique d’lnvestissement term loan agreement will be made available to Omega Holdco II B.V. with a total funding at Closing Date of at least USD 135,000,000.

3.15.	Confirmation by the French Sellers of the implementation of IT and electronic systems in a form satisfactory to the Factor in order to exchange debtor data and other technical data, required for the operation of the Financing Facilities by the French Sellers.

3.16.	an audited balance sheet and income statement in connection with the Acquisition (comprised of all of the operating entities, divisions and businesses included in the Engineered Products operating segment of Rio Tinto Alcan, excluding its Cablc and Composite operating entities, divisions and businesses) prepared on a carve-out basis for the fiscal period ending 31 December 2009, with 2008 comparative figures.

4.	Costs and expenses

4.1.	Evidence that all costs and expenses then due and payable by each of the French Sellers and the Parent Company under the Financing Facilities Documents have been or will be paid on or around the date of first assignment of Receivables under the French Factoring Agreement.

72208170	68

ANNEX 3

ACTE DE CESSION DE CREANCES PROFESSIONNELLES

SOUMIS AUX DISPOSITIONS DES ARTICLES L.313-23 A L.313-34 DU CODE

MONETAIRE ET FINANCIER

1.	ACTE DE CESSION

Le présent acte de cession de créances professionnelles est soumis aux dispositions des articles L.313-23 à L.313-34 du Code monétaire et financier et est établi en application des stipulations d’un contrat en langue anglaise intitulé Factoring Agreement conclu le 4 janvier 2011 entre, notamment, le Cédant (French Seller), Omega HoldCo II B.V. (Parent Company) et GE Factofrance SNC (Factor) (le “Contrat”).

2.	IDENTIFICATION DU CEDANT

[•], société [•] de droit [•] ayant son siège social [•], immatriculée au Registre du commerce et des sociétés sous le numéro [•] RCS [•] (le Cédant).

3.	IDENTIFICATION DU CESSIONNAIRE

GE FACTOFRANCE, société en nom collectif de droit français ayant le statut d’établissement de crédit, dont le siège social est situé Tour Facto, 18, rue Hoche, 92988 Paris-La Défense Cedex, France, immatriculée au Registre du commerce et des sociétés sous le numéro 063 802 466 RCS Nanterre (le “Cessionnaire”).

4.	DESIGNATION DES CREANCES

Le Cédant cède au Cessionnaire les créances qu’il détient au titre des factures dont la liste figure dans le fichier informatique transmis au Cessionnaire par le Cédant concomitamment à la remise du présent acte de cession.

Conformément à l’Article L. 313-23 du Code monétaire et financier, le fichier ainsi transmis permet l’identification des créances cédées au titre du présent acte. En outre :

(i)	le nombre total de créances cédées au titre du présent acte est de [•]; et

(ii)	le montant global des créances cédées au titre du présent acte est de [•].

NB: Il est nécessaire de remettre, concomitamment à la remise du bordereau ci-dessus, le fichier informatique comprenant la liste des créances cédées au titre du bordereau, telles d’identifiées par les enregistrements “101” (avec, dans la mesure du possible, l’indication du débiteur cédé, du montant de la créance, de la référence ou du numéro de facture, du lieu et de l’échéance de paiement). Ce fichier doit permettre l’identification des créances cédées.

Conformément à l’article L. 313-24 du Code monétaire et financier, le Cédant n’est pas garant solidaire du paiement des créances cédées au titre du présent acte.

Fait à                     , le                             , en 1 (un) exemplaire.1

[1]	Date à apposer par GE Factofrance

72208170	69

[Dénomination sociale du Cédant]

en sa qualité de Cédant

Par: [Nom du signataire autorisé]

Le présent acte de cession est stipulé à ordre, transmissible par endos au profit d’un autre établissement de crédit.

72208170	70

(TRANSLATION FOR INFORMATION PURPOSES ONLY)

FORM OF ASSIGNMENT OF PROFESSIONAL RECEIVABLES

PURSUANT TO ARTICLES L.313-23 TO L.313-34 OF THE FRENCH MONETARY AND

FINANCIAL CODE

1.	FORM OF ASSIGNMENT

This form of assignment of professional receivables is subject to the provisions of the articles L.313-23 to L.313-34 of the French Monetary and Financial Code and is made pursuant to the agreement encaptioned “Factoring Agreement” entered into on 4 January 2011 among, notably, the Assignor (as French Seller), Omega HoldCo II B.V. (as Parent Company) and GE Factofrance SNC (as Factor) (the “Agreement”).

Unless the context otherwise requires, capitalised terms used in this form of assignment of professional receivables shall have the meaning ascribed to such term in the Agreement.

2.	ASSIGNOR

[•], a company incorporated under the laws of France as a société [•], whose registered office is located at [•], registered with the Trade and Companies Registry under number [•] RCS [•] (the “Assignor”).

5.	ASSIGNEE

GE FACTOFRANCE SNC, a company incorporated under the laws of France as a société en nom collectif and licensed as a credit institution (établissement de crédit), whose registered office is at Tour Facto, 18, rue Hoche, 92988 Paris-La Défense Cedex, France, registered with the Trade and Companies Registry (Registre du Commerce et des Sociétés) under number 063 802 466 RCS Nanterre.

4.	IDENTIFICATION OF THE RECEIVABLES

The Assignor assigns to the Assignee the receivables owed to it under the invoices listed and identified in the electronic file transmitted to the Assignee by the Assignor on the date this assignment form has been remitted to the Assignee.

Pursuant to Article L. 313-23 of the French Monetary and Financial Code, the file so transmitted will allow for the identification of the receivables assigned hereunder. Moreover,

(i)	the total number of the receivables assigned hereunder is [•]; and

(ii)	the total amount of the receivables assigned hereunder is [•] €.

Note: It is necessary to hand, at the same time the assignment form is remitted to the Assignee, an electronic file listing and identifying the receivables assigned hereunder as identified pursuant to the “101” records (with, if possible, the debtor’s name, the amount of the receivable, the reference of the invoice, the location and date of payment). This file will allow the identification of the assigned receivables.:

Pursuant to Article L. 313-24 of the French Monetary and Financial Code, the Assignor shall not be jointly and severally liable for the payment of the receivables assigned hereunder.

72208170	71

Executed in             , on                 , in one original.2

[Insert Name of Assignor] As Assignor

Name: [Insert name of authorised signatory] This assignment form may be transferred to any financial institution by endorsement.

[2]	Date to be inserted by GE Foctofrancc (in its name and in the name of the Beneficiaries).

72208170	72

ANNEX 4

FORM OF NOTIFICATION TO DEBTORS

[Papier à en-tête de GE Factofrance SNC]

Acte de Notification de Cession de Créances Professionnelles

Lettre recommandée avec accusé de réception

Le [•]

[Identification du débiteur cédé]

Messieurs,

Réf: Acte de notification de cession de créances professionnelles

Dans les conditions prévues par les articles L. 313-23 à L. 313-35 du Code monétaire et financier, la société [•], société [•] de droit [•] ayant son siège social [•], immatriculée au Registre du commerce et des sociétés sous le numéro [•] RCS [•] (le Cédant) nous a cédé des créances identifiées ci-après dont vous êtes débiteur envers elle.

Les créances dont la cession est l’objet de la présente notification sont identifiées et individualisées par leur numéro, montant et date de facture énumérées dans la liste figurant en annexe de la présente lettre (les “Créances”).

Conformément aux dispositions de l’article L. 313-28 du Code monétaire et financier, nous vous demandons de cesser, à compter de la présente notification, tout paiement au titre de ces Créances à la société [Insérer dénomination sociale du Cédant].

En conséquence, le règlement de votre dette devra être effectué à l’ordre de GE Factofrance par virement bancaire au crédit du compte dont les coordonnées figurent ci-après : [Insérer références IBAN du numéro de compte].

Par ailleurs, conformément à l’article R. 313-16 du Code monétaire et financier, nous vous demandons de faire figurer sur toute facture présente ou future relative à toute Créance qui ne serait pas en notre possession les mentions obligatoires suivantes : “La créance relative à la présente facture a été cédée à GE Factofrance SNC dans le cadre des articles L. 313-23 à L. 313-34 du Code monétaire et financier. Le paiement doit être effectué par virement au compte n° [Insérer références IBAN du numéro de compte] chez [Insérer nom de la banque teneuse de compte].

Cette lettre, ainsi que toute annexe y attachée, fait partie intégrant de la présente notification.

Cordialement,

GE Factofrance

Par: [•]

72208170	73

Annexe 1

Créances

[A compléter]

72208170	74

[Letterhead of GE Factofrance SNC]

Notice of Assignment of Professional Receivables

Registered letter with acknowledgement of receipt

[Date]

[Identification of Assigned Debtor]

Dear Sirs,

Re: Form of Notice of Assignment of Professional Receivables

In compliance with the terms and conditions set out in Articles L. 313-23 to L. 313-35 of the French Monetary and Financial Code, [•], a company incorporated under the laws of France as a société [•], whose registered office is located at [•], registered with the Trade and Companies Registry under number [•] RCS [•] (the “Assignor”) has assigned to us the receivables identified below owed by you to the Assignor.

The receivables whose assignment are subject to this notification are identified and individualized by their number, amount, invoice date, as mentioned in the listed appended hereto (the “Receivables”).

In accordance with the provisions of Article L. 313-28 of the French Monetary and Financial Code, we hereby request you to cease to make, as of the date hereof, any payment with respect to the Receivables to [Insert name of Assignor].

As a consequence, payment of these Receivables shall be in our favour by wire transfer to the credit of the bank account with number: [Insert IBAN references].

Moreover, pursuant to Article R. 313-16 of the French Monetary and Financial Code, we hereby request you that all present and future invoice(s) not in our possession relating to the Receivables include the following compulsory mention: “The receivable arising out of the present invoice has been assigned to GE Factofrance SNC pursuant to Articles L. 313-23 à L. 313-34 of the French Monetary and Financial Code. Payment must be made by wire transfer to the following account No. [Insert IBAN references] with [Insert name of bank account].

This letter, as well as any schedule appended thereto, shall be an integral part of this notification.

Truly yours,

GE Factofrance

By: [•]

72208170	75

Schedule 1

Receivables

[To be completed]

72208170	76

ANNEX 5

PARENT PERFORMANCE GUARANTEE

[Please refer to following page]

72208170	77

C    L     I     F     F    O     R    D

C    H    A    N    C    E

EXECUTION COPY

4 January 2011

Between

OMEGA HOLDCO II B.V.

as Guarantor

and

GE FACTOFRANCE

as Beneficiary

PERFORMANCE GUARANTEE AGREEMENT

(acte de cautionnement solidaire)

PARIS-1-1108409-v5	-1-	80-40465510

PARIS-1-1108409-v5	-2-	80-40465510

THIS PERFORMANCE GUARANTEE AGREEMENT IS ENTERED INTO

BETWEEN

(1)	OMEGA HOLDCO II B.V., a company incorporated under the laws of the Netherlands as a besloten vennootschap, whose registered office is located at Amsteldijk 166, 1079LH Amsterdam, The Netherlands, registered with the Trade and Companies Registry of The Netherlands under number 34393946 0000, acting as guarantor (the “Guarantor” or the “Parent Company”); and

(2)	GE FACTOFRANCE, a company incorporated under the laws of France as a société en nom collectif and licensed as a credit institution (établissement de crédit), whose registered office is located at Tour Facto, 18, rue Hoche, 92988 Paris-La Défense Cedex, France, registered with the Trade and Companies Registry of Nanterre under number 063 802 466 (the “Beneficiary” or the “Factor”).

Each of the companies referred to above are each hereafter referred to as a “Party” and together as the “Parties”.

WHEREAS:

(A)	The Guarantor as Parent Company, and Alcan Rhenalu, Alcan Aerospace, Alcan Softal, Alcan France Extrusion and Alcan Aviatube as the French Sellers (the “French Sellers”), and the Beneficiary as Factor, have entered into a factoring agreement dated on or about the date hereof (the “Factoring Agreement”) pursuant to which the French Sellers have agreed to assign from time to time certain of their receivables to the French Factor and the French Factor has agreed to purchase those receivables.

(B)	As a condition precedent to first Assignment of Receivables (as defined in the Factoring Agreement) under the Factoring Agreement, the Guarantor has agreed to issue a performance guarantee (cautionnement solidaire) (the “Performance Guarantee”) for the benefit of the Beneficiary, in respect of the obligations of the French Sellers under the Factoring Agreement on the terms and subject to the conditions set out herein (the “Agreement”).

IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS – INTERPRETATION

1.1	Definitions

1.1.1	Factoring Agreement

Save as expressly provided herein to the contrary (including, in particular, in Clause 1.1.2 (Additional Definitions) below) and unless the context otherwise requires, capitalised words and expressions used in this Agreement shall have the meanings ascribed to them in the Factoring Agreement.

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1.1.2	Additional Definitions

In addition, in this Agreement:

“Alcan Aerospace” means Alcan Aerospace S.A.S, a company incorporated under the laws of France as a société par actions simplifiée with a share capital of EUR 26,296.90, whose registered office is located at La Défense, 2-17 Place des Reflets, 92400 Courbevoie, France, registered with the Trade and Companies Registry of Nanterre under number 479 791 931.

“Alcan Aviatube” means Alcan Aviatube S.A.S, a company incorporated under the laws of France as a société par actions simplifiée with a share capital of EUR 3,284,400, whose registered office is located at Zone Industrielle, 44470 Carquefou, France, registered with the Trade and Companies Registry of Nantes under number 712 032 705.

“Alcan France Extrusions” means Alcan France Extrusions S.A.S, a company incorporated under the laws of France as a société par actions simplifiée with a share capital of EUR 15,000,000, whose registered office is located at Route de Tonnerre, Germigny, 89600 Saint-Florentin, France, registered with the Trade and Companies Registry of Auxerre under number 352 610 646.

“Alcan Rhenalu” means Alcan Rhenalu S.A.S, a company incorporated under the laws of France as a société par actions simplifiée with a share capital of EUR 123,547,875.00, whose registered office is located at La Défense, 2-17 Place des Reflets, 92400 Courbevoie, France, registered with the Trade and Companies Registry of Nanterre under number 672 014 081.

“Alcan Softal” means Alcan Softal S.A.S, a company incorporated under the laws of France as a société par actions simplifiée with a share capital of EUR 22,265,000.00, whose registered office is located at Route de Tonnerre, Germigny, 89600 Saint-Florentin, France, registered with the Trade and Companies Registry of Auxerre under number 662 032 374.

“Beneficiary Collection Account” means the bank account to which the Requested Amount shall be credited, as specified in the Request for Payment.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open for business in Amsterdam and Paris.

“Intercreditor Agreement” means the intercreditor agreement dated 4 January 2010 entered into among Omega Holdco B.V as Omega, Omega Holdco II B.V as Parent Company, Alcan Rhenalu, Alcan Aerospace, Alcan Softal, Alcan France Extrusions and Alcan Aviatube as French Sellers, Alcan Singen GmbH and Alcan Aluminium Presswerke GmbH as German Sellers, Alcan Aluminium Valais SA as Swiss Seller, GE Factofrance as French Purchaser and GE Capital Bank AG as German Purchaser.

“Merger Event” has the meaning given to such term in Clause 3.6 of this Agreement.

PARIS-1-1108409-v5	-4-	80-40465510

“Requested Amount” has the meaning given to such term in Clause 5.3.1 of this Agreement.

“Request for Payment” has the meaning given to such term in Clause 2 (Guarantee - Undertaking to Pay) of this Agreement.

1.2	Interpretation

This Agreement shall be construed in accordance with the principles of construction set out in clause 1.2 (Interpretation) of the Factoring Agreement which are incorporated herein by reference as if such principles had been set out in full in this Agreement.

2.	GUARANTEE - UNDERTAKING TO PAY

(a)	The Guarantor hereby irrevocably guarantees to the Beneficiary on a joint and several basis, as a caution solidaire, in accordance with the provisions of Article 2288 et seq. of the French Code civil and subject to the terms and conditions of this Agreement, the prompt and complete payment when due by the French Sellers to the Beneficiary of all amounts (including without limitation principal, interest, fees, costs, expenses and indemnities) (taking into account any contractually agreed grace period) under or arising out of or in connection with the Factoring Agreement.

(b)	Accordingly, subject to the terms hereof, the Guarantor, in its capacity as caution solidaire hereunder irrevocably undertakes, to pay to the Beneficiary, within five (5) Business Days of receipt of a request for payment (a “Request for Payment”) from the Beneficiary in accordance with Clause 5.2 (Request for Payment) and in the form set out in Schedule 1 (Request for Payment), any amount (including without limitation principal, interest, fees, costs, expenses and indemnities) due under the Factoring Agreement and unpaid on its agreed due date (taking into account any contractually agreed grace period) by any French Seller under any circumstances pursuant to the Factoring Agreement (the “Guaranteed Obligations”).

3.	WAIVER OF DEFENCES

3.1	The Guarantor hereby expressly and irrevocably waives the benefit of discussion (bénéfice de discussion) provided for in article 2298 of the French Code civil. The Guarantor hereby expressly waives any right of division (bénéfice de division) provided for by article 2303 of the French Code civil.

3.2	The Guarantor hereby expressly renounces the benefit of article 2309 of the French Code Civil.

3.3	This Agreement is irrevocable and the obligations of the Guarantor under this Agreement shall not be affected by an act, omission, matter or thing (whether or not known by it or by the Beneficiary) which would reduce, release, prejudice or provide a defense to any of those obligations of the Guarantor, including without any prejudice to the accessory nature of the Performance Guarantee:

3.3.1	any renewal, or extension of the term of the Factoring Agreement and/or the amounts due or which may be due by any French Seller under the Factoring Agreement;

PARIS-1-1108409-v5	-5-	80-40465510

3.3.2	any time, waiver, release or consent granted to, or composition with, any other person under the Factoring Agreement;

3.3.3	subject to Clause 7 (Term), any abstention or delay by the Beneficiary in perfecting or enforcing any of its rights or remedies that it may, now or at any time in the future, have from or against the Guarantor;

3.3.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a French Seller;

3.3.5	any amendment of the Factoring Agreement;

3.3.6	any change in the legal, financial or other condition of a French Seller, including without limitation, a French Seller becoming the subject of an Insolvency Proceeding.

3.4	The Guarantor hereby agrees that, until the unconditional and irrevocable payment and discharge in full of all amounts owed by a French Seller (whether payable or not) under the Factoring Agreement, it shall not exercise any right of set-off (compensation) that it may have under Article 1294 of the French Code civil.

3.5	The Guarantor hereby agrees that it shall not avail itself at any time of any indulgence, release of payment, whether in whole or in part, or any other measures imposed on any French Seller.

3.6	None of the obligations of the Guarantor under the Performance Guarantee shall be discharged, impaired or otherwise affected (A) in the case of any merger, split-off, winding-up, contribution of assets or similar transaction or in case of any dissolution, liquidation or similar act or process (whether judicial or amicable) (any such transaction for the purpose of this Clause, a “Merger Event”) involving the Guarantor or any, some or all of the French Sellers together. The obligations of the Guarantor under the Performance Guarantee shall be binding on its successors and assigns, including as a consequence of a Merger Event of the Guarantor.

3.7	In respect of the payment of any Requested Amount whatsoever made by the Guarantor to the Beneficiary pursuant to this Performance Guarantee, and until the unconditional and irrevocable payment and discharge of all amounts due by any French Seller under the Factoring Agreement, the Guarantor hereby expressly waives its right to invoke any right of subrogation or other similar available rights against the relevant French Seller and shall not exercise any right to be repaid by, to receive any amount from or to be indemnified by that French Seller by virtue of the Performance Guarantee, whether such rights arise by law, contract or otherwise. Until such unconditional and irrevocable payment and discharge in full, the Guarantor hereby expressly and irrevocably waives the right it may have to exercise any recourse, whether present or future, against the relevant French Seller, the indebtedness and obligations of which are guaranteed by the Performance Guarantee.

PARIS-1-1108409-v5	-6-	80-40465510

3.8	The liabilities, obligations and undertakings of the Guarantor under this Performance Guarantee may be enforced by the Beneficiary in accordance with the terms of this Agreement, from time to time, once or pursuant to several Requests for Payment. This Performance Guarantee may be called by the Beneficiary as many times as it shall require with a view to recovering any Guaranteed Obligations, irrespective of whether steps have been taken or proceedings have been commenced against the relevant French Seller in respect of amounts due and unpaid on their agreed due date under the Factoring Agreement by such French Seller to the Beneficiary.

4.	REPRESENTATIONS AND WARRANTIES

In addition to the representations and warranties made by it to the Beneficiary under the Factoring Agreement and the Intercreditor Agreement, the Guarantor represents and warrants to the Beneficiary that it will deal with the financial situation of the French Sellers in any way it deems appropriate and does not regard the financial situation and the solvency of French Sellers or the existence and maintenance of guarantees or other security interests as the principal reason for its decision to grant this Performance Guarantee.

5.	ENFORCEMENT AND PAYMENTS

5.1	No prior steps

Without prejudice to the other provisions of this Agreement, it is expressly agreed by the Guarantor that the performance by it of its undertakings under this Performance Guarantee with respect to a given French Seller shall not require any prior approval of any French Seller or any other person nor any confirmation, calculation data or notification whatsoever that is not expressly provided for in this Agreement or the Factoring Agreement.

5.2	Request for Payment

5.2.1	Any Request for Payment under this Performance Guarantee shall be substantially in the form of Schedule 1 (Request for Payment).

5.2.2	Each Request for Payment shall enclose a certificate executed by a duly authorised signatory of the Beneficiary that shall state :

(a)	the Requested Amount which payment is requested to the Guarantor;

(b)	the statement that the Requested Amount is owed to the Beneficiary under the Factoring Agreement and has not been paid by the relevant French Seller on its agreed due date (taking into account any contractually agreed grace period);

(c)	the name of the relevant French Seller;

(d)	the details of the calculation of the Requested Amount;

(e)	the date on which the Requested Amount was due for payment (taking into account any contractually agreed grace period);

PARIS-1-1108409-v5	-7-	80-40465510

(f)	the request to pay the Requested Amount in accordance with the provisions of Clause 5.3.1; and

(g)	the relevant Beneficiary Collection Account to which the Requested Amount shall be credited.

5.3	Payments

5.3.1	The Guarantor shall pay the amount requested pursuant to Clause 2 (Undertaking to pay) by the Beneficiary (the “Requested Amount”) in accordance with Clause 5.2 directly to the Beneficiary, by transferring such Requested Amount to the credit of the relevant Beneficiary Collection Account.

5.3.2	Each Party to this Agreement agrees that the Guarantor’s payment under this Agreement shall not be subject to any condition other than delivery of a duly executed Request for Payment in accordance with Clause 5.2.

5.3.3	All payments by the Guarantor to the Beneficiary (including without limitation principal, interest, fees, costs, expenses and indemnities) under this Performance Guarantee shall be made in Euro and without any deduction or withholding.

5.3.4	Any payment by the Guarantor to the Beneficiary under this Performance Guarantee (including without limitation principal, interest, fees, costs, expenses and indemnities) shall be made for value on the date when any such payment is due under the terms of this Performance Guarantee. Any amount payable by the Guarantor under this Agreement which is not paid when due shall bear interest at the rate of the Special Financing Commission (as defined in the Factoring Agreement) until full payment thereof.

5.3.5	Any payment of the entire Requested Amount by the Guarantor to the Beneficiary under this Performance Guarantee (including without limitation principal, interest, fees, costs, expenses and indemnities) will entail full and definitive discharge of the payment obligations of the relevant French Seller, if applicable, up to the amount paid, only when effectively credited to the Beneficiary Collection Account.

6.	FEES AND EXPENSES

All costs, fees and expenses in relation to the Performance Guarantee shall be borne by the Guarantor in accordance with the terms and conditions of Clause 14 of the Factoring Agreement.

7.	TERM

The Guarantor shall be bound by the terms of this Performance Guarantee with respect to any French Seller’s obligations under the Factoring Agreement, with effect as of the date hereof and shall remain so bound until the date on which all the Guaranteed Obligations have been paid or discharged in full.

PARIS-1-1108409-v5	-8-	80-40465510

8.	APPLICATION OF AMOUNTS RECEIVED

All monies received, recovered or realised by the Beneficiary under or pursuant to this Performance Guarantee shall be immediately applied towards discharge of the Guaranteed Obligations.

9.	BENEFIT OF THE PERFORMANCE GUARANTEE

Any reference in this Agreement to the Beneficiary shall include its successors, parties subrogated to its rights and assigns, and such parties shall be treated as initial parties to this Agreement, as the case may be, as if they had been party to this Agreement at the time of its execution.

10.	AMENDMENTS AND WAIVERS

This Performance Guarantee (including the Guaranteed Obligations) may only be amended or waived with the written consent of the Beneficiary and the Guarantor.

11.	RETURN OF PERFORMANCE GUARANTEE

The Beneficiary shall promptly return each of the original copies of the Performance Guarantee to the Guarantor as of the date on which all the Guaranteed Obligations have been paid or discharged in full.

12.	ABSENCE OF WAIVER

No delay or abstention by the Beneficiary in perfecting or enforcing this Performance Guarantee shall constitute a waiver to the benefit of any provision of this Agreement. The Beneficiary shall not entail any responsibility to the Guarantor or its successors by reason of the late exercise or non-exercise of the rights and remedies which are attributed to them under this Agreement.

13.	NOTICES

Notices shall be made in accordance with the terms and conditions of the Intercreditor Agreement.

14.	GOVERNING LAW – JURISDICTION

14.1	This Performance Guarantee shall be governed by and construed in accordance with the laws of France.

14.2	Any dispute arising in connection with this Performance Guarantee, in particular regarding the performance, interpretation or consequences of this Performance Guarantee, shall be subject to the exclusive jurisdiction of the competent courts of Paris.

Signed in Paris, in two (2) original copies.

PARIS-1-1108409-v5	-9-	80-40465510

SCHEDULE 1

REQUEST FOR PAYMENT

[letterhead of the Beneficiary]

To:	OMEGA HOLDCO II B.V.

Amsteldijk 166, 1079LH Amsterdam

The Netherlands

Att:        [●]

Fax:       [●]

E-mail:  [●]

[Date]

Dear Sirs,

Performance Guarantee Agreement dated [4] January 2010 – Payment for Request

We refer to the Performance Guarantee Agreement entered into on [4] January 2010 between ourselves and yourselves (the “Performance Guarantee”).

Capitalised terms used in this Payment Request have the meaning ascribed to them in the Performance Guarantee.

This is a Request of Payment as defined in the Performance Guarantee.

The undersigned certified that [he]/[she] is a duly authorised signatory of GE Factofrance.

Pursuant to Clause 2 (Guarantee - Undertaking to Pay) of the Performance Guarantee, Omega Holdco II B.V. as Guarantor, has irrevocably undertaken, on a joint and several basis, to pay us, within [five (5)] Business Days of receipt of a Request for Payment, any amount (including without limitation principal, interest, fees, costs, expenses and indemnities) due under the Factoring Agreement and unpaid on its agreed due date (taking into account any contractually agreed grace period) by any French Seller under any circumstances pursuant to the Factoring Agreement.

In accordance with clause 5.3 of the Performance Guarantee, we confirm that, at [11.00 am.] on [specify relevant payment date] the following French Seller, [insert name], failed to pay [specify nature: amount due, other] in an amount equal to [specify amount] which was due on [date] (taking into account any contractually agreed grace period) (the “Requested Amount”).

PARIS-1-1108409-v5	-10-	80-40465510

Accordingly, we request you pay the Requested Amount specified above no later than [specify the date]1 for same day value by wire transfer to the bank account opened in the name of the Beneficiary with the following references:

Bank:  [●]

Swift:  [●]

IBAN: [●]

Acc.:   [●]

Ref:     [●]

The details of the calculation of the Requested Amount are attached hereto.

Yours faithfully,

Beneficiary

GE FACTOFRANCE

By:      [●]

Title:   [●]

[1]	Such date falling no less than five (5) Business Days following the date of receipt of this Payment Request by the Guarantor pursuant to clause 2 (Guarantee - Undertaking to Pay) of the Guarantee.

PARIS-1-1108409-v5	-11-	80-40465510

SIGNATORIES

GE FACTOFRANCE

By

Name:
Address:

OMEGA HOLDCO II B.V.

By

Name:
Address

PARIS-1-1108409-v5	-12-	80-40465510

ANNEX 6

REQUEST FOR THE REVISION OF THE ALLOCATION OF THE MAXIMUM

FINANCING AMOUNT

Date:	[●]

From:	[Name of the Parent Company]

To:	GE Factofrance / GE Capital Bank AG

Dear Sirs,

We refer to the agreement encaptioned “Factoring Agreement” entered into on 4 January 2011 among, notably, certain French entities of the Alcan Group (as French Sellers), Omega HoldCo II B.V. (as Parent Company) and GE Factofrance SNC (as Factor) (the “Agreement”).

[Insert any relevant background information, if needed]

We write to inform you that, pursuant to Clause 12 of the Agreement, we request that the allocation of the Maximum Financing Amount be revised as follows:

[●]

We would appreciate if you could acknowledge receipt of this letter by returning a signed copy of this letter to our attention.

Parent Company

Acknowledged and agreed

[GE]

72208170	78

ANNEX 7

CREDIT AND COLLECTION PROCEDURES

[Please refer to following page]

72208170	79

ALCAN ENGINEERED PRODUCT

CREDIT & COLLECTION POLICY – French Sites

DECEMBER 2010

This Policy is applicable to Alcan Rhenalu, Alcan Softal, Alcan, Aerospace, Alcan Aviatube and Alcan France Extrusion.

1. INTRODUCTION

The objectives of this Credit & Collection Policy are:

(1) To manage the liquidity risk of doing business with third party customers;

(2) To limit exposure to sovereign risk related to third-party export sales (i.e., cross-border transactions);

(3) To ensure the highest quality of accounts receivable possible consistent with achieving sales objectives;

(4) To participate in optimizing cash flow through sound credit & collection management practices.

Financial Controllers and Credit Managers are responsible, at their respective levels, for the consistent application of and compliance with this Credit & Collection Policy.

2. CREDIT MANAGEMENT

Credit review on all customers should be performed before the opening of any new customer account and on all existing customers at least once a year, with a view to manage the risk of potential bad debt losses.

A credit limit must be defined for each customer. These credit limits must be reviewed regularly but no less than once a year by BU and Site Financial Controllers or Credit Managers. Adverse information, whenever received, should trigger an immediate reassessment of the customer’s credit limit (i.e., prior to the next periodic review).

BU and Site Financial Controllers and/or Credit Managers must be given sufficient authority to delay shipments to customers perceived as risky until the perceived risk is mitigated or dismissed.

Systems should be in place to halt (if possible automatically, otherwise manually) any orders placed that, if invoiced, will put the customer in excess of the approved credit limit level.

3. CREDIT PROTECTION

Use of Credit Insurance is highly recommended. In case a Business Unit chooses not to insure a particular receivable, it must document its justification. A Trade Credit Insurance Program is in place with Coface and is already used by all the sites in scope of this policy.

Exhibit 1 provides information as to which countries are deemed acceptable to sell to on an open terms basis and those that are deemed unacceptable. In the latter case, sales can only proceed if appropriate protective measures are taken, namely confirmed irrevocable letter of credit (with a bank authorized by Treasury Dept), export credit insurance or cash in advance. Exception to this rule must be approved by AEP’s CFO and Treasurer.

4. PAYMENT TERMS

Payment terms must be compliant with local regulations and in any case be less than 120 days. Payment terms of 120 days or more must be approved by AEP’s CFO and Treasurer. In particular, if and to the extent approved by AEP’s CFO and Treasurer, Crown may be given the right to defer payments due to AEP in November and December until January of the following year.

If a customer challenges the invoice due date for a valid reason (for instance if it has not yet received the merchandise) the Credit Manager responsible shall be entitled to extend proportionally the payment term of the receivable.

As stated in Coface contract, the maximum credit is 180 days after invoice date.

5. CASH COLLECTION

The designated Collection Officer shall use all reasonable efforts (including contacting the relevant customer) in order to allocate promptly and accurately the cash received and any associated credit memo to the relevant customer.

All cheques received shall be lodged to the relevant Bank at the latest 5 business days after the reception date.

In case of payment made by way of set-off by a customer, the collection officer shall contact, via phone, mail or fax, such customer to determine which Receivables have been paid in such manner.

Customer communications should, as much as possible, be developed prior to any past due situation

The designated Collection Officer should contact customers (via telephone, mail or fax) promptly when an invoice is due and enquire about the causes for non-payment. Collection calls need to be performed at least one time within the 15 days following the due date and then occur at least once every 2 weeks.

The BU / Site Financial Controller has the capacity to block an order if he /she believes that the failure to pay result from a cash flow or credit difficulty from the relevant customer, irrespective of such customer not having exhausted the approved credit limit. If receivables remain unpaid for more than 30 days without reasonable explanation, the BU / Site Financial Controller will block the order or find appropriate solution with the customer.

In case a commercial dispute relating to a Receivable remains unresolved for more than 60 days after the invoice due date, the Collection Officer is authorised to commence any administrative, legal or other action to obtain payment of the Receivable.

The relevant BU / Site will promptly communicate to Coface all insured receivables that have not been paid within 210 days following the invoice date (“déclaration de menace de sinistre”) and ask Coface to intervene for litigation after 270 days following the invoice date.

6. CREDIT MEMO PROCEDURES

If a customer makes a deduction from the amount payable by it under any receivable (except if such deduction results from any rebate, discount or allowance) or upon receipt of a notification from a customer related to any discrepancies such as shortages, or damaged merchandise, improper pricing or other claim, the designated Collection Officer shall promptly investigate such claim or reduction. If the relevance of the claim is proved, the BU / Site shall promptly issue a credit memo to clear the claim.

In the event that the site challenges or refuses the validity of the claim or the claimed amount, it shall promptly conduct negotiations with the relevant customer to resolve the dispute as soon as possible.

If a customer returns products or goods, as soon as the merchandise is returned at the shipping location, a credit memo shall be issued.

7. ACCRUAL FOR BAD DEBTS AND WRITE OFF

As soon as the BU / Site has any doubt about the financial capacity of any customer to honour the payment of any Receivables, it shall promptly accrue a bad debt provision in relation to such customer adjusted, as appropriate, for the effect of any applicable Coface credit insurance.

As soon as the site has the information that a receivable is uncollectible (e.g., the customer has filed for bankruptcy), the BU / Site shall write-off the relevant Receivable adjusted, as appropriate, for the effect of any applicable Coface credit insurance.

8. MONTHLY REPORTING

Every month, BUs must communicate the list of customers with a Receivable balance in excess of USD 3 million (or its equivalent in another currency) and/or overdues in excess of USD 500 thousand (or its equivalent in another currency) to AEP HQ by means of the Monthly Management Report. This information is consolidated in a global AEP Credit Report and communicated to BU / Site senior management and AEP HQ management, with follow-up discussion—as deemed appropriate—in the monthly senior management review meetings.

EXHIBIT 1

LIST OF COUNTRIES WITH ACCEPTABLE SOVEREIGN RISK

(PROVIDED ALWAYS THAT THE CUSTOMER CREDIT IS APPROVED)

Andorra, Aruba, Australia, Austria

Bahamas, Bahrain, Belgium, Bermuda, Botswana

Canada, Chile, China, Cyprus, Czech Republic

Denmark

Estonia

Finland, France

Germany, Greece

Hong Kong

Ireland, Israel, Italy

Japan

Kuwait

Liechtenstein, Luxembourg

Malaysia, Malta

Netherlands, New Zealand, Norway

Oman

Poland, Portugal

Qatar

Saudi Arabia, Singapore, Slovak Republic, Slovenia, South Korea, Spain, Sweden,

Switzerland

Taiwan, Trinidad & Tobago, Republic of

UAE (Abu Dhabi, Emirate of Ras, Al Khaimah and Dubai), United Kingdom, United States

COUNTRIES FOR WHICH SOVEREIGN RISK IS NOT ACCEPTABLE

Argentina

Barbados, Belarus, Belize, Benin, Bolivia, Brazil, Bulgaria, Burkina Faso, Cambodia

Cameroon, Columbia, Costa Rica, Croatia

Dominican Republic B Stable

Ecuador, Egypt, El Salvador

Fiji

Gabon, Georgia, Ghana, Grenada, Guatemala

HondurasHungary

Iceland, India, Indonesia

Jamaica, Jordan

Kazakhstan, Kenya

Latvia, Lebanon, Lithuania, Macedonia (Republic of)

Madagascar (Republic of), Mexico, Mongolia, Montenegro, Montserrat, Morocco,

Mozambique (Republic of)

Nigeria

Pakistan, Panama (Republic of), Papua New Guinea, Paraguay, Peru, Philippines

Romania, Russia,

Senegal, Serbia, South Africa, Sri Lanka, Suriname

Thailand, Tunisia, Turkey, Ukraine, Uruguay

Venezuela, Vietnam

ANNEX 8

COMPUTER RELATIONSHIP GUIDE

[Please refer to following page]

72208170	80

Cahier des charges informatique

Contrat confidentiel ligne à ligne

Juillet 2009

GE Capital
Factofrance

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SOMMAIRE

Afin de renforcer l'efficacité de nos relations, nous vous offrons la possibilité de nous transmettre vos données par fichiers informatiques.

Ce mode de transmission vous apporte :

+ **de simplicité**
+ **de rapidité**
+ **de fiabilité**

Notre site extranet 'Factonet' dispose d'un espace d'envoi et de réception de fichiers. Il permet d'accéder instantanément à toutes les opérations effectuées sur votre compte ainsi qu'à des documents de gestion téléchargeables. Les échanges d'informations sont entièrement sécurisés grâce à un système de cryptage des données. Seuls les utilisateurs dotés d'un mot de passe spécifique pourront accéder aux informations disponibles sur ce site. N'hésitez pas à prendre contact avec votre interlocuteur habituel pour en savoir plus.

Nous pouvons également, si vous le souhaitez, vous mettre en relation avec un partenaire ayant développé une interface de création de fichier. Pour cela, vous pouvez vous reportez aux annexes :
'Liste des logiciels interfacés' page 21 et 'Vos interlocuteurs' page 14 pour toute question.

Nous vous remercions de votre confiance.

Fonctionnement du contrat 3

Comptabilisation des opérations 4-5-6

Consitution des fichiers

- « Factures et avoirs
Imputations des règlements (lettrage)
Opérations d'ajustements » 7

Annexes

Exemple de fichiers 'factures' et 'garanties' 16-17

Moyens de communication 18

Liste des Logiciels interfacés 19

Liste des codes devises 20

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sommaire 2

Fonctionnement du contrat

Envoi de votre fichier imputations des règlements et Opérations diverses
5
Cessions de créances (Factures et Avoirs)
2
Factures, avoirs
1
Factofrance
Votre entreprise (vendeur)
Vos clients (acheteurs)
3
Financement des créances
4
Chèques et traites
4
Chèques et traites
4
Virements
Remontée de fonds*
6
Compte Bancaire dédié
* Compte dédié
Remontée de fonds
Somme A + B + C
Règlements Acheteurs A
Règlements Acheteurs B
Règlements Acheteurs C

1 - Envoi des factures et avoirs

2 - Fichiers informatiques
- Données des factures et avoirs (1)

3 - Financement

4 - Remise des moyens de paiements (chèques, traites, Billets à ordre, virements) sur le compte dédié

5 - Fichiers informatiques
- Imputations des règlements (lettrage)
- Opérations d'ajustements (1)

6 - Remontée de fonds

(1) en phase opérationnelle, il est recommandé de regrouper dans un seul fichier, les factures, avoirs, imputations de règlements et ajustements.

Page suivante :
pour en savoir plus sur la comptabilisation des opérations, **cliquez ici.**

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Fonctionnement du contrat

Le compte banque dédié :

La convention précise les modalités de fonctionnement du compte ainsi que le rôle de la banque, de votre entreprise et de Factofrance.
Les factures cédées au Factor doivent comporter impérativement le RIB du compte dédié et uniquement celui-ci. Une carte paramètre dédiée au factor est nécessaire : ceci doit être précisé à la banque pour qu'elle mette à disposition un accès distinct pour la consultation.

LES PRINCIPAUX COMPTES chez Factofrance

Le CCA (Compte de Compensation et d'Ajustements (compte miroir du compte banque dédié)
Il s'agit du compte de rapprochement entre : au Débit : Les imputations de règlements ; au crédit : les remontées de fonds du compte dédié.

Le CCV (Compte Courant Vendeur)
Il enregistre toutes les opérations relatives aux achats de créances, aux financements et aux non valeurs durant la vie du contrat.

Le CAF (Compte Acheteurs France) et ou CAE (Compte Acheteurs Etranger)
Il enregistre toutes les créances et les avoirs cédés par le vendeur ainsi que les imputations de règlements reçus de vos clients et les opérations diverses.

Le FDG (Fonds De Garantie)
Il enregistre les prélèvements contractuels suivant les conditions particulières du contrat.

Le PTF (Portefeuille)
Il enregistre les effets transmis non échus et se solde à l'échéance.

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Comptabilisation des opérations

Le transfert des créances à Factofrance nécessite un enregistrement comptable spécifique préalablement validé par vos commissaires aux comptes.

Opérations chez le cédant (vendeur)

1- Vente et facturation clients

411 Clients non cédés

Débit	Crédit
500	

70x Ventes

Débit	Crédit
	980

411xx Clients cédés

Débit	Crédit
(1)1000 (factures)	50 (2) (avoirs)

4457 TVA collectée

Débit	Crédit
	20

2- Cession de créances

création sous compte clients miroir "Factor"

411xx Clients cédés

Débit	Crédit
(1) 1000	50 (2)

411x Clients miroir

Débit	Crédit
(2)50	1000 (1)

3-Financement du "Factor"

Création du compte 467 Compte du Factor

Débit	Crédit	
(1) 1000	50	(2)
	344	(3) Virement
	500	(3b Réserve disponible
	100	(4) fonds de garantie
	2	(5) commission financement
	3	(6) commission d'affacturage
	1	(7) tva déductible
1000	1000	

Autres comptes liés

512 banque ou(511 valeur à l'encaissement)

Débit	Crédit
(3) 344	

467 Autres débiteurs (RES)

Débit	Crédit
(3b) 500	

4671 Autres débiteurs (FDG)

Débit	Crédit
(4) 100	

668 A. chargesfinancières (CSF)

Débit	Crédit
(5) 2	

6225 Rénumération Affacturage

Débit	Crédit
(6) 3	

44566 TVA déductible

Débit	Crédit
(7) 1	

suite page suivante

Fichier à transmettre au Factor

100 -en-tête fichier

101- factures

102-avoirs

suite du fichier page suivante

Opérations chez le Factor

Les principaux comptes

CCV	Compte Courant Vendeur
CAF	Compte acheteurs France
CCA	Compte de Compensation et Ajustement
PTF	Portefeuille
FDG	Fonds De Garantie
RES	Réserve disponible

2- Cession de créances

(1) et (2)cession de créances

CCV

Débit	Crédit
(2) 50	1000 (1)

CAF

Débit	Crédit
(1) 1000	50 (2)

3-Financement du "Factor"

Compte courant et autres

CCV

	Débit	Crédit
	(2) 50	1000 (1)
(3)Paiement	344	
(3b) RES	500	
(4) FDG	100	
(5) CSF	2	
(6) COM	3	
(7)TVA	1	
	1000	1000

CAF

Débit	Crédit
(1)1000	50 (2)

(reflet de l'encours)

RES

Débit	Crédit
	500 (3b)

suite page suivante

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Comptabilisation des opérations

suite page précédente

4- Règlement du client et remontée de fonds du compte dédié

411xx Clients cédés

(1)	1000	50	(2)
		950	(8)
(13)	20	70	(13)
(14)	35	170	(14)

512 Banque (compte dédié)

(8)	950	950	(9)
(13)	70	100	(12)
(14)	170		

411xxx Clients miroir Factor

(2)	50	1000	(1)
(9)	950		
(12)	100		

(8) Constatation règlement client 950 €
(9) Remontée de fonds 950 €
(10) Effets en portefeuille non échus 150 €
(11) Effets échus 100 €
(12) Remontée de fonds des effets échus 100 € (exemple)
(13) constatation règlement client 70 € avec lettrage d'un avoir 20 €
(14) constatation règlement client 170 € avec déduction de 35 €

début fichier page précédente

103-règlements

104 -ajustements débiteurs

104 -ajustements créditeurs

199 - fin de fichier

suite page précédente

4- Enregistrement d'un règlement cash et d'un effet

CCA

(8)	950	950	(9)
(10)	150	150	(10)
(11)	100	100	(12)
(13)	90	20	(13)
(14)	205	35	(14)

512 Banque (cpte dédié)

(9)	950	950	(8)
(12)	100	100	(11)
		70	(13)
		170	(14)

PTF (portefeuille)

(10)	150	100	(11)

CCV

(14)	35		

CAF

(1)	1000	50	(2)
(9)	950	950	(8)
(12)	100	950	(9)
(13)	20	100	(11)
(14)	35	100	(12)
		90	(13)
		205	(14)
		35	(14)

Le Compte CCA doit toujours être égal au solde du compte dédié et au solde des effets en portefeuille

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Fichier des factures, Avoirs, règlements et ajustements

Les conditions préalables

> Assurez-vous de la faisabilité du fichier et de l'extraction des données obligatoires demandées.
Si l'extraction d'une donnée obligatoire n'est pas possible, obtenir l'accord de votre correspondant **(1)** avant la préparation de votre interface.
Nous pouvons , si vous le souhaitez , vous mettre en relation avec l'un de nos partenaires pour cette mise ne place.
Vous pourrez également vous référer à une liste de logiciel déjà interfacés **(2)**

> Identifiez vos clients « les acheteurs »
- Client Français : L'identification de vos clients est un préalable indispensable. L'identification la plus fiable de votre client se fait sur la base du SIRET – 14 chiffres. Siren (9 chiffres) + Nic (5 chiffres), correspondant à l'adresse du client facturé. Cette opération de siretage des clients peut être décidée soit en interne , soit par une mise en relation avec un partenaire acceptant de le faire (1). Cette prestation est soumise à devis et directement facturée par le partenaire.
- Client étranger : l'identifiant peut être le numéro d'assureur Coface, le n° de TVA intracommunautaire, le numéro de client interne. Si l'identifiant n'est pas le n° Coface, il convient avant une 1ère cession de factures et suivant leur nombre, de décider sous sous quelle forme communiquer vos signalétiques (adresse complète avec votre code client interne) (1)

> Choisissez le support de transmission officiel (annexe 7 page 20)

> Préparez un fichier TEST
Ce fichier doit comporter tous les enregistrements avec des données réelles. Dès que le fichier test sera jugé satisfaisant par votre correspondant, l'accord vous sera confirmé pour l'envoi de fichiers opérationnels.(1)

(1) Reportez-vous à l'annexe 1 'Vos interlocuteurs' page 16

(2) Reportez-vous à l'annexe 'Liste de logiciels et d'éditeurs' page 21

Structure et caractéristiques

Longueur des enregistrements : **360 caractères** avec **"CR-LF"** à la fin (codifiés «0D0A»). Les zones **numériques** sont **cadrées à droite et complétées par des zéros**. Les montants des factures et avoirs sont exprimés en centimes et les devises sans décimales ne doivent pas être complétées par des zéros. Les zones **alphanumériques** sont **cadrées à gauche et complétées par des blancs**.
Les caractères sont en majuscule, sans signe de ponctuation, parenthèse, guillemet, apostrophe, ni caractère accentué.
Les **dates** sont formatées **AAAAMMJJ**. (année, mois, jour)

100 - En-tête du fichier (Emetteur) page 9
101 - Niveau FACTURE (signalétique client et données) page 10
102 - Niveau AVOIR (signalétique client et données) page 11
103 - Niveau 'Imputation et règlements page 12
104 - Niveau 'opération d'ajustement' page 13
199 - Fin de fichier page 15

Contrat « France ».
Un fichier par devise et par type de débiteurs par contrat :
-débiteurs "Français" devise 'euro' = 1 fichier
-débiteurs "Dom Tom" devise 'euro' = 1 fichier
-débiteurs "Etrangers " devises 'euro' et 'dollars' = 2 fichiers
Contrat « Export »Idem pour les débiteurs étrangers.

Exemple de quittance avec la liste des factures annexées page 17
Exemple de fichier de factures, avoirs, règlements, Od page 18

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Structure — Niveau de l'enregistrement « 100 » En-tête de fichier

Dénomination Zone	Longueur	Position	Nat (1)	O/F(2)	Observations
Code enregistrement	3	1	N	O	Valeur =100
Code vendeur (Cédant)	6	4	N	O	Code contrat attribué par le Factofrance
Nom du cédant (vendeur)	40	10	A	O	
Date de création du fichier	8	50	N	O	AAAAMMJJ (ex: 20090125)
Nom du contact	40	58	A	F	
Téléphone du cédant	10	98	A	F	
Télécopie du contact	10	108	A	F	
Type d'identifiant client débiteur (3)	1	118	N	O	
Type codification pays du client (4)	1	119	N	O	
Numéro de TVA du vendeur (cédant)	16	120	A	O	
Numéro de cession (quittance) (5)	3	136	N	O	
Champ libre	213	139	A	O	Espaces
Devise des montants(6)	3	352	A	O	
Version du type RIV	6	355	N	O	Contenu = "000000"

Notes

(1) Nature : N = numérique A = alphanumérique
(2) Contenu : O = obligatoire F = facultatif

(3) Pour le fichier «Factures- avoirs:
Valeur des Identifiants retenus :
1 = SIRET (siren+nic)
2 = Numéro COFACE
3 = Code client débiteur
4 = Numéro TVA
Important :
Pour le choix "1" ; (identifiant obligatoire pour les acheteurs Français)
Pour le choix "2" et "4" ; (identifiant pour les acheteurs Etrangers)
Pour le choix "3" ; attribué par le cédant : Obtenir l'accord au préalable.

(4) 1=Normes PTT 2=Normes ISO (choix annexe 8 pages 23 à 25)

(5) Pour le fichier «Factures- avoirs- le numéro de cession (ou n° de quittance) est obligatoire. Il doit être unique et incrémenté de 1 en 1 par fichier .

(6) voir liste des codes devises annexe 7 page 22.

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Retour → Fichier des factures et avoirs page 7
→ Fichier des demandes de garanties page 8
sommaire 8

Retour → Fichier des factures et avoirs

Structure — Niveau de l'enregistrement « 101 » Facture

Dénomination Zone	Longueur	Position	Nat (1)	O/F(2)	Observations
Code enregistrement	3	1	N	O	Valeur =101
Date de création du fichier	8	4	N	O	(idem à l'enregistrement 100)
Code vendeur (cédant)	6	12	N	O	
Identifiant commun (1ère zone) (3)	9	18	A	O	**siren ou n°coface ou n° tva**
Identifiant commun (2ème zone) (3)	5	27	N	O	**nic ou suite n°tva**
Raison sociale du client facturé (4)	40	32	A	O	
Enseigne du client	40	72	A	F	si connue
Numéro et nom de la voie (5)	40	112	A	O	
Complément d'adresse	40	152	A	F	lieu-dit
Code postal (6)	6	192	A	O	
Bureau distributeur	34	198	A	O	Localité ou Ville
Code Pays (7)	3	232	A	O	
Téléphone client débiteur	10	235	A	F	
Code client débiteur attribué par le cédant	10	245	A	F /O	Obligatoire si n°tva ou rien à la position 18
Date de la pièce	8	255	N	O	AAAAMMJJ
Numéro de la pièce (7)	15	263	A	O	
Devise de la pièce (8)	3	278	A	O	"EUR" pour Euros
Signe de la pièce	1	281	A	O	"+" pour facture
Montant de la pièce (9)	15	282	N	O	sans virgule
Moyen de paiement (10)	3	297	A	O	
Echéance	8	300	N	O	AAAAMMJJ (sauf si "MAD")
N° de commande client débiteur (11)	10	308	A	O	
Référence commande client (11)	40	318	A	O	
Type de la pièce	3	358	A	O	Valeur ="FAC"

Notes

(1) **Nature** : N = numérique - A = alphanumérique
(2) **Contenu** : O = obligatoire - F = facultatif
(3) En fonction du type d'identifiant choisi (enregistrement 100). Si choix 1, le SIRET (Siren+ Nic) doit correspondre à l'adresse du client facturé.
(4) Position 32 à 232 = adresse de facturation du client. La raison sociale ne doit pas comporter de nom de ville ou de localité.
Un sigle doit être suivi de son développé.
(5) **Attention :** dans le cas de grandes agglomérations le renseignement incomplet des zones "n°, voie, adresse" peut entraîner un rejet.
(6) **Important :** pour les départements français à 1 chiffre compléter par un zéro à gauche (ex. 02000 LAON) et un caractère blanc à droite ; utiliser cette zone pour les codes postaux étrangers, même si la normalisation du pays conduit à mettre le code postal à droite du bureau distributeur. (si>tronquer à 6).
(7) Exemple : pour France = F (normes PTT) FR (normes ISO) suivant le choix indiqué sur l'enregistrement "100".
Important : le renseignement incorrect des zones code pays et devise (voir annexes pages 22 à 25) entraîne le rejet de l'enregistrement.
(8) Le numéro doit être identique à celui indiqué sur la facture physique.
Actuellement Factofrance n'intègre que **huit caractères alphanumériques** ; ils ne doivent pas être dupliqués. **Si le n° est > à huit caractères, seuls les huit derniers (de droite à gauche) seront intégrés.**
Exemple n° « 0011098000200 » devient « 98000200 »
En cas de paiement échelonné, générer une facture par échéance sous le même numéro suivi d'une lettre (a,b,c,... (voir (9)
(9) **Net à payer de la facture**. En cas de paiement échelonné (voir (8), indiquer le montant net correspondant à chaque échéance.
(10) **Moyens de paiement :**
LCR = Lcr ribée acceptée - **LCM** = Lcr magnétique non acceptée
PRE = Prélèvement automatique- **LCN** = Lcr ribée non acceptée
BOR = billet à ordre - **CHQ** = chèque **VIR** = virement -**MAD** = Mandat administratif
PAG = Pagare - **RIB** = Riba - **REC** = Recibo.
(11) **Références (n°commande , n° marché, n° magasin, lieu de livraison...) que votre client demande de rappeler dans tout courrier qui lui est adressé (utiliser soit la zone de 10 caractères , soit la zone de 40 caractères, soit les deux zones à partir de la position 308)!**

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Niveau de l'enregistrement « 102 » Avoir

Structure

Dénomination Zone	Longueur	Position	Nat (1)	O/F(2)	Observations
Code enregistrement	3	1	N	O	Valeur=102
Date de création du fichier	8	4	N	O	idem à l'enregistrement '100'
Code du vendeur (cédant)	6	12	N	O	
Identifiant commun (1ère zone) (3)	9	18	A	O	idem à l'enregistrement '101'
Identifiant commun (2ème zone) (3)	5	27	N	O	idem à l'enregistrement '101'
Raison sociale du client facturé (4)	40	32	A	O	
Enseigne du client	40	72	A	F	
Numéro et nom de la voie (5)	40	112	A	O	
Complément d'adresse	40	152	A	F	
Code postal (6)	6	192	A	O	
Bureau distributeur	34	198	A	O	
Code Pays (7)	3	232	A	O	
Téléphone client débiteur	10	235	A	F	
Code client débiteur	10	245	A	F	idem à l'enregistrement '101'
Date de la pièce	8	255	N	O	AAAAMMJJ
N° de l' avoir initial ou le n° de la facture de rattachement (8)	15	263	A	O	
Devise de la pièce (9)	3	278	A	O	
Signe de la pièce	1	281	A	O	"-" pour avoir
Montant de la pièce	15	282	N	O	sans virgule
Champ libre	11	297	A	O	espaces
Numéro de l'avoir (10)	15	308	A	O	
Observations –motif	35	323	A	F	
Type de pièce	3	358	A	O	**Valeur = 'AVO'**

Notes

Jusqu'à la position 255
Notes (01) à (07) idem à l'enregistrement '101' facture'

(8) Indiquer le numéro de l'avoir , sauf si l'avoir annule en totalité une facture, indiquer le numéro de la facture de rattachement . Actuellement, Factofrance n'intègre que huit caractères alphanumériques ; ils doivent être significatifs et non dupliqués.
Si le n° est > à huit caractères, seuls les huit derniers (de droite à gauche) seront intégrés.
Exemple n° « 0011098000200 » devient« 98000200 »).

(9) Le renseignement incorrect des zones devise et code pays (7) (voir annexes pages 22 à 25) entraîne le rejet de l'enregistrement.

(10) Toujours indiquer le n° d'avoir .

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Structure — Niveau de l'enregistrement « 103 » Imputations/ règlement

Dénomination Zone	Longueur	Position	Nat (1)	O/F(2)	Observations
Code enregistrement	3	1	N	O	Valeur = 103
Date de création du fichier	8	4	N	O	idem à l'enregistrement '100'
Code du cédant (vendeur)	6	12	N	O	
Identifiant commun (1ère zone)	9	18	A	O	idem à l'enregistrement '101'
Identifiant commun (2ème zone)	5	27	N	O	idem à l'enregistrement '101'
Raison sociale du client	40	32	A	O	
Enseigne du client	40	72	A	F	si connue
Numéro et nom de la voie	40	112	A	O	
Complément d'adresse	40	152	A	F	Localité, lieu-dit
Code postal	6	192	A	O	
Bureau distributeur	34	198	A	O	
Code Pays	3	232	A	O	
Téléphone client débiteur	10	235	A	F	idem à l'enregistrement '101'
Code client débiteur	10	245	A	F	
Date comptable du règlement	8	255	N	O	
N° de facture ou avoir concerné(8)	15	263	A	O	
Devise de la pièce(9)	3	278	A	O	
Signe de la pièce (10)	1	281	A	O	"-"si facture "+"si avoir
Montant du règlement (10)	15	282	N	O	sans virgule
Date d'échéance du règlement (11)	8	297	N	O	AAAAMMJJ
Champ libre	13	305	A	O	
Observations-motif	40	318	F	O	
Type de l'opération(12)	3	358	A	O	

Notes

Jusqu'à la position 255
Notes (01) à (07) idem à l'enregistrement '101' facture'

(8) Indiquer le numéro de la facture ou de l' avoir concerné à l'identique de celui cédé sur l'enregistrement 101 ou 102
(9) **Important :** la devise doit être celle de la facture correspondante.
(10) Si le règlement solde plusieurs factures : générer autant d'enregistrements « 103 » qu'il y a de factures et avoirs à couvrir. Si plusieurs règlements à la même échéance soldent une même facture, vous pouvez générer un seul enregistrement « 103 » pour le montant total des règlements.
Cas particuliers :impayé, avoir, acompte :voir annexe 3 page 18)
(11) **Pour un effet préciser sa date d'échéance réelle** (et non pas la date d'échéance de la facture de rattachement ou des conditions de règlement du client) . Pour les chèques et virements, reprendre la date comptable du règlement (position 255)
(12) Indiquer le **Type de règlement :**
LCR = Lcr ribée acceptée - **LCM** = Lcr magnétique non acceptée
PRE = Prélèvement automatique - **LCN** = Lcr ribée non acceptée
BOR = billet à ordre - **CHQ** = chèque - **VIR** = virement
MAD = Mandat Administratif.
PAG = Pagare - **RIB** = Riba - **REC** = Recibo

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Structure — Niveau de l'enregistrement « 104 » Ajustement

Dénomination Zone	Longueur	Position	Nat (1)	O/F(2)	Observations
Code enregistrement	3	1	N	O	Valeur =104
Date de création du fichier	8	4	N	O	(idem à l'enregistrement 100)
Code du cédant (vendeur)	6	12	N	O	
Identifiant commun (1ère zone)	9	18	A	O	idem à l'enregistrement '101'
Identifiant commun (2ème zone)	5	27	N	O	idem à l'enregistrement '101'
Raison sociale du client	40	32	A	O	
Enseigne du client	40	72	A	F	si connue
Numéro et nom de la voie	40	112	A	O	
Complément d'adresse	40	152	A	F	Localité, lieu-dit
Code postal	6	192	A	O	
Bureau distributeur	34	198	A	O	
Code Pays	3	232	A	O	
Téléphone client	10	235	A	F	
Code client débiteur	10	245	A	F	idem à l'enregistrement '101'
Date comptable de la pièce	8	255	N	O	AAAAMMJJ
N° de la facture de rattachement (8)	15	263	A	O	
Devise de la pièce (9)	3	278	A	O	
Signe de la pièce (10)	1	281	A	O	'+' si "AJD", '-' si "AJC"
Montant de la pièce	15	282	N	O	sans virgule
Champ libre	21	297	A	O	espaces
Observations - motif	40	318	A	F	
Type de l'opération (11)	3	358	A	O	Valeur = "AJD" = débit "AJC" = crédit

Notes

Jusqu'à la position 255
Notes (01) à (07) idem à l'enregistrement '101' facture

(8) Indiquer le numéro de la facture ou de l'avoir. Si plusieurs factures ou avoirs sont concernés par un même règlement d'un client, générer un seul enregistrement sur une des factures pour le montant total des ajustements.

(9) Le renseignement incorrect des zones code pays et devise (voir annexes page 22 à 25) entraîne le rejet de l'enregistrement.

(10) le signe de la pièce et le type de l'opération (11) doivent être compatibles.

(11)**"AJD"** = ajustement débiteur, vient augmenter le reste dû sur une facture.
Exemples (trop perçu , différence de change sur paiement en devise)
"AJC" = ajustement créditeur, vient diminuer le reste dû sur une facture
Exemples (note de débit, escompte, Participation publicitaire déduite, compensation client/Fournisseur)

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Structure

Niveau de l'enregistrement « 199 » Fin de fichier

Dénomination Zone	Longueur	Position	Nat (1)	O/F(2)	Observations
Code enregistrement	3	1	N	O	Valeur =199
Code du vendeur (cédant)	6	4	N	O	
Nom du vendeur (cédant)	40	10	A	O	
Date de création du fichier	8	50	N	O	idem à l'enregistrement '100'
Nombre d'enregistrements factures "101"(3)	4	58	N	F	niveau "factures"
Montant total des factures	15	62	N	F	dans la devise indiquée en position 352
Nombre d'enregistrements Avoirs "102(4)	4	77	N	F	niveau "Avoirs"
Montant total des Avoirs	15	81	N	F	dans la devise indiquée en position 352
Nombre d'enregistrements 'règlements' "103"(5)	4	96	N	F	niveau "factures"
Montant total des règlements	15	100	N	F	dans la devise indiquée en position 352
Nombre d'enregistrements Ajustements"104(6)	4	115	N	F	niveau "Avoirs"
Montant total des Ajustements	15	119	N	F	dans la devise indiquée en position 352
Nombre d'enregistrements "107"(7)	4	134	N	F	niveau " demandes garanties"
Montant total des demandes	15	138	N	F	dans la devise indiquée en position 352.
Champ libre	199	153	N	F	espaces
Devise des montants	3	352	A	F	
Version du type RIV	6	355	N	O	Contenu "000000"

Notes

(1) **Nature** : N = numérique - A = alphanumérique
(2) **Contenu** : O = obligatoire - F = facultatif

(3), (4), (5), (6) et (7) si > à 4 chiffres, indiquer 9999

Si l'enregistrement est absent du fichier, renseigner les zones par des zéros.

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Vos interlocuteurs Annexe 1

Pour tout complément d'informations, vos interlocuteurs Factofrance restent bien entendu à votre disposition pour répondre à vos questions.

- **Envoi d'un fichier 'test'.**
  (Adressez votre fichier à l'adresse email indiquée)
- **Envoi d'un fichier de signalétiques clients étrangers.**
  (Après accord préalable, adressez votre fichier à l'adresse email indiquée)
- **Choix d'un autre support de transmission.**
  (Contactez-nous)
- **Mise en relation d'un partenaire.**
  (Communiquez les coordonnées de la personne à contacter à l'adresse email indiquée)
- **Question, absence d'une donnée obligatoire , complément d'information.**
  (Contactez-nous)

GE Capital France
Factofrance

Sophie Lagarde

T +33 (0)1.46.35.75.60

Email : sophie.lagarde@ge.com

Ou

Isabelle Lescallier

T +33 (0)1.46.35.70.73

Email : isabelle.lescallier@ge.com

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Modèle de Quittance Annexe 2

Code Vendeur ______ Sigle ______

GE Capital
Factofrance

Numéro de quittance ______

Quittance Subrogative

Nous soussignés, Raison sociale, adresse complète ou cachet commercial créanciers des débiteurs énumérés dans la liste des factures annexées à la quittance subrogative, reconnaissons recevoir de la société Factofrance Tour Facto-92988 PARIS La Défense Cedex, paiement intégral de nos créances, soit la somme de :

par inscription au crédit de notre compte courant dans les livres de cette société Financière.
En raison de ce paiement, nous subrogeons Factofrance dans tous nos droits, actions, privilèges ou hypothèques (y compris le bénéfice de la réserve de propriété stipulée dans nos Conditions générales de Ventes) envers chacun des débiteurs mentionnés sur la liste des factures annexées à la quittance subrogative, conformément aux dispositions de l'Article 1250-1° du Code Civil. Nous certifions, en outre, que toutes les créances ont été engendrées par des livraisons de marchandises ou des prestations de services conformes aux commandes reçues, qu'elles ne sont susceptibles d'aucune compensation et sont libres de tout nantissement.

Mode de paiement

Fait à Paris La Défense, le ______

Mention manuscrite avant la signature
" Bon pour Subrogation "

Cachet Commercial

______ factures éditées sur ______ pages pour un montant de ______ Monnaie de référence en clair: Euros

Rectifiées par Factofrance :
Pour un montant de ______

Soit un montant total de ______ Monnaie de référence en clair: Euros

Ne datez pas la quittance (elle le sera au moment de l'achat). Indiquez dans la rubrique « mode de paiement », le mode de financement souhaité
Signez et inscrivez la mention manuscrite « Bon pour subrogation » (personne habilitée).

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Exemple de fichiers « Factures, Avoirs, imputations de règlements et ajustements »

Concomitamment à la remise à l'encaissement sur le compte dédié des moyens de paiement de vos clients, vous nous transmettez une copie fidèle de votre lettrage des règlements dans vos livres. Il est recommandé de regrouper les factures, avoirs, règlements et ajustements dans le même fichier.

Exemple de fichier

(1) Emission de 2 factures et 1 avoir pour le client C41004 (F100 pour 3000,40€ttc , F101 pour 7000,10€ttc , A11 pour -10,50€

(2) Enregistrement d'un règlement par chèque de 1548,72€ avec escompte de 2% reçu du client C41001 concernant les factures (FB1 de 980,15, F82 de 600,18 l'escompte est déduite sur une des factures pour solde).

(3) Enregistrement d'un impayé (règlement échu le 15/09/2008) de 1810,50€ concernant le client C41004 Facture F45 de 1810,50€.

(4) Enregistrement d'un règlement par virement de 1200€ concernant le client C41018 (il s'agit d'un acompte sur une facture qui sera émise en fin mois)
Cet acompte doit être enregistré soit sur un numéro de pièce conventionnel (exemple :AC1, AC2 (2eme acompte) etc...) ou Numéro de client interne suivi deAC1 etc...
Lors de l'émission de la facture il sera annulé sous le même n°pièce conventionnel (103 avec le signe +), puis enregistré sous le réel n°facture ...(103 avec signe -)
suivant l'exemple en point (5)

(5) Emission de la facture F102 pour le client C41018 de3600,00€ et régularisation de l'acompte de 1200€ déjà reçu (supposons l'émission du fichier en fin de mois)

(Dans l'ordre de la dénomination des zones indiquées sur les enregistrements (dans cet exemple la longueur des zones n'est pas respectée)

	10009998DEMO	20081015MONSIEUR DUPONT	12	001				EUR000000
(1)	1012008101500999831400770900046FRANCE 3	7 ALLEE HD	75015 PARIS	FR 0156223030C41004	20081012F100	EUR+000000000300040CHQ20081030CDE N 2	REF 791	FAC
(1)	101200810150099983271817150128ORANCE 3	7 ALLEE HD	75015 PARIS	FR 0156223030C41004	20081012F101	EUR+000000000700010CHQ20081030CDE352	REF 921	FAC
(1)	1022008101500999832718171501280FRANCE 3	7 ALLEE HD	75015 PARIS	FR 0156223030C41004	20081012A11	EUR-000000000001050	A11	AVO
(2)	10320080915009998325962207000016LECLERC	BP 821	17416 ANGELY	FR 0546321183C41001	20081011F81	EUR-00000000009801520081011		CHQ
(2)	10320080915009998325962207000016LECLERC	BP 821	17416 ANGELY	FR 0546321183 C41001	20081011F82	EUR-00000000005685720081011		CHQ
(2)	10420080915009998325962207000016LECLERC	BP 821	17416 ANGELY	FR 0546321183 C41001	20081011F82	EUR-000000000003161	escompte 2% S/Fac81 et F82	AJC
(3)	1032008091500999845095561200020CHAMPION	RUE DES X 1715 LE NOUV		FR 0323971205C41004	20081005F45	EUR+00000000018105020081005	effet impayé 150908	LCR
(4)	103200809150099987869203060016BCORA	BP 196	88105 ST DIE	FR 0329550031C410018	20081011CF003AC1	EUR-000000000120000VIR20081011 8	Acompte	VIR
(5)	101200809150099987869203060016BCORA	BP 196	88105 ST DIE	FR 0329550031C410018	20081031F102	EUR+000000000360000VIR20081110		FAC
(5)	103200809150099987869203060016BCORA	BP 196	88105 ST DIE	FR 0329550031C410018	20081011CF003AC1	EUR+000000000120000VIR200810118	Annule acompte 10/11	VIR
(5)	103200809150099987869203060016BCORA	BP 196	88105 ST DIE	FR 0329550031C410018	20081011F102	EUR-000000000120000VIR200810118	Acompte	VIR
	19900999BDEMO	2008101500030000000136005000010000000000010500006000000000093822000100000000000316100000000000000000000000000000000000000000000 00000EUR000000						

Autre possibilité pour l'enregistrement du règlement par chèque de 1548,72€ avec escompte de 2%

(2)	10320080915009998325962207000016LECLERC	BP 821	17416 ANGELY	FR 0546321183C41001	20081011F81	EUR-00000000009801520081011		CHQ
(2)	10320080915009998325962207000016LECLERC	BP 821	17416 ANGELY	FR 0546321183 C41001	20081011F82	EUR-00000000006001820081011		CHQ
(2)	10320080915009998325962207000016LECLERC	BP 821	17416 ANGELY	FR 0546321183 C41001	20081011F82 (**)	EUR+00000000000316120081011	annule escompte (*)	CHQ
(2)	10420080915009998325962207000016LECLERC	BP 821	17416 ANGELY	FR 0546321183 C41001	20081011F82 (**)	EUR-000000000003161	Affectation escompte 2% Fac81etF82	AJC

(*) Annule la déduction de l'escompte (pour respecter le montant global du règlement).

(**) Si le rattachement à un n° de facture ('FB2'sur cet exemple) concerné par le règlement n'est pas possible, un n° de pièce conventionnel différent pour chaque opération d'ajustement (exemple n°OD interne) est également accepté

Dès l'envoi d'un fichier, un récapitulatif des montants télétransmis, factures, avoirs, OD et "images" règlements est à envoyer par message via notre site 'factonet' Onglet 'Messagerie' choisir « Contactez vos correspondants **Exemple : Objet** : Cession du 15/10/2008 adressée par : Internet ou (nom du protocole de transmission)

3	Factures Mt	13600,50	1	Avoir	Mt	10,50
6	Règlements Mt	938,22	1	Ajustement	Mt	31,61

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Exemple de fichier « Demande de garanties » Annexe 4

(Dans l'ordre de la dénomination des zones indiquées sur les enregistrements (dans cet exemple la longueur des zones n'est pas respectée)

```
[illegible] DEMO [illegible] [illegible] 301
[illegible] SOCIETE [illegible] [illegible] 21 [illegible] FR [illegible] 2008 [illegible] 00
[illegible] BARDET [illegible] 01 [illegible] FR [illegible] 2008 [illegible] OGA
[illegible] 47 AV GENERAL DE GAULLE 62510 ARQUES FR [illegible] 2008 [illegible] OGA
[illegible] AVENUE ROGER [illegible] FR [illegible] 2008 [illegible] OGA
[illegible] 34 RUE BECQUEREL 93275 SEVRAN FR [illegible] 2008 [illegible] 00 OGA
[illegible] 12 AVENUE [illegible] FR [illegible] 2008 [illegible] OGA
[illegible] DEMO [illegible] OGA
[illegible]
```

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→ Fichier des demandes de garanties page 8

sommaire 17

Moyens de communication Annexe 5

INTERNET via notre site **'Factonet'**	Factonet : site internet de gestion des comptes et des opérations du vendeur. Il permet l'envoi des fichiers avec ou sans signature électronique (sécurité sur le transfert et cryptage des données) **Si la taille de vos fichiers de factures et avoirs est très importante (> 6MO (2000 factures) , nous vous conseillons d'envisager d'utiliser le protocole SFTP**
SFTP (réseau Internet)	Protocole sécurisé de transfert de fichiers ,sécurité sur le transfert et cryptage des données. **Si votre choix concerne ce protocole SFTP,** un test de qualification est obligatoire pour définir les paramètres de connexion et procéder à l'envoi d'un fichier test avec des données provisoires. Communiquer à l'adresse email indiquée en annexe 1 page 16 'vos interlocuteurs' les coordonnées de la personne à contacter : nous lui adresserons la procédure de configuration
Autres Protocoles :	**Nous consulter** : reportez-vous à l'annexe 1 page 16 'Vos interlocutours'

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Retour → Fichier des factures et avoirs page 7
→ Fichier des demandes de garanties page 8
sommaire 18

Liste non exhaustive des logiciels interfacés et ou éditeurs sur lesquels nos partenaires peuvent générer un fichier normes de Factofrance Annexe 6

Vous souhaitez une mise en relation avec un partenaire ayant déjà développé une interface : reportez-vous à l'annexe 1 'vos interlocuteurs' page 16

ADONIX V3	NAVISION
ADONIX X3 SQL	NAVISION SQL
ANAEL DB2	ORLIWEB - CEGID
API SOFT A	PGI - CEGID
CCMX	QUADRATUS
CEGID S	SAGE 30
CERI PICK	SAGE 100
CETRAFACT	SAGE 100
CIEL	SAGE 500 Intégrale V10
DAISIR	SAGE 500 Intégrale V4
DYNAMICS AX	SAGE 500 Intégrale UNIX
DIVALTO	SAGE 500 Modulaire
EBP	SAGE 500 Modulaire SQL
EVOLIA - CEGI	SAGE 1000 Oracle
F@CTOPACK	SAGE 1000 SQL
ECLIC	SAP R3 SQL
GENERIX	SAP Business One SQL
INTERLOGICIEL	TARGET
IRIS FINANCE DB2	TRANSMAGIC - INFOVISA
JD Edwards	WAVESOFT
LEFEBVRE Software	WINFACT - SOREGOR
LD COMPTA DB2	
LD COMPTA SQL	

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Retour → Fichier des factures et avoirs page 7

sommaire 19

Liste des codes Devises norme ISO — Annexe 7

Code	Abréviation	Libellé devise	
03	AUD	DOLLAR AUSTRALIEN	
05	GBP	LIVRE STERLING	
06	TWD	DOLLAR TAIWANAIS	
08	PHP	PESO PHILIPPIN	(*)
12	BGN	LEV BULGARE	
15	ARS	PESO ARGENTIN	(*)
16	EUR	EURO	
17	SEK	COURONNE SUEDOISE	
19	HKD	DOLLAR HONG KONG	
20	DKK	COURONNE DANOISE	
21	NOK	COURONNE NORVEGE	
22	SGD	DOLLAR SINGAPOUR	
25	NZD	DOLLAR NEO-ZELANDAIS	
26	CHF	FRANC SUISSE	
28	JPY	YEN	(*)
29	HRK	KUNA CROATE	
30	MAD	DIRHAM MAROCAIN	

Code	Abréviation	Libellé devise	
32	XAF	FRANC CFA	(*)
33	TND	DINAR TUNISIEN	
35	ZAR	RAND	
36	MYR	RINGITT MALAISIE	
37	CZK	COURONNE TCHEQUE	(*)
39	RON	LEU ROUMAIN	
40	MXN	PESO MEXICAIN	
41	THB	BATH THAILANDAIS	
42	PLN	ZLOTY POLONAIS	
43	SAR	RIAL SAOUDIEN	
44	AED	DIRHAM EMIRATS ARABES UNIS	
45	INR	ROUPIE INDIENNE	
46	HUF	FORINT HONGROIS	
47	CNY	YUAN RENMIBI	

(*) Devise n'ayant pas de décimale
Exemple : 100 Euros =structure (000000000010000) 100 Yens = structure (000000000000100)

Si une devise ne figure pas sur la présente table, contacter votre correspondant (annexe 1 page 16)

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Liste des codes PAYS

Annexe 8

Pays	Norme PTT	Norme ISO	Pays	Norme PTT	Norme ISO	Pays	Norme PTT	Norme ISO
ABU DHABI	AD	AE	BERMUDES	BMR	BM	DANEMARK	DK	DK
AFGANISTAN	AFG	AF	BOLIVIE	BOL	BO	DJIBOUTI	DB	DJ
AFRIQUE DU SUD (ZUID AFRIKA)	ZA	ZA	BOSNIE HERZEGOVINE	YBH	BA	DOMINIQUE	WD	DM
AJMAN	AJM	AE	BOTSWANA	RB	BW	DUBAI	DU	AE
ALBANIE	AL	AL	BOUTHAN	BT	BT	EGYPTE	ET	EG
ALGERIE (EL DJAZAIR)	DZ	DZ	BRESIL	BR	BR	EL SALVADOR	ES	SV
ALLEMAGNE	D	DE	BRUNEI DARUSSALAM (NEGARA)	BRU	BN	EMIRATS ARABES UNIS (U.A.E.)	FEA	AE
ANDORRE	AND	AD	BULGARIE	BG	BG	EQUATEUR	EC	EC
ANGOLA	AG	AO	BURKINA FASSO	HV	BF	ERYTREE	ERY	ER
ANTIGUA BARBUDA	ANT	AG	BURUNDI	BI	BI	ESPAGNE	E	ES
ANTILLES NEERLANDAISES	NWI	AN	CAMEROUN	TC	CM	ESTONIE	EE	EE
ARABIE SAOUDITE	AS	SA	CANADA	CDN	CA	ETATS UNIS D'AMERIQUE DU NORD	USA	US
ARCHIPELS WALLIS ET FUTUNA	F W	WF	CAP VERT	CV	CV	ETHIOPIE	ETH	ET
ARGENTINE	RA	AR	CENTRAFRIQUE	RCA	CF	FIDJI	FJI	FJ
ARMENIE	ARM	AM	CHILI	RCH	CL	FINLANDE	SF	FI
ARUBA	AW	AW	CHINE (REPUBLIQUE POPULAIRE)	RC	CN	FRANCE	F	FR
AUSTRALIE	AUS	AU	CHYPRE	CY	CY	FUJAIRAH	FUJ	AE
AUTRICHE	A	AT	COLOMBIE	CO	CO	GABON	GAB	GA
AZERBAIDJAN	AZE	AZ	COMORES	CMR	KM	GAMBIE	WAG	GM
BAHAMAS	BS	BS	CONGO	RCB	CG	GEORGIE	GEO	GE
BAHREIN	BRN	BH	CONGO (REP.DEMOCRAT.) EX ZAIRE	ZRE	CD	GHANA	GH	GH
BANGLA DESH	BD	BD	COREE DU NORD (REP. POP. DEM.)	COR	KP	GIBRALTAR	GBZ	GI
BARBADE	BDS	BB	COREE DU SUD	ROK	KR	GRANDE BRETAGNE (ROYAUME UNI)	GB	GB
BELARUS (BIELORUSSIE)	BY	BY	COSTA RICA	CR	CR	GRECE (REP.HELLENIQUE)	GR	GR
BELGIQUE	B	BE	COTE D IVOIRE	CI	CI	GRENADE	WG	GD
BELIZE	BH	BZ	CROATIE (HRVATSKA)	YCR	HR	GUATEMALA	GCA	GT
BENIN	DY	BJ	CUBA	C	CU	GUINEE	GUI	GN

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sommaire 21

Liste des codes PAYS (suite) Annexe 8

Pays	Norme PTT	Norme ISO	Pays	Norme PTT	Norme ISO	Pays	Norme PTT	Norme ISO
GUINEE BISSAU	GIB	GW	KAZAKHSTAN	KZ	KZ	MOLDAVIE	MOL	MD
GUINEE EQUATORIALE	GEQ	GQ	KENYA	EAK	KE	MONACO	MC	MC
GUYANA	GY	GY	KIRGHIZISTAN	KGZ	KG	MONGOLIE (REPUB.	MON	MN
GUYANE	F Y	GF	KIRIBATI (ILES GILBERT)	KIR	KI	MONTENEGRO	YMO	ME
HAITI	RH	HT	KOWEIT	KWT	KW	MOZAMBIQUE	MZ	MZ
HONDURAS	HON	HN	LAOS	LAO	LA	MYANMAR (BIRMANIE)	BUR	MM
HONG KONG	HK	HK	LESOTHO	LS	LS	NAMIBIE	SWA	NA
HONGRIE	H	HU	LETTONIE	LT	LV	NAURU	NRU	NR
ILE DE LA GUADELOUPE	F G	GP	LIBAN	RL	LB	NEPAL	NP	NP
ILE DE LA MARTINIQUE	F M	MQ	LIBERIA	LB	LR	NICARAGUA	NIC	NI
ILE DE LA REUNION	F R	RE	LIBYE (JAMAHIRIYA ARABE)	LAR	LY	NIGER	RN	NE
ILES COOK	WCK	CK	LIECHTENSTEIN (FUERSTENTUM)	FL	LI	NIGERIA	WAN	NG
ILES MARSHALL (REPUBLIQUE DES)	MHL	MH	LITUANIE	LIT	LT	NORVEGE	N	NO
ILES SALOMON DU SUD	SAL	SB	LUXEMBOURG	L	LU	NOUVELLE CALEDONIE	F N	NC
ILES TURKS ET CAIQUES	TCA	TC	MACAO	MKO	MO	NOUVELLE ZELANDE	NZ	NZ
INDE	IND	IN	MACEDOINE	YMA	MK	OMAN ET MASCATE	OM	OM
INDONESIE	RI	ID	MADAGASCAR	RM	MG	OUGANDA	EAU	UG
IRAK	IRQ	IQ	MALAISIE (LABUAN)	MAL	MY	OUZBEKISTAN	UZB	UZ
IRAN	IR	IR	MALAWI	MW	MW	PAKISTAN	PAK	PK
IRLANDE (EIRE)	IRL	IE	MALDIVES (REPUBLIQUE DES ILES)	MI	MV	PANAMA	PA	PA
ISLANDE	IS	IS	MALI	RMM	ML	PAPOUASIE-NOUVELLE-GUINEE	PNG	PG
ISRAEL	IL	IL	MALTE	M	MT	PARAGUAY	PY	PY
ITALIE	I	IT	MAROC	MA	MA	PAYS BAS	NL	NL
JAMAIQUE	JA	JM	MAURICE	MS	MU	PEROU	PE	PE
JAPON	J	JP	MAURITANIE	RIM	MR	PHILIPPINES	RP	PH
JORDANIE	HKJ	JO	MAYOTTE COMORES	F C	YT	POLOGNE	PL	PL
KAMPUCHEA	K	KH	MEXIQUE	MEX	MX	POLYNESIE FRANCAISE	F P	PF

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Liste des codes PAYS (fin) Annexe 8

Pays	Norme PTT	Norme ISO	Pays	Norme PTT	Norme ISO	Pays	Norme PTT	Norme ISO
PORTUGAL	P	PT	SLOVAQUIE	CSS	SK	VANUATU (NOUVELLES HEBRIDES)	NH	VU
POS.UK AMER.CAYMAN,MONTSERRAT	RUA	VG	SLOVENIE	YSL	SI	VATICAN	V	VA
POSS. USA PACIFIQUE (PALAU)	PUP	PW	SOMALIE	SP	SO	VENEZUELA	YV	VE
POSS.NLE ZELANDE (NIUE,TOKELAU	PNZ	NU	SOUDAN	SUD	SD	VIET NAM	VN	VN
POSS.USA AMERIQUE(PUERTO RICO)	PUA	PR	SRI LANKA	CL	LK	YEMEN NORD (REPUBLIQUE ARABE)	RY	YE
POSSESS. DANOISES (ILES FEROE)	PDK	FO	ST PIERRE & MIQUELON	F S	PM	YEMEN SUD (REP.DEM.POP.)	ADN	YE
POSSESSIONS AUSTRALIENNES	PAU	CC	SUEDE	S	SE	ZAMBIE	Z	ZM
QATAR	QT	QA	SUISSE (CONFEDERAT.HELVETIQUE)	CH	CH	ZIMBABWE (RHODESIE)	RSR	ZW
RAS-EL-KHAIMAH	RK	AE	SURINAM	SME	SR			
REPUBLIQUE DOMINICAINE	DOM	DO	SWAZILAND (NGWANE)	SD	SZ			
REPUBLIQUE TCHEQUE	CST	CZ	SYRIE	SYR	SY			
ROUMANIE	R	RO	TADJIKISTAN	TJK	TJ			
RUSSIE (FEDERATION DE)	RUS	RU	TAIWAN	TW	TW			
RWANDA	RWA	RW	TANZANIE	EAT	TZ			
SAINT KITTS ET NEVIS	SKN	KN	TCHAD	TCD	TD			
SAINT MARIN	RSM	SM	TERRITOIRE PALESTINIEN OCCUPE	ILT	PS			
SAINT VINCENT -GRENADINES NORD	WV	VC	THAILANDE	T	TH			
SAINTE LUCIE	WL	LC	TOGO	TG	TG			
SAMOA OCCIDENTALES	WS	WS	TONGA (ROYAUME DES)	TON	TO			
SAO TOME ET PRINCIPE	STP	ST	TRINIDAD TOBAGO	TT	TT			
SENEGAL	SN	SN	TUNISIE	TN	TN			
SERBIE	YUN	RS	TURKMENISTAN	TKM	TM			
SEYCHELLES	SY	SC	TURQUIE	TR	TR			
SHARJAH	SHA	AE	UKRAINE	UA	UA			
SIERRA LEONE	WAL	SL	UMM-AL-QAYWAYN	UAQ	AE			
SINGAPOUR	SGP	SG	URUGUAY	U	UY			

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ANNEX 9

TRANSFERRED RECEIVABLE LEDGERS

[Please refer to following page]

72208170	81

Ec	St	Type pce	N° pièce	Code Journal	Texte	DomA	N°Client	Nom Client	Date pièce	Ech. nette	Mtant en DI	Dev.I	Mont.Dev.Pièce	Dev.

Compte Client	Journal	Libellé tiers	jour	mois	année	ECNMV	ECNEC	Libellé 1 N° de Pièce	Libellé 2 taxis	Débit	Crédit	Solde	Code lettrage	DEVISE	Débit devise	Crédit devise	Solde devise	Jour échéance	Mois échéance	Année échéance

ANNEX 10

FORM OF CONSENT LETTER

[Letterhead of Alcan [—]]

Date:	[—]

From:	Alcan [—]

to:	Name of Debtor

Dear Sirs,

We refer to the [supply/purchase] agreement dated [—] between [Name of Debtor] and Alcan [—] (the “Agreement”).

[Insert any relevant background information, if needed]

We write to inform you that we will be seeking to raise finance for our general corporate and other purposes and that we will obtain such financing by way of transferring, assigning or collateralizing receivables payable to us by our customers, including [Name of Debtor], notably pursuant to the Agreement.

In this context, we will be assigning, pledging, transferring or otherwise disposing of, by way of security or otherwise, some or all of our receivables arising (whether in the past, now or in the future) from the Agreement to one or more persons (which will be entities providing financing to the Alcan Engineered Products Group, being either (a) financial institutions or (b) special purpose entities funded by (i) financial institutions and/or (ii) the capital markets, in each case in the context of factoring/true sale arrangements, which are in line with general market standards) in connection with any such proposed financing and we kindly ask you (on your own behalf and for and on behalf of your European and Middle East affiliates from time to time party to the Agreement (whether in the past, now or in the future) (together, from time to time, your “Affiliates”)) to consent and agree to us doing so, if and to the extent such consent and agreement is required by the Agreement.

We also kindly ask you to confirm that, by your signature of this letter, each of your Affiliates from time to time party to the Agreement (whether in the past, now or in the future) will also have consented and agreed to and be bound by the matters contemplated by this letter.

Your (including those of your Affiliates) and our rights and obligations under the Agreement otherwise remain unchanged.

If you have any questions concerning this letter, please contact us at +[—].

Yours faithfully,

Alcan [—]

72208170	82

We hereby consent, on our own behalf and for and on behalf of our Affiliates (as defined in the above letter), whose consent and agreement and agreement to be bound we are duly authorized to give, to Alcan [—] assigning, pledging, transferring or otherwise disposing of, by way of security or otherwise, some or all of its receivables arising under the Purchase Agreement (as described and on the terms of the above letter).

duly authorized for and on behalf of [Name of Debtor] acting on our own behalf and for and on behalf of our Affiliates (as defined in the above letter)

72208170	83

ANNEX 11

COLLECTION ACCOUNTS

72208170	84

ANNEX 12

COLLECTABILITY LIST

ANDORRA	LITHUANIA
ARGENTINA	Luxembourg
ARUBA	MALAYSIA
AUSTRALIA	MALTA
AUSTRIA	MAURITIUS
BAHAMAS	MEXICO
BELGIUM	MONACO
BRAZIL	MOROCCO
BRUNEI DARRUSSALAM	NETHERLANDS
BULGARIA	NEW ZEALAND
CANADA	NORWAY
CHANNEL ISLANDS	PERU
CHILE	POLAND
COSTA RICA	Portugal including AZORES MADEIRA
CROATIA	ROMANIA
CYPRUS	RUSSIA
CZECH REPUBLIC	SAN MARINO
DENMARK	SINGAPORE
ESTONIA	SLOVAKIA
FINLAND	SLOVENIA
FRANCE & O. DPTS & TERRIT.	SOUTH AFRICA
GERMANY	SOUTH KOREA
GREECE	SPAIN
HONG KONG	SWEDEN
HUNGARY	SWITZERLAND
ICELAND	TAIWAN
INDIA	THAILAND
IRELAND AND NORTH IRELAND	TUNISIA
TURKEY
ITALY
JAPAN	UAE (Dubaï)
JORDAN	UNITED KINGDOM
LATVIA	USA
LIECHTENSTEIN

72208170	85

ANNEX 13

JURISDICTION MATRIX*

No.	Governing Law of the Transferred Receivable (Approved Law)	Jurisdiction of incorporation of the Debtor (Approved Jurisdiction)	Comments
1.	Austrian Law	European Union
2.	Austrian Law	Turkey
3.	Austrian Law	Canada (Ontario)
4.	Austrian Law	Jordan
5.	Austrian Law	UAE (Dubaï)**
6.	Austrian Law	USA (Tennessee)
7.	Austrian Law	Australia
8.	Austrian Law	Switzerland
9.	Belgian Law	European Union
10.	Belgian Law	Turkey
11.	Belgian Law	Canada (Ontario and Quebec)
12.	Belgian Law	Jordan
13.	Belgian Law	UAE (Dubaï)**
14.	Belgian Law	USA (State of Tennessee)
15.	Belgian Law	Australia
16.	Belgian Law	Switzerland
17.	Dutch Law	European Union
18.	Dutch Law	Turkey
19.	Dutch Law	Canada (Ontario and Quebec)
20.	Dutch Law	Jordan
21.	Dutch Law	UAE (Dubaï)**
22.	Dutch Law	USA (State of Tennessee)
23.	Dutch Law	Australia
24.	Dutch Law	Switzerland
25.	English Law	European Union
26.	English Law	Turkey
27.	English Law	Canada (Ontario and Quebec)
28.	English Law	Jordan
29.	English Law	South Korea
30.	English Law	UAE (Dubaï)**
31.	English Law	USA (State of Tennessee)
32.	English Law	Australia
33.	English Law	Switzerland
34.	French Law	European Union
35.	French Law	Turkey
36.	French Law	Canada (Ontario and Quebec)
37.	French Law	Jordan
38.	French Law	South Korea
39.	French Law	UAE (Dubaï)**
40.	French Law	USA (State of Tennessee)
41.	French Law	Australia
42.	French Law	Switzerland
43.	Italian Law	European Union
44.	Italian Law	Turkey
45.	Italian Law	Canada (Ontario and Quebec)
46.	Italian Law	Jordan
47.	Italian Law	UAE (Dubaï)**
48.	Italian Law	USA (State of Tennessee)
49.	Italian Law	Australia

72208170	86

No.	Governing Law of the Transferred Receivable (Approved Law)	Jurisdiction of incorporation of the Debtor (Approved Jurisdiction)	Comments
50.	Italian Law	Switzerland
51.	New York Law	European Union
52.	New York Law	Turkey
53.	New York Law	Canada (Ontario and Quebec)
54.	New York Law	Jordan
55.	New York Law	UAE (Dubaï)**
56.	New York Law	USA (State of Tennessee)
57.	New York Law	Australia
58.	New York Law	Switzerland
59.	Swiss Law	European Union
60.	Swiss Law	Turkey
61.	Swiss Law	Canada (Ontario and Quebec)
62.	Swiss Law	Jordan
63.	Swiss Law	UAE (Dubaï)**
64.	Swiss Law	USA (State of Tennessee)
65.	Swiss Law	Australia
66.	Swiss Law	Switzerland
67.	Laws of Quebec	European Union
68.	Laws of Quebec	Turkey
69.	Laws of Quebec	Canada (Ontario and Quebec)
70.	Laws of Quebec	Jordan
71.	Laws of Quebec	UAE (Dubaï)**
72.	Laws of Quebec	USA (State of Tennessee)
73.	Laws of Quebec	Australia
74.	Laws of Quebec	Switzerland

*	Based on the memorandum from Clifford Chance Europe LLP to Apollo Management International LLP (with a copy to the Factor) entitled “Jurisdiction Matrix” and dated 16 December 2010.
**	Subject to consent from any relevant Debtor(s) located in Dubaï other than Crown.

72208170	87

ANNEX 14

DECISION PROCESS CHARTS

72208170	88

72208170	89